Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

Chapter 11
In re:
Case No. 23-11962 (TMH)
NEAR INTELLIGENCE, INC., et al.,[1]
(Jointly Administered)
Debtors.

Ref. D.I. 22, 231, 243, 245, 288 304,
305, 323, 328, 336, 337

FINDINGS OF FACT, CONCLUSIONS OF LAW,

AND ORDER APPROVING ADEQUACY OF DISCLOSURES ON

A FINAL BASIS AND CONFIRMING THE MODIFIED THIRD AMENDED
COMBINED DISCLOSURE STATEMENT AND CHAPTER 11 PLAN OF LIQUIDATION OF
NEAR INTELLIGENCE, INC. AND ITS AFFILIATED DEBTORS
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Upon consideration of the Modified Third Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation of Near Intelligence, Inc. and Its Affiliated Debtors, dated March 13, 2024 [D.I. 336], attached hereto as Exhibit A (together with all exhibits thereto, and as may be amended, modified, or supplemented, the “Combined Disclosure Statement and Plan”), proposed by the debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”); and this Court having approved the Combined Disclosure Statement and Plan on an interim basis, for solicitation purposes only, by order dated February 5, 2024 [D.I. 243] (the “Solicitation Procedures Order”); and the Debtors having filed the Plan Supplement on February 27, 2024, March 11, 2024, and March 13, 2024 [D.I. 305, 328, 337] (as may be amended, modified, or supplemented, the “Plan Supplement”); and upon the affidavit of service filed reflecting compliance with the notice and solicitation requirements of the Solicitation Procedures Order [D.I. 311] (the “Notice Affidavit”); and upon the Notice of (I) Approval of Combined Disclosure Statement and Plan on an Interim Basis for Solicitation Purposes Only; and (II) The Hearing to Consider (A) Final Approval of the Combined Disclosure Statement and Plan as Containing Adequate Information and (B) Confirmation of the Combined Disclosure Statement and Plan [D.I. 246] (the “Combined Hearing Notice”); and upon the Declaration of Stanislav Kesler of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the First Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation of Near Intelligence, Inc. and Its Affiliated Debtors [D.I. 317], filed with this Court on March 8, 2024 (the “Voting Declaration”); and upon the Declaration of Jordan Fisher in Support of Confirmation of the Combined Disclosure Statement and Chapter 11 Plan of Liquidation of Near Intelligence, Inc. and Its Affiliated Debtors [D.I. 319] (the “Fisher Declaration”), filed with this Court on March 8, 2024; and upon the Memorandum of Law in Support of Confirmation of the Combined Disclosure Statement and Chapter 11 Plan of Liquidation of Near Intelligence, Inc. and Its Affiliated Debtors [D.I. 318], filed with this Court on March 8, 2024 (the “Confirmation Memorandum”); and any objections to the Combined Disclosure Statement and Plan having been resolved and/or overruled by this Court pursuant to this Confirmation Order; and the hearing to consider Confirmation of the Combined Disclosure Statement and Plan and final approval of the disclosures contained therein having been held on March 12, 2024 (the “Combined Hearing”); and upon the evidence adduced and proffered and the arguments of counsel made at the Combined Hearing; and this Court having reviewed all documents in connection with the Combined Hearing and having heard all parties desiring to be heard; and upon the record of the Chapter 11 Cases (as defined below); and after due deliberation and consideration of all of the foregoing; and sufficient cause appearing therefor; this Court hereby makes the following:

[1]	The Debtors in these chapter 11 cases, along with the last four digits of their federal tax identification numbers, to the extent applicable, are Near Intelligence, Inc. (7857), Near Intelligence LLC (7857), Near North America, Inc. (9078), and Near Intelligence Pte. Ltd. The Debtors’ headquarters is located at 100 W Walnut St., Suite A- 4, Pasadena, CA 91124.

Findings of Fact and Conclusions of Law

A. Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein, together with the findings of fact and conclusions of law set forth in the record of the Combined Hearing, constitute this Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, made applicable to these proceedings pursuant to Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent that any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Capitalized Terms. Capitalized terms used herein, but not defined herein, shall have the respective meanings attributed to such terms in the Combined Disclosure Statement and Plan, the Plan Supplement, and the Solicitation Procedures Order, as applicable.

C. Jurisdiction and Venue. This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and this Court may enter a final order consistent with Article III of the United States Constitution, and the Debtors consent to entry of this Confirmation Order under the Local Rules and Article III of the United States Constitution. Venue of these proceedings and the Chapter 11 Cases is proper in this district and in this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

D. Chapter 11 Petitions. On December 8, 2023 (the “Petition Date”), each of the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The Debtors continue to manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Chapter 11 Cases are being jointly administered for procedural purposes only pursuant to Bankruptcy Rule 1015(b). On December 22, 2023, the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed the Official Committee of Unsecured Creditors [D.I. 85] (the “Committee”). No party has requested the appointment of a trustee or examiner in the Chapter 11 Cases.

E. Judicial Notice. This Court takes judicial notice of the docket in the Chapter 11 Cases maintained by the Clerk of this Court and/or its duly appointed agent, including, without limitation, all pleadings, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before this Court during the Chapter 11 Cases, including, without limitation, the Combined Hearing.

F. Adequacy of Disclosures in the Combined Disclosure Statement and Plan. The Combined Disclosure Statement and Plan contains adequate and extensive material information regarding the Debtors and the Combined Disclosure Statement and Plan (and the transactions contemplated thereby) so that the parties entitled to vote on the Combined Disclosure Statement and Plan could make informed decisions regarding the Combined Disclosure Statement and Plan. The Combined Disclosure Statement and Plan contains “adequate information” as that term is defined in section 1125(a) of the Bankruptcy Code and complies with any applicable additional requirements of the Bankruptcy Code and Bankruptcy Rules.

G. Plan Supplement. Prior to the Combined Hearing, the Debtors filed the Plan Supplement. The Plan Supplement complies with the terms of the Combined Disclosure Statement and Plan, and the filing and notice of the Plan Supplement was appropriate and complied with the requirements of the Bankruptcy Code and the Bankruptcy Rules, and no other or further notice is or shall be required. The Debtors are authorized to modify the Plan Supplement documents following entry of this Confirmation Order in a manner consistent with this Confirmation Order and/or the Combined Disclosure Statement and Plan.

H. Mailing of Solicitation and Confirmation Materials. As is evidenced by the Voting Declaration and the Notice Affidavit, the transmittal and service of the Combined Disclosure Statement and Plan, the Ballots, the Combined Hearing Notice, and the Opt-Out Election Form were adequate and sufficient under the circumstances, and all parties required to be given notice of the Combined Disclosure Statement and Plan (including the deadline for filing and serving objections to final approval of the Combined Disclosure Statement and Plan as containing adequate information and Confirmation thereof) have been given due, proper, timely, and adequate notice thereof in accordance with the Solicitation Procedures Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, and applicable non-bankruptcy law, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice of the Combined Disclosure Statement and Plan and the Combined Hearing is required.

I. Voting. The procedures by which the Ballots for acceptance or rejection of the Combined Disclosure Statement and Plan were distributed and tabulated under the circumstances of the Chapter 11 Cases were fair, properly conducted, and complied with the Bankruptcy Code and the Bankruptcy Rules, applicable non-bankruptcy law and the Solicitation Procedures Order.

J. Bankruptcy Rule 3016. In accordance with Bankruptcy Rule 3016(a), the Combined Disclosure Statement and Plan is dated and identifies the Debtors as the plan proponents. In accordance with Bankruptcy Rule 3016(b), the Debtors appropriately filed the Combined Disclosure Statement and Plan with this Court.

K. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below, the Combined Disclosure Statement and Plan complies with all of the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

L. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). The classification of Claims and Interests under the Combined Disclosure Statement and Plan is proper under the Bankruptcy Code. In addition to Administrative Claims, Professional Fee Claims, DIP Loan Claims, Priority Tax Claims, and Quarterly Fees, which need not be classified, the Combined Disclosure Statement and Plan designates seven Classes of Claims and Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Combined Disclosure Statement and Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests. Thus, the Combined Disclosure Statement and Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

M. Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Section VII of the Combined Disclosure Statement and Plan specifies that Class 1 (Priority Non-Tax Claims) and Class 2 (Other Secured Claims) are Unimpaired under the Combined Disclosure Statement and Plan. Thus, section 1123(a)(2) of the Bankruptcy Code is satisfied.

N. Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Section 7 of the Combined Disclosure Statement and Plan designates Class 3 (Prepetition Loan Claims), Class 4 (General Unsecured Claims), Class 5 (Existing Securities Law Claims), Class 6 (Interests), and Class 7A (Intercompany Claims) and Class 7B (Intercompany Interests) as Impaired and specifies the treatment of Claims and Interests in such Classes. Thus, section 1123(a)(3) of the Bankruptcy Code is satisfied.

O. No Discrimination (11 U.S.C. § 1123(a)(4)). The Combined Disclosure Statement and Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Thus, section 1123(a)(4) of the Bankruptcy Code is satisfied.

P. Implementation of the Combined Disclosure Statement and Plan (11 U.S.C. § 1123(a)(5)). The Combined Disclosure Statement and Plan, including the provisions governing the Litigation Trust, provides adequate and proper means for the Combined Disclosure Statement and Plan’s implementation. Thus, section 1123(a)(5) of the Bankruptcy Code is satisfied.

Q. Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Combined Disclosure Statement and Plan does not provide for the issuance of non-voting securities, all Interests in the Debtors shall be cancelled and the Debtors’ corporate entities shall be wound down. Therefore, section 1123(a)(6) of the Bankruptcy Code is satisfied.

R. Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Section 9 of the Combined Disclosure Statement and Plan provides that the Litigation Trust shall be administered by the Litigation Trustee and the Litigation Trust Board, in accordance with the Combined Disclosure Statement and Plan and the Litigation Trust Agreement. Subject to paragraph 2 of this Order, the Litigation Trustee was designated by the DIP Agent and Prepetition Agent, in consultation with the Committee and acceptable to the Debtors, and shall be appointed as the trustee to the Litigation Trust as of the Effective Date or as soon as reasonably practicable thereafter. One member of the Litigation Trust Board was selected by the Committee, which member is reasonably acceptable to the DIP Agent and the Prepetition Agent, and two members of the Litigation Trust Board were selected by the DIP Agent and the Prepetition Agent in consultation with the Committee; provided, that, the Litigation Trustee must obtain unanimous consent from the members of the Litigation Trust Board before pursuing (or refusing to pursue) any Claims objections and settlements with respect to General Unsecured Claims, which are not Prepetition Loan Claims, that are asserted or scheduled in the amount of $200,000 or higher. Prior to the Effective Date, the Debtors, the Committee, and the Prepetition Lenders shall use reasonable efforts to identify and agree upon Claims that the Litigation Trustee will seek to object to and/or settle. The Litigation Trustee shall oversee the Litigation Trust and the implementation of the Combined Disclosure Statement and Plan, pursue and litigate the Litigation Trust Assets (including the Retained Causes of Action), and oversee and implement the wind-down of the Estates. The Litigation Trustee and Litigation Trust Board shall be vested with the power to act for the Debtors in the same capacity as applicable to a board of directors and officers, subject to the provisions of the Combined Disclosure Statement and Plan and the Litigation Trust Agreement (and all articles of incorporation or amendments, by-laws, governing documents, and related documents, as applicable, are deemed amended pursuant to the Combined Disclosure Statement and Plan to permit and authorize the same). From and after the Effective Date, the Litigation Trustee and Litigation Trust Board shall be deemed officers, representatives, and directors of, and shall act for, each of the Debtors and their Estates.

S. Additional Combined Disclosure Statement and Plan Provisions (11 U.S.C. § 1123(b)). The Combined Disclosure Statement and Plan provisions are appropriate, in the best interests of the Debtors and their Estates, and consistent with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

T. Executory Contracts (11 U.S.C. § 1123(b)(1), (b)(2)). The Debtors have exercised reasonable business judgment in determining to either assume, assume and assign, or reject each of the Debtors’ remaining Executory Contracts as provided for in the Combined Disclosure Statement and Plan, the Plan Supplement, and this Confirmation Order, and any such determinations are justified and appropriate under the circumstances.

U. Compromises and Settlements Under and in Connection with the Combined Disclosure Statement and Plan (11 U.S.C. § 1123(b)(3)(A)). All of the settlements and compromises pursuant to and in connection with the Combined Disclosure Statement and Plan, including the Plan Settlement, comply with the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019.

V. Releases, Exculpations, and Injunctions (11 U.S.C. § 1123(b)(3)(B)). Under the facts and circumstances of the Chapter 11 Cases, the releases, exculpations, and injunctions provided for in the Combined Disclosure Statement and Plan are, subject to the terms and limitations set forth in the Combined Disclosure Statement and Plan: (i) within the jurisdiction of this Court under 28 U.S.C. § 1334, (ii) an appropriate exercise of the Debtors’ business judgment, (iii) integral elements of the transactions incorporated into the Combined Disclosure Statement and Plan and inextricably bound with the other provisions of the Combined Disclosure Statement and Plan, (iv) in exchange for good and valuable consideration provided by the Released Parties, (v) in the best interests of the Debtors, the Estates, and all holders of Claims and Interests that are Releasing Parties, (vi) fair, equitable, and reasonable, (vii) given and made after due notice and an opportunity to object, opt-out, and be heard with respect thereto, (viii) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code and other applicable law, and (ix) a bar to any of the Releasing Parties asserting any released claim against any of the Released Parties as and to the extent provided for in the Combined Disclosure Statement and Plan and this Confirmation Order. For the avoidance of doubt, any defendant in the MobileFuse Litigation that is MobileFuse, its affiliates, or a current or former manager, member, officer or employee of MobileFuse (collectively, the “MobileFuse Parties”) is not, and shall not be deemed to be, a Releasing Party.

W. Combined Disclosure Statement and Plan Compliance with Bankruptcy Code (11 U.S.C. § 1123(b)(5)). In accordance with section 1123(b)(5) of the Bankruptcy Code, Section 7 of the Combined Disclosure Statement and Plan modifies or leaves unaffected, as the case may be, the rights of holders of Claims and Interests in each Class.

X. Combined Disclosure Statement and Plan Compliance with Bankruptcy Code (11 U.S.C. § 1123(b)(6)). In accordance with section 1123(b)(6) of the Bankruptcy Code, the Combined Disclosure Statement and Plan includes various additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code.

Y. Modifications to the Combined Disclosure Statement and Plan (11 U.S.C. § 1127(a)). The modifications to the solicitation version of the Combined Disclosure Statement and Plan do not adversely change the treatment of any Class in a material manner. Therefore, the Combined Disclosure Statement and Plan does not require additional disclosure under sections 1125 or 1127(a) of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor does it require that holders of Claims be afforded an opportunity to change previously cast acceptances or rejections. The Classes that accepted the solicitation version of the Combined Disclosure Statement and Plan are deemed to have accepted the Combined Disclosure Statement and Plan and additional notice under Bankruptcy Rule 3019(a) is not required.

Z. Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Pursuant to section 1129(a)(2) of the Bankruptcy Code, the Debtors have complied with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1122, 1123, 1124, 1125, and 1126 of the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order governing notice, disclosure, and solicitation in connection with the Combined Disclosure Statement and Plan, the Plan Supplement, and all other matters considered by this Court in connection with the Chapter 11 Cases.

AA. Combined Disclosure Statement and Plan Proposed in Good Faith and Not by Means Forbidden by Law (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Combined Disclosure Statement and Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Combined Disclosure Statement and Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Combined Disclosure Statement and Plan itself, and the process leading to its formulation. The Combined Disclosure Statement and Plan is the result of extensive arm’s length negotiations among the Debtors, the Committee, the U.S. Trustee, the Prepetition Lenders, the DIP Lenders, the SEC (as defined below) and other key stakeholders. The Combined Disclosure Statement and Plan promotes the objectives and purposes of the Bankruptcy Code.

BB. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The procedures set forth in the Combined Disclosure Statement and Plan for this Court’s approval of the fees, costs, and expenses to be paid in connection with the Chapter 11 Cases, or in connection with the Combined Disclosure Statement and Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

CC. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). In accordance with the Combined Disclosure Statement and Plan, the Debtors’ corporate entities will be wound down and, pursuant to Section 9.4 of the Combined Disclosure Statement and Plan, upon the occurrence of the Effective Date, each of the Debtors’ directors and officers shall be terminated automatically (except to the extent retained by the Litigation Trustee, subject to a separate agreement with the Litigation Trustee). Subject to paragraph 2 of this Order, the identity of the Litigation Trustee has been disclosed as part of the Plan Supplement, and is consistent with the interests of holders of Claims and Interests and with public policy. Thus, the Combined Disclosure Statement and Plan satisfies section 1129(a)(5) of the Bankruptcy Code.

DD. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The “best interests” test is satisfied as to all Impaired Classes under the Combined Disclosure Statement and Plan, as each holder of a Claim or Interest in such Impaired Classes will receive or retain property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

EE. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Priority Non- Tax Claims) and Class 2 (Other Secured Claims) are left unimpaired under the Combined Disclosure Statement and Plan. Class 3 (Prepetition Loan Claims) and Class 4 (General Unsecured Claims)2 have voted to accept the Combined Disclosure Statement and Plan in accordance with the Bankruptcy Code, thereby satisfying section 1129(a)(8) as to those Classes. Class 5 (Existing Securities Law Claims), Class 6 (Interests), Class 7A (Intercompany Claims) and Class 7B (Intercompany Interests) are deemed to have rejected the Combined Disclosure Statement and Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, section 1129(a)(8) of the Bankruptcy Code has not and cannot be satisfied. The Combined Disclosure Statement and Plan, however, is still confirmable because it satisfies the nonconsensual confirmation provisions of section 1129(b), as set forth below.

[2]	With respect to Debtor Near Intelligence LLC, Class 4 failed to submit any Ballots and is deemed to have accepted the Combined Disclosure Statement and Plan with respect to such Debtor. See In re Accuride Corp., No. 09- 13449 BLS, 2010 WL 5093173, at *6 (Bankr. D. Del. Feb. 18, 2010) (“Class 4A failed to submit any Ballots and is deemed to have accepted the Plan.”); see also In re Ruti–Sweetwater, Inc., 836 F.2d 1263 (10th Cir.1988) (inaction by a non-voting single class creditor constitutes acceptance by the class); In re Adelphia Communs. Corp., 368 B.R. 140 (Bankr.S.D.N.Y.2007) (following Ruti–Sweetwater in holding that a non-voting class is deemed to have accepted the plan).

FF. Treatment of Administrative Claims, Professional Fee Claims, Priority Tax Claims, DIP Loan Claims and U.S. Trustee Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, Professional Fee Claims, DIP Loan Claims, Priority Tax Claims, and Quarterly Fees pursuant to Sections 2 and 6 of the Combined Disclosure Statement and Plan satisfies section 1129(a)(9) of the Bankruptcy Code.

GG. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 3 (Prepetition Loan Claims) and Class 4 (General Unsecured Claims) are Impaired Classes of Claims that voted to accept the Combined Disclosure Statement and Plan with respect to each of the Debtors, determined without including any acceptance of the Combined Disclosure Statement and Plan by any insider. Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied.

HH. Feasibility (11 U.S.C. § 1129(a)(11)). The evidence supporting the Combined Disclosure Statement and Plan proffered or adduced by the Debtors at, or prior to, or in declarations filed in connection with the Combined Hearing establish that the Debtors have the wherewithal to make all payments and otherwise comply with their financial commitments under the Combined Disclosure Statement and Plan.

II. Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees payable under 28 U.S.C. § 1930 have been paid or will be paid on or before the Effective Date pursuant to the Combined Disclosure Statement and Plan, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

JJ. Miscellaneous Provisions (11 U.S.C. §§ 1129 (a)(6), 1129(a)(13)–(16)). Sections 1129(a)(6), (a)(13)–(16) of the Bankruptcy Code are inapplicable to Confirmation, as the Debtors (i) will not have any businesses involving the establishment of rates (section 1126(a)(6)), (ii) are not obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) (section 1129(a)(13)), (iii) have no domestic support obligations (section 1129(a)(14)), (iv) are not individuals (section 1129(a)(15)), and (v) are not nonprofit corporations (section 1129(a)(16)).

KK. No Unfair Discrimination; Fair and Equitable Treatment (11 U.S.C. § 1129(b)). The classification and treatment of Claims and Interests in Class 5 (Existing Securities Law Claims), Class 6 (Interests), Class 7A (Intercompany Claims) and Class 7B (Intercompany Interests), which are deemed to have rejected the Combined Disclosure Statement and Plan, is proper pursuant to section 1122 of the Bankruptcy Code, does not discriminate unfairly, and is fair and equitable pursuant to section 1129(b)(1) of the Bankruptcy Code. There is no Class of Claims or Interests junior to the holders of Claims and Interests in Class 5, Class 6, Class 7A and Class 7B that will receive or retain property under the Combined Disclosure Statement and Plan on account of their Claims or Interests. Accordingly, the Combined Disclosure Statement and Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to each Class that is deemed to have rejected the Combined Disclosure Statement and Plan. Thus, the Combined Disclosure Statement and Plan satisfies section 1129(b) of the Bankruptcy Code.

LL. Only One Plan (11 U.S.C. § 1129(c)). The Combined Disclosure Statement and Plan is the only chapter 11 plan currently proposed in the Chapter 11 Cases, and section 1129(c) of the Bankruptcy Code is therefore satisfied.

MM. Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Combined Disclosure Statement and Plan is neither the avoidance of taxes, nor the avoidance of the application of section 5 of the Securities Act of 1933, and no governmental unit has objected to Confirmation on any such grounds. Accordingly, section 1129(d) of the Bankruptcy Code is inapplicable.

NN. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Combined Disclosure Statement and Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code and should be confirmed.

OO. Good Faith Solicitation (11 U.S.C. § 1125(e)). The Debtors and their officers, directors, employees, advisors, Professionals, and agents have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code, and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order in connection with all of their respective activities relating to the solicitation of acceptances of the Combined Disclosure Statement and Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the release, injunction and exculpation provisions set forth in Section 14 of the Combined Disclosure Statement and Plan and in this Confirmation Order.

PP. Retention of Jurisdiction. This Court retains jurisdiction over the matters set forth in Section 15 of the Combined Disclosure Statement and Plan and/or section 1142 of the Bankruptcy Code. For the avoidance of doubt, the rights of all parties are reserved with respect to the jurisdiction of the Bankruptcy Court over the MobileFuse Litigation.

Based upon the foregoing findings, and upon the record made before this Court at the Combined Hearing, and good and sufficient cause appearing therefor, it is hereby ORDERED, ADJUDGED AND DECREED THAT:

Adequacy of Disclosures in the Combined Disclosure Statement and Plan

1. The Combined Disclosure Statement and Plan is approved on a final basis as having adequate information as contemplated by section 1125(a)(1) of the Bankruptcy Code and sufficient information of a kind necessary to satisfy the disclosure requirements of any applicable non-bankruptcy laws, rules, and regulations.

Confirmation of the Combined Disclosure Statement and Plan

2. The Combined Disclosure Statement and Plan, as and to the extent modified by this Confirmation Order, is approved and confirmed pursuant to section 1129 of the Bankruptcy Code; provided that, the Effective Date shall not occur prior to the Debtors’ filing of a notice identifying the Litigation Trustee and the Litigation Trustee’s compensation, which notice shall be included in the notice of occurrence of the Effective Date. All objections to Confirmation and the Combined Disclosure Statement and Plan not otherwise withdrawn, resolved, or otherwise disposed of are overruled and denied on the merits.

3. The terms of the Combined Disclosure Statement and Plan are incorporated by reference into (except to the extent modified by this Confirmation Order), and are an integral part of, this Confirmation Order. Each provision of the Combined Disclosure Statement and Plan, as modified by this Confirmation Order, is authorized and approved and shall have the same validity, binding effect, and enforceability as every other provision of the Combined Disclosure Statement and Plan. The terms of the Combined Disclosure Statement and Plan, as modified by any modifications made at the Combined Hearing, are incorporated by reference into and are an integral part of this Confirmation Order. The failure specifically to describe, include, or refer to any particular article, section, or provision of the Combined Disclosure Statement and Plan, Plan Supplement, or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, and the Combined Disclosure Statement and Plan, the Plan Supplement, and all related documents are approved and confirmed in their entirety as if set forth verbatim in this Confirmation Order.

Conditions Precedent

4. The Effective Date shall not occur unless the conditions precedent set forth in Section 13.1 of the Combined Disclosure Statement and Plan have been satisfied or waived in accordance with Section 13.3 of the Combined Disclosure Statement and Plan.

Compromises and Settlements Under the Combined Disclosure Statement and Plan

5. Pursuant to section 1123 of the Bankruptcy Code, upon the Effective Date, all settlements and compromises set forth in the Combined Disclosure Statement and Plan, including the Plan Settlement, are approved in all respects, and constitute good faith compromises and settlements.

Classification and Treatment

6. The Combined Disclosure Statement and Plan’s classification scheme is approved. The classifications set forth on the Ballots (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Combined Disclosure Statement and Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Combined Disclosure Statement and Plan for distribution purposes, (c) may not be relied upon by any holder as representing the actual classification of such Claim under the Combined Disclosure Statement and Plan for distribution purposes, and (d) shall not be binding on the Debtors, and/or the Litigation Trustee, as applicable, except for the purpose of voting on the Combined Disclosure Statement and Plan.

Authorization to Implement the Combined Disclosure Statement and Plan

7. The Debtors and/or the Litigation Trustee, as applicable, are authorized to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate the Combined Disclosure Statement and Plan and to execute, enter into, or otherwise make effective all documents arising in connection therewith, prior to, on, and after the Effective Date, all without further action under applicable law, regulation, order, or direction by the pre-Effective Date shareholders or board of directors of the Debtors.

8. On or after the Effective Date, the officers of the Debtors or Litigation Trustee, as applicable, are authorized to do all things and to execute and deliver all agreements, documents, instruments, notices, and certificates as are contemplated by the Combined Disclosure Statement and Plan and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtors, all without further action under applicable law, regulation, order, or direction by the pre-Effective Date shareholders or board of directors of the Debtors.

9. The Debtors or the Litigation Trustee (as applicable) are authorized to adjust, continue, settle, reinstate, discharge or eliminate all Allowed Intercompany Claims and Intercompany Interests, in each case to the extent the Debtors or the Litigation Trustee deem appropriate, with the prior consent of the Prepetition Agent.

10. The approvals and authorizations specifically set forth in this Confirmation Order are not intended to limit the authority of the Litigation Trustee, the Debtors, or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Combined Disclosure Statement and Plan or this Confirmation Order.

Enforceability of the Combined Disclosure Statement and Plan

11. Pursuant to sections 1123(a), 1141(a) and 1142 of the Bankruptcy Code, the Combined Disclosure Statement and Plan and all related documents (including, but not limited to, the Litigation Trust Agreement) shall be, and hereby are, valid, binding and enforceable.

12. On the Effective Date, the Debtors shall irrevocably transfer and shall be deemed to have irrevocably transferred to the Litigation Trust all of their rights, title, claims, defenses, and interest in and to all of the Litigation Trust Assets free and clear of all liens, claims, and encumbrances, except to the extent otherwise provided in the Combined Disclosure Statement and Plan or this Confirmation Order, in accordance with section 1141 of the Bankruptcy Code; and such transfer shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use, or other similar tax.

The Litigation Trust

13. Litigation Trustee. On the Effective Date, the Litigation Trust, in accordance with the terms of the Litigation Trust Agreement and the Combined Disclosure Statement and Plan, shall be established for the benefit of the Litigation Trust Beneficiaries. Pursuant to the Combined Disclosure Statement and Plan and the Litigation Trust Agreement, all of the Litigation Trust Assets shall be deemed to have been vested in the Litigation Trust on the Effective Date, without the necessity of any further order of this Court. The Litigation Trustee may use, acquire and dispose of property in accordance with the terms of the Litigation Trust Agreement and the Combined Disclosure Statement and Plan and shall have the exclusive right, authority, and standing to initiate, file, prosecute, abandon, compromise, settle, withdraw, litigate to judgment or release any Claims and Causes of Action that are Litigation Trust Assets or to take, or to refrain from taking, any other action which the Litigation Trustee, in consultation with the Litigation Trust Board as required under the Litigation Trust Agreement, which the Litigation Trustee deems necessary or desirable, in each case in accordance with the wind-down budget reflected in the Current DIP Budget (as defined in the Final DIP Order), and without supervision of or approval by the Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Combined Disclosure Statement and Plan, the Litigation Trust Agreement or this Confirmation Order. The Litigation Trustee shall be the representative of the Estate as that term is used in section 1123(b)(3)(B) of the Bankruptcy Code with respect to the rights, powers, authority, and responsibilities specified in the Combined Disclosure Statement and Plan, this Confirmation Order and the Litigation Trust Agreement and except as provided in the Combined Disclosure Statement and Plan, the Litigation Trust Agreement or this Confirmation Order, the Litigation Trustee shall be the Debtors’ successor in interest with respect to the Litigation Trust Assets and all actions, claims, defenses, rights, or interests constituting Litigation Trust Assets are preserved and retained and may be enforced by the Litigation Trustee as the representative of the Estates pursuant to section 1123(b)(3(B) of the Bankruptcy Code.

14. Litigation Trust Agreement. The formation, rights, powers, duties, structure, obligations and other matters pertaining to the Litigation Trustee shall be governed by the Litigation Trust Agreement, the Combined Disclosure Statement and Plan and this Confirmation Order. The terms of the Litigation Trust Agreement are consistent with the Combined Disclosure Statement and Plan and this Confirmation Order, fair, reasonable and in the best interest of the Debtors, their Estates, creditors, and other parties in interest. The Litigation Trust Agreement is approved, subject to any amendments permitted under the Combined Disclosure Statement and Plan, the Litigation Trust Agreement, and this Confirmation Order. The terms of the Litigation Trust, the selection and appointment of the Litigation Trustee, and the members of the Litigation Trust Board and the terms of the Litigation Trustee’s and the Litigation Trust Board’s compensation are fair, equitable and reasonable and in the best interest of the Debtors, their Estates, creditors, and other parties in interest. Pursuant to the Combined Disclosure Statement and Plan, the Court shall retain jurisdiction over the Litigation Trust.

Executory Contracts

15. The assumption of the Executory Contracts identified on the Assumption Schedule is approved.

16. Except for any Executory Contract that (i) has already been assumed and assigned; (ii) as of the Effective Date is subject to a pending motion to assume or assume and assign such Executory Contract; (iii) is a contract, release, or other agreement or document entered into in connection with the Combined Disclosure Statement and Plan; (iv) is a D&O Policy or an insurance policy; or (v) is identified for assumption on the Assumption Schedule included in the Plan Supplement, each of the Debtors’ remaining Executory Contracts shall be deemed rejected as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code and such rejections are approved.

17. Each Executory Contract assumed pursuant to the Combined Disclosure Statement and Plan or by Order of this Court, and not assigned to a third party on or prior to the Effective Date, shall be assumed by the Wind-Down Estates, and any proceeds and/or receivables owed to the Wind-Down Estates under any Executory Contract shall be deemed a Litigation Trust Asset.

18. Unless otherwise provided by a Court order, any Proofs of Claim based on the rejection of the Debtors’ Executory Contracts pursuant to the Combined Disclosure Statement and Plan or otherwise must be filed with the Court and served on the Litigation Trustee no later than thirty (30) days after the earlier of (i) notice of entry of an order approving the rejection of such Executory Contract; and (ii) notice of occurrence of the Effective Date. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts shall be classified as Class 4 General Unsecured Claims, except as otherwise provided by order of the Court. Any Allowed Claims arising from the rejection of the Executory Contracts that are not timely filed pursuant to Section 12.2 of the Combined Disclosure Statement and Plan shall be forever disallowed and barred.

Administrative Claims

19. Except as otherwise set forth in Section 6.1 of the Combined Disclosure Statement and Plan, requests for payment of Administrative Claims must be filed with the Court and served on the Debtors, the Litigation Trustee, the Claims Agent, and the U.S. Trustee, so as to be received by the Administrative Claim Bar Date. Such proof of Administrative Claim must include at a minimum: (i) the name of the applicable Debtor that is purported to be liable for the Administrative Claim; (ii) the name of the holder of the Administrative Claim; (iii) the amount of the Administrative Claim; (iv) the basis of the Administrative Claim; and (v) supporting documentation for the Administrative Claim. FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE CLAIM TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE CLAIM BEING FOREVER BARRED AND RELEASED.

Professional Fees Account and Fee Claims

20. In accordance with Section 6.1 of the Combined Disclosure Statement and Plan, on the Effective Date, the Debtors shall be authorized to transfer custody of the Professional Fee Reserve Account to the Litigation Trust and the Debtors or the Litigation Trustee, as applicable, shall fund the Professional Fee Reserve Account with cash equal to the Professional Fee Reserve Amount. Professionals Fee Claims shall be paid in Cash from funds held in the Professional Fee Reserve Account when such Claims are Allowed by a Final Order of the Court. Neither the Debtors’ nor the Litigation Trust’s obligations to pay Professional Fee Claims shall be limited nor be deemed limited to funds held in the Professional Fee Reserve Account.

21. All final applications for payment of Professional Fee Claims must be filed with this Court and served on the Debtors, counsel to the Debtors, counsel to the Committee, counsel to the Prepetition Lenders, the Litigation Trustee, counsel to the Prepetition Lenders, and the U.S. Trustee by the Professional Fee Claims Bar Date. Each holder of an Allowed Professional Fee Claim shall be paid in Cash from the Professional Fee Reserve Account in an amount equal to such Allowed Professional Fee Claim as soon as reasonably practicable following the date upon which such Claim becomes Allowed, unless such holder shall agree to a different treatment of such Claim. Professionals shall only be required to file a final fee application and do not need to file an interim fee application.

22. The funds in the Professional Fee Reserve Account shall be used solely for the payment of Allowed Professional Fee Claims in accordance with Section 6 of the Combined Disclosure Statement and Plan. Until payment in full of all Allowed Professional Fee Claims, funds held in the Professional Fee Reserve Account shall not be considered Litigation Trust Assets or otherwise property of the Litigation Trust, the Debtors, their Estates, or any other party. Any funds remaining in the Professional Fee Reserve Account after all required payments have been made shall promptly be released from such escrow and shall be returned to the Prepetition Lenders without any further action or order of the Court.

Release, Injunction, Exculpation and Related Provisions

23. The release, injunction, exculpation, and related provisions set forth in Section 14 of the Combined Disclosure Statement and Plan are hereby approved and authorized in their entirety, and such provisions are effective and binding on all Entities as and to the extent provided for therein. Notwithstanding any provision in the Combined Disclosure Statement and Plan, any Plan-related document, this Order or the Litigation Trust Agreement to the contrary, the MobileFuse Parties, in response to the MobileFuse Litigation, shall have the right (to the extent such right existed as of the date hereof or arose thereafter) to raise, assert and prosecute: (a) any counter-claim, cross-claim, or third-party claim against any person or entity and (b) any defense and affirmative defense, including set-off and recoupment. The rights of all parties are reserved with respect to the merits of such counter-claims, cross-claims, third-party claims, or defenses. For the avoidance of doubt, the transfer from the Debtors to the Litigation Trust of standing and the right to pursue the MobileFuse Litigation shall not affect, in any manner, including the mutuality of debt requirement necessary to assert setoff, the right of the defendants in the MobileFuse Litigation to assert the rights set forth in (a) and (b).

Payment of Statutory Fees

24. All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, any and all Quarterly Fees shall be paid when due and payable. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Litigation Trustee and each of the Wind-Down Estates shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors, the Wind-Down Estates, and the Litigation Trustee shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Claim in the case, and shall not be treated as providing any release under the Combined Disclosure Statement and Plan with respect to payment of the Quarterly Fees.

United States Interests

25. Notwithstanding any provision to the contrary in the Combined Disclosure Statement and Plan, the Plan Supplement, this Order or any implementing Combined Disclosure Statement and implementing Combined Disclosure Statement and Plan documents (collectively, the “Documents”): (x) Nothing in the Documents shall: (1) discharge, release, enjoin, impair or otherwise preclude (a) any liability to a Governmental Unit that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code (a “claim”), (b) any claim of a Governmental Unit arising after the Effective Date, or (c) any liability of any entity or person under police or regulatory statutes or regulations to any Governmental Unit as the owner, lessor, lessee or operator of property or rights to property that such entity owns, operates or leases after the Effective Date; (2) release, nullify, preclude or enjoin the enforcement of any police or regulatory power; (3) modify the scope of Bankruptcy Code Section 505; (4) confer jurisdiction to the Bankruptcy Court with respect to the claims, liabilities and Causes of Action of the United States, except to the extent set forth in 28 U.S.C. § 1334 (as limited by any other provisions of the United States Code); (5) release, enjoin, impair or discharge any non-Debtors from any claim, liability, suit, right or Cause of Action of the United States; (6) affect any setoff or recoupment rights of the United States and such rights are preserved; (7) require the United States to file an administrative claim in order to receive payment for any liability described in Section 503(b)(1)(B) and (C) pursuant to Section 503(b)(1)(D) of the Bankruptcy Code; (8) constitute an approval or consent by the United States without compliance with all applicable legal requirements and approvals under non-bankruptcy law; (9) be construed as a compromise or settlement of any liability, claim, Cause of Action or interest of the United States; (10) modify the scope of Section 502 of the Bankruptcy Code with respect to the claims of the United States; (11) cause the filing of any claim, including but not limited to amended claims, by the United States to be automatically disallowed and expunged; or (12) enjoin or estop the United States from asserting against the Debtors claims, liabilities and obligations assumed by the Purchaser that the United States would otherwise be entitled to assert against the Debtors and the Debtors’ estates under applicable law; and (y) liens securing claims of the United States shall be retained until the claim, with interest, is paid in full. Administrative expense claims of the United States allowed pursuant to the Combined Disclosure Statement and Plan or the Bankruptcy Code shall be paid in accordance with section 1129(a)(9)(A) of the Bankruptcy Code and accrue interest and penalties as provided by non-bankruptcy law until paid in full. Priority Tax Claims of the United States allowed pursuant to the Combined Disclosure Statement and Plan or the Bankruptcy Code will be paid in accordance with section 1129(a)(9)(C) of the Bankruptcy Code. To the extent allowed Priority Tax Claims (including any penalties, interest, or additions to tax entitled to priority under the Bankruptcy Code) are not paid in full in cash on the Effective Date, then such Priority Tax Claims shall accrue interest commencing on the Effective Date at the rate set forth in Section 511 of the Bankruptcy Code. Moreover, nothing shall affect a release, injunction or otherwise preclude any claim whatsoever against any Debtor or any of the Debtors’ Estates by or on behalf of the United States for any liability arising a) out of pre-petition or post-petition tax periods for which a return has not been filed or b) as a result of a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax period. Further, nothing shall enjoin the United States from amending any claim against any Debtor or any of the Debtors’ Estates with respect to any tax liability a) arising out of pre-petition or post-petition tax periods for which a tax return has not been filed or b) from a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax period. Any liability arising a) out of pre- petition or post-petition tax periods for which a return has not been filed or b) as a result of a pending audit or audit which may be performed with respect to any pre-petition or post-petition tax period shall be paid in accordance with 1129(a)(9)(A) and (C) of the Bankruptcy Code. Without limiting the foregoing but for the avoidance of doubt, nothing contained in the Documents shall be deemed to bind the United States to any characterization of any transaction for tax purposes or to determine the tax liability of any person or entity, including, but not limited to, the Debtors and the Debtors’ estates, nor shall the Documents be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of this Combined Disclosure Statement and Plan, nor shall anything in the Documents be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under Section 505 of the Bankruptcy Code.

SEC Matters

26. Notwithstanding any language to the contrary in the Combined Disclosure Statement and Plan and/or this Confirmation Order, no provision shall (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or, (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceeding or investigations against any non-debtor person or non-debtor entity in any forum.

27. Notwithstanding anything to the contrary in the Combined Disclosure Statement and Plan or this Confirmation Order, nothing in the Combined Disclosure Statement and Plan or this Confirmation Order shall affect the obligations of the Debtors, the Litigation Trust, Litigation Trustee, and/or any transferee or custodian to maintain all books and records that are subject to any SEC subpoena, document preservation letter, or other investigative request wherever those records are located.

Plan Settlement

28. The evidence establishes that it is in the best interests of the Debtors’ stakeholders to resolve the Committee Challenge Rights on the terms set forth in the Combined Disclosure Statement and Plan, including the Plan Settlement. In addition, sound business justifications exist for the Debtors, the Committee, and the Prepetition Secured Parties to enter into the Plan Settlement. Each component of the Plan Settlement is an integral, integrated, and inextricably linked part of the Combined Disclosure Statement and Plan that is not severable from the entirety of the Combined Disclosure Statement and Plan. Accordingly, the parties have met their burden of proving that the Plan Settlement is fair, reasonable, and in the best interests of the Estates.

Litigation Trust Beneficial Interests

29. The Litigation Trust Interests to be issued to the Litigation Trust Beneficiaries under the Combined Disclosure Statement and Plan are being issued pursuant to section 1145 of the Bankruptcy Code and the offering, issuance, and distribution of the Litigation Trust Interests pursuant to the Combined Disclosure Statement and Plan and the Litigation Trust Agreement shall be exempt pursuant to section 1145 of the Bankruptcy Code from, among other things, the registration and/or prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local or other law requiring registration and/or delivery of prospectuses prior to the offering, issuance, distribution, or sale of securities. The Litigation Trust Interests shall not be represented by units or certificates, or be transferable or assignable, except by will or intestate succession or as otherwise determined by the Litigation Trustee in accordance with all applicable securities law.

30. Within five (5) business days after a Class 4 General Unsecured Claim becomes an Allowed Claim under the Combined Disclosure Statement and Plan, the Debtors or the Litigation Trustee, as applicable, shall cause a notice to be served on the Holder of such Allowed Class 4 General Unsecured Claim, in form reasonably acceptable to the Litigation Trustee and the Committee or the member of the Litigation Trust Board that is designated by the Committee, as applicable, informing such Holder of its right under the Combined Disclosure Statement and Plan to elect to receive Litigation Trust Interests on account of its Allowed General Unsecured Claim, and that not timely making such election will result in such Holder receiving, in full and final satisfaction of such Holder’s Allowed General Unsecured Claim, such Holder’s Pro Rata Share of the GUC Cash Pool in accordance with the Combined Disclosure Statement and Plan. Such notice must provide no less than thirty (30) days for each Holder to make the election, which election may be made either via submission of an election form via U.S. Mail or by online submission through the Debtors’ claims agent’s website.

Dissolution of the Committee

31. On the Effective Date, the Committee shall dissolve and the members thereof and the professionals retained by the Committee shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases; provided, however, that after the Effective Date, the Committee shall continue to exist and have standing and a right to be heard for the following limited purposes: (a) applications, and any relief related thereto, for payment of Professional Fee Claims or expense reimbursements for members of the Committee; and (b) any appeal pending as of the Effective Date or filed thereafter, the outcome of which could affect the treatment of prepetition creditors (including Holders of Allowed Priority Claims and 503(b)(9) Claims), including, but not limited to, any cases, controversies, suits or disputes arising in connection with the Consummation, interpretation, implementation or enforcement of the Combined Disclosure Statement and Plan or the Confirmation Order.

Termination of Professionals

32. On the Effective Date, the engagement of each Professional retained by the Debtors shall be terminated without further order of the Court or act of the parties unless otherwise agreed to by the Debtors and such Professional; provided, however, that (a) such Professional shall be entitled to prosecute their respective Professional Fee Claims and represent their respective constituents with respect to applications for payment of such Professionals Fee Claims, and (b) nothing herein or in the Combined Disclosure Statement and Plan shall prevent the Litigation Trustee from retaining any such Professional on or after the Effective Date, which retention shall not require Court approval.

Binding Effect on all Parties

33. Subject to the occurrence of the Effective Date, the Combined Disclosure Statement and Plan and this Confirmation Order shall be binding and inure to the benefit of the Debtors, the Litigation Trustee, the Released Parties, all present and former holders of Claims and Interests, and their respective successors and assigns. Except as expressly provided in the Combined Disclosure Statement and Plan, all agreements, instruments and other documents filed in connection with the Combined Disclosure Statement and Plan shall be given full force and effect, and shall bind all parties referred to therein as of the Effective Date, whether or not such agreements are actually issued, delivered, or recorded on the Effective Date or thereafter and whether or not a party has actually executed such agreement.

34. Effective as of and subject to the occurrence of the Effective Date and subject to the terms of the Combined Disclosure Statement and Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before the Court as of the Effective Date that ultimately are granted shall be binding upon and shall inure to the benefit of the Debtors, the Litigation Trustee, and their respective successors and assigns.

Modifications

35. Without the need for a further order or authorization of this Court, but subject to the express provisions of this Confirmation Order, the Debtors shall be authorized and empowered as may be necessary to make non-material modifications to the documents filed with the Court, including the various documents included in the Plan Supplement and the Combined Disclosure Statement and Plan, in each case, only in accordance with and subject to the terms of the Combined Disclosure Statement and Plan. For the avoidance of doubt, the evidentiary record for the Combined Hearing is closed, and the evidentiary record shall not be amended, modified or supplemented.

Notice of Entry of Confirmation Order and Effective Date

36. Pursuant to Bankruptcy Rules 2002 and 3020(c), the Debtors are hereby authorized to serve a notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (the “Notice of Confirmation and Effective Date”) on the Effective Date, on all holders of Claims against or Interests in the Debtors and all other Persons on whom the Combined Hearing Notice was served. The form of the Notice of Confirmation and Effective Date is hereby approved in all respects. The Notice of Confirmation and Effective Date shall constitute good and sufficient notice of the entry of this Confirmation Order and of the relief granted herein, including, without limitation, any bar dates and deadlines established under the Combined Disclosure Statement and Plan and this Confirmation Order, and no other or further notice of the entry of this Confirmation Order, the occurrence of the Effective Date, or any such bar dates and deadlines need be given.

37. Except as otherwise may be provided in the Combined Disclosure Statement and Plan, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date shall be limited to the following parties: (i) the Litigation Trustee, (ii) the U.S. Trustee (iii) any party known to be directly affected by the relief sought; and (iv) any party that requests notice after the Effective Date in accordance with Bankruptcy Rule 2002.

Retention of Jurisdiction

38. Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of this Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, this Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases, the Combined Disclosure Statement and Plan, and related documents, to the fullest extent permitted by applicable law, including, among other things, to take the actions specified in Section 15 of the Combined Disclosure Statement and Plan.

References to Combined Disclosure Statement and Plan Provisions

39. The failure to specifically include or to refer to any particular article, section, or provision of the Combined Disclosure Statement and Plan or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, and such article, section, or provision shall have the same validity, binding effect, and enforceability as every other article, section, or provision of the Combined Disclosure Statement and Plan, it being the intent of this Court that the Combined Disclosure Statement and Plan (as and to the extent modified by this Confirmation Order) be confirmed in its entirety.

Rules Governing Conflicts Between Documents

40. In the event that any provision of the Combined Disclosure Statement and Plan is inconsistent with the provisions of the Plan Supplement and any other order in the Chapter 11 Cases, or any other agreement to be executed by any Person pursuant to the Combined Disclosure Statement and Plan, the provisions of the Combined Disclosure Statement and Plan shall control and take precedence; provided, however, that this Confirmation Order shall control and take precedence in the event of any inconsistency between this Confirmation Order, any provision of the Combined Disclosure Statement and Plan, and any of the foregoing documents; provided further, however, in the event that there is any inconsistency between the Combined Disclosure Statement and Plan and the Litigation Trust Agreement, the terms of the Combined Disclosure Statement and Plan shall control.

Extension of Injunctions and Stays

41. Unless otherwise provided in the Combined Disclosure Statement and Plan or in this Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (including any injunctions or stays contained in or arising from the Combined Disclosure Statement and Plan or this Confirmation Order), shall remain in full force and effect.

Section 1146 Exemption

42. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Combined Disclosure Statement and Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Combined Disclosure Statement and Plan, or the re-vesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Combined Disclosure Statement and Plan, shall not be taxed under any state or local law imposing a stamp tax, transfer tax or any similar tax or fee.

Headings

43. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Combined Disclosure Statement and Plan or this Confirmation Order for any other purpose.

No Stay of Confirmation Order

44. Notwithstanding Bankruptcy Rules 3020(e) and 6004(h) and any other Bankruptcy Rule to the contrary, to the extent applicable, there is no reason for delay in the implementation of this Confirmation Order and, thus, this Confirmation Order shall be effective and enforceable immediately upon entry.

Dated: March 15th, 2024	/s/ Thomas M. Horan
Wilmington, Delaware	THOMAS M. HORAN
UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Combined Disclosure Statement and Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

NEAR INTELLIGENCE, INC., et al.,[1]	Case No. 23-11962 (TMH)

Debtors.	(Jointly Administered)

MODIFIED THIRD AMENDED COMBINED

DISCLOSURE STATEMENT AND CHAPTER 11 PLAN OF LIQUIDATION
OF NEAR INTELLIGENCE, INC. AND ITS AFFILIATED DEBTORS

WILLKIE FARR & GALLAGHER LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP

Rachel C. Strickland (admitted pro hac vice)	Edmon L. Morton (No. 3856)
Andrew S. Mordkoff (admitted pro hac vice)	Matthew B. Lunn (No. 4119)
Joseph R. Brandt (admitted pro hac vice)	Shane M. Reil (No. 6195)
787 Seventh Avenue	Carol E. Cox (No. 6936)
New York, New York 10019	Rodney Square
Telephone: (212) 728-8000	1000 North King Street
Facsimile: (212) 728-8111	Wilmington, Delaware 19801
rstrickland@willkie.com	Telephone: (302) 571-6600
amordkoff@willkie.com	Facsimile: (302) 571-1253
jbrandt@willkie.com	emorton@ycst.com
mlunn@ycst.com
sreil@ycst.com
ccox@ycst.com

 Co-counsel for Debtors and Debtors in Possession

[1]	The Debtors in these chapter 11 cases, along with the last four digits of their federal tax identification numbers, to the extent applicable, are Near Intelligence, Inc. (7857), Near Intelligence LLC (7857), Near North America, Inc. (9078), and Near Intelligence Pte. Ltd. The Debtors’ headquarters is located at 100 W Walnut St., Suite A-4, Pasadena, CA 91124.

Exhibit A-i

ARTICLE VII	TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS	48

7.1	Class 1: Priority Non-Tax Claims	48
7.2	Class 2: Other Secured Claims	48
7.3	Class 3: Prepetition Loan Claims	49
7.4	Class 4: General Unsecured Claims	49
7.5	Class 5: Existing Securities Law Claims	49
7.6	Class 6: Interests	50
7.7	Class 7A and Class 7B: Intercompany Claims and Intercompany Interests	50

ARTICLE VIII	ACCEPTANCE OR REJECTION OF THE PLAN	50

8.1	Class Entitled to Vote	50
8.2	Acceptance by Impaired Classes of Claims or Interests	51
8.3	Deemed Acceptance by Unimpaired Classes	51
8.4	Presumed Rejections by Impaired Classes	51
8.5	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	51
8.6	Controversy Concerning Impairment	51
8.7	Elimination of Vacant Classes	51

ARTICLE IX	IMPLEMENTATION OF THE PLAN AND THE LITIGATION TRUST	52

9.1	Implementation of the Combined Disclosure Statement and Plan	52
9.2	No Substantive Consolidation	52
9.3	Combined Disclosure Statement and Plan Funding	52
9.4	Debtors’ Directors and Officers	52
9.5	D&O Policy	52
9.6	Indemnification of Directors, Officers and Employees	53
9.7	Wind-Up and Dissolution of the Debtors	53
9.8	Creation and Governance of the Litigation Trust	53
9.9	Purpose of the Litigation Trust	54
9.10	Ability to Seek and Obtain Discovery	54
9.11	Allocation of Litigation Trust Distribution Proceeds	55
9.12	Availability of Litigation Trust Distribution Proceeds for Holders of Subordinated Convertible Debentures	56
9.13	Litigation Trust Financing	56
9.14	Litigation Trustee and Litigation Trust Agreement	56
9.15	Compensation and Duties of Litigation Trustee	57
9.16	Litigation Trust Board; Oversight	57
9.17	Certain United States Federal Income Tax Considerations	58
9.18	Abandonment, Disposal, and Destruction of Records	64
9.19	Distributions by Litigation Trustee	64
9.20	Cash Investments	64
9.21	Dissolution of the Litigation Trust	64
9.22	Control Provisions	64
9.23	Limitation of Liability; Indemnification	65
9.24	Corporate Action	65

Exhibit A-ii

ARTICLE X	PROVISIONS GOVERNING DISTRIBUTIONS	65

10.1	Distributions for Allowed Claims	65
10.2	Interest on Claims	66
10.3	Distributions by Litigation Trustee as Disbursement Agent	66
10.4	Means of Cash Payment	66
10.5	Fractional Distributions	66
10.6	De Minimis Distributions	66
10.7	Delivery of Distributions; Unclaimed Distributions	67
10.8	Application of Distribution Record Date	67
10.9	Withholding, Payment and Reporting Requirements With Respect to Distributions	67
10.10	Setoffs	68
10.11	No Distribution in Excess of Allowed Amounts	68
10.12	Allocation of Distributions	68
10.13	Forfeiture of Distributions	68

ARTICLE XI	PROVISIONS FOR CLAIMS OBJECTIONS AND ESTIMATION OF CLAIMS	69

11.1	Claims Administration Responsibility	69
11.2	Claims Objections	69
11.3	Estimation of Contingent or Unliquidated Claims	70
11.4	Distributions on Account of Disputed Claims	70
11.5	Amendments to Claims	70
11.6	Claims Paid and Payable by Third Parties	70
11.7	Adjustment to Claims Without Objection	70

ARTICLE XII	EXECUTORY CONTRACTS	71

12.1	Rejection of Executory Contracts	71
12.2	Claims Based on Rejection of Executory Contracts	71
12.3	Cure of Defaults for Assumed Executory Contracts	71
12.4	Modifications, Amendments, Supplements, Restatements, or Other Agreements	72
12.5	Reservation of Rights	72
12.6	Insurance Neutrality	72

ARTICLE XIII	CONFIRMATION AND CONSUMMATION OF THE PLAN	73

13.1	Conditions Precedent to the Effective Date	73
13.2	Notice of Effective Date	74
13.3	Waiver of Conditions Precedent to the Effective Date	74
13.4	Effect of Non-Occurrence of Effective Date	74

Exhibit A-iii

ARTICLE XIV	EFFECTS OF CONFIRMATION	74

14.1	Exculpation, Releases, and Injunctions	74
14.2	Term of Bankruptcy Injunction or Stays	77

ARTICLE XV	RETENTION OF JURISDICTION	77

15.1	Exclusive Jurisdiction of Bankruptcy Court	77

ARTICLE XVI	MISCELLANEOUS PROVISIONS	80

16.1	Modification of the Combined Disclosure Statement and Plan	80
16.2	Revocation, Withdrawal, or Non-Confirmation of the Combined Disclosure Statement and Plan	80
16.3	Binding Effect	80
16.4	SEC Matters	80
16.5	Subordination Rights	81
16.6	Severability of Combined Disclosure Statement and Plan Provisions	81
16.7	Payment of Statutory Fees; Filing of Quarterly Reports	81
16.8	Dissolution of the Committee	82
16.9	Exemption from Section 1146	82
16.10	Filing of Additional Documents	82
16.11	Insurance	82
16.12	Successors and Assigns	82
16.13	Governing Law	83
16.14	Exhibits and Schedules	83
16.15	Computation of Time	83
16.16	Reservation of Rights	83

Exhibit A-iv

DISCLAIMER

THIS COMBINED DISCLOSURE STATEMENT AND PLAN WAS COMPILED FROM INFORMATION OBTAINED FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST OF THE DEBTORS’ KNOWLEDGE, INFORMATION, AND BELIEF. NO GOVERNMENTAL AUTHORITY HAS PASSED ON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

NOTHING STATED HEREIN SHALL BE (I) DEEMED OR CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, (II) ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR (III) DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS. CERTAIN STATEMENTS CONTAINED HEREIN, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.

THE STATEMENTS CONTAINED HEREIN ARE MADE AS OF THE DATE HEREOF, UNLESS ANOTHER TIME IS SPECIFIED. THE DELIVERY OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN SHALL NOT BE DEEMED OR CONSTRUED TO CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF. HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. THEREFORE, EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL, AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THIS COMBINED DISCLOSURE STATEMENT AND PLAN AND THE TRANSACTIONS CONTEMPLATED HEREBY.

NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THIS COMBINED DISCLOSURE STATEMENT AND PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN. NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN AN ACCEPTANCE OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR INTEREST. THE COMBINED DISCLOSURE STATEMENT AND PLAN HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(b) AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-APPLICABLE BANKRUPTCY LAWS. SEE ARTICLE V HEREIN, ENTITLED “CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING,” FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM TO ACCEPT THE COMBINED DISCLOSURE STATEMENT AND PLAN.

THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED COMBINED DISCLOSURE STATEMENT AND PLAN FROM TIME TO TIME SUBJECT TO THE TERMS HEREIN.

Exhibit A-1

INTRODUCTION2

The Debtors hereby propose the following Combined Disclosure Statement and Plan for the liquidation of the Debtors’ remaining Assets and distribution of the proceeds of the Sale and the remaining Assets to the Holders of Allowed Claims against the Debtors as set forth herein. Each Debtor is a proponent of the Combined Disclosure Statement and Plan within the meaning of section 1129 of the Bankruptcy Code.

This Combined Disclosure Statement and Plan contains, among other things, a discussion of the Debtors’ history, businesses, properties, operations, the Chapter 11 Cases, risk factors, summary and analysis of the Combined Disclosure Statement and Plan, and certain other related matters.

ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THE COMBINED DISCLOSURE STATEMENT AND PLAN IN ITS ENTIRETY AND TO CONSULT WITH AN ATTORNEY BEFORE VOTING TO ACCEPT OR REJECT THE COMBINED DISCLOSURE STATEMENT AND PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019, AND IN THE COMBINED DISCLOSURE STATEMENT AND PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE COMBINED DISCLOSURE STATEMENT AND PLAN, OR ANY PART THEREOF, AT ANY TIME, INCLUDING PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

THE DEBTORS BELIEVE THE COMBINED DISCLOSURE STATEMENT AND PLAN IS IN THE BEST INTERESTS OF CREDITORS AND THEREFORE RECOMMEND THAT ALL HOLDERS OF CLAIMS RECEIVING A BALLOT VOTE IN FAVOR OF THE COMBINED DISCLOSURE STATEMENT AND PLAN.

AS SET FORTH HEREIN, THE COMBINED DISCLOSURE STATEMENT AND PLAN MEMORIALIZES THE PLAN SETTLEMENT AMONG THE DEBTORS, THE COMMITTEE, THE PREPETITION SECURED LENDERS AND THE DIP LENDERS AND IS SUPPORTED BY THE COMMITTEE, THE PREPETITION SECURED LENDERS AND THE DIP LENDERS.

[2]	Capitalized terms not defined in this Introduction shall have the meanings ascribed below.

Exhibit A-2

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

Defined Terms

1.1 “503(b)(9) Claims” shall mean Claims arising under section 503(b)(9) of the Bankruptcy Code.

1.2 “Administrative Claim” shall mean a Claim for costs and expenses of administration of the Chapter 11 Cases allowed under sections 503(b), 507(a)(2), 507(b) or, if applicable, 1114(e)(2) of the Bankruptcy Code, including but not limited to: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (including, but not limited to, wages, salaries, commissions for services and payments for inventories, leased equipment and premises) and Claims by Governmental Units for taxes (including Claims related to taxes which accrued after the Petition Date, but excluding Claims related to taxes which accrued on or before the Petition Date); (b) Professional Fee Claims; (c) U.S. Trustee Fees; (d) any 503(b)(9) Claims; (e) Prepetition Loan Adequate Protection Claims; and (f) any Claims that have been designated “Administrative Claims” by Final Order of the Bankruptcy Court (including the Final DIP Order).

1.3 “Administrative Claim Bar Date” shall mean the date that is thirty (30) days after the date the Effective Date Notice is Filed and served, which date shall be the deadline for filing requests for payment of Administrative Claims (other than as set forth in Section 6.1(a) hereof).

1.4 “Affiliate” shall mean “affiliate” as defined in section 101(2) of the Bankruptcy Code.

1.5 “Allowed” shall mean all or a portion of a Claim against the Debtors or an Interest in the Debtors (a) that has been listed by the Debtors in the Schedules as liquidated, non- contingent and undisputed, and is not superseded by a Proof of Claim, (b) as to which a proof of claim has been filed and as to which no objection or request for estimation has been Filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court, (c) as to which any objection has been settled, waived, withdrawn or denied by a Final Order, or (d) that is allowed (i) by a Final Order, (ii) pursuant to the terms of the Plan, or (iii) by a stipulation between the Holder of such Claim or Interest and the Litigation Trustee on or after the Effective Date. For purposes of computing Distributions under the Plan, a Claim or Interest that has been deemed “Allowed” shall not (other than with respect to DIP Loan Claims and Prepetition Loan Claims) include interest, costs, fees or charges on such Claim or Interest from and after the Petition Date; provided that any (i) Claim paid in full by a purchaser pursuant to a Bankruptcy Court-approved purchase agreement or order approving a sale of certain of the Debtors’ assets during the course of these Chapter 11 Cases or (ii) Claim listed in the Schedules that has been paid in full by the Debtors (w) after the Petition Date pursuant to an order of the Bankruptcy Court, (x) before the Petition Date and was inadvertently listed in the Schedules, or (y) paid in full by the Debtors or a Bankruptcy Court-approved purchaser pursuant to a Bankruptcy Court-approved purchase agreement or order approving a sale of certain of the Debtors’ assets during the course of these Chapter 11 Cases as an assumed liability, shall not be considered an Allowed Claim.

Exhibit A-3

1.6 “Assets” shall mean any and all right, title, and interest of the Debtors and the Estates in and to property of whatever type or nature, including their books and records and any and all rights and benefits under any purchase agreement with respect to the Sale.

1.7 “Assumption Schedule” shall mean the schedule of Executory Contracts to be assumed and assigned by the Debtors pursuant to the Combined Disclosure Statement and Plan, sections 365 and 1123 of the Bankruptcy Code and Article VII hereof, which will be included in the Plan Supplement, as may be amended, modified, or supplemented from time to time in accordance with the Confirmation Order.

1.8 “Avoidance Actions” shall mean any and all avoidance or equitable subordination or recovery actions under the Bankruptcy Code, including sections 105(a), 502(d), 510, 542 through 551, and 553, or any similar federal, state, or common law causes of action; provided, however, that any avoidance or equitable subordination or recovery actions sold or otherwise transferred in connection with the Sale shall not constitute Avoidance Actions for the purposes hereof.

1.9 “Ballot” shall mean the ballot form distributed to each Holder of a Claim entitled to vote to accept or reject this Combined Disclosure Statement and Plan.

1.10 “Bankruptcy Code” shall mean title 11 of the United States Code, 11 U.S.C. §§ 101–1532, and as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Cases.

1.11 “Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware.

1.12 “Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms, or the Local Rules, and as each has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Cases.

1.13 “Bar Date” shall mean, with respect to any particular Claim, the specific date set by the Bankruptcy Court (pursuant to the Bar Date Order, this Combined Disclosure Statement and Plan, the Confirmation Order or otherwise) as the last day by which Persons asserting a Claim against any Debtor must have filed a Proof of Claim or application for allowance of such Claim (as applicable) with the Bankruptcy Court against any such Debtor or be forever barred from asserting such Claim.

1.14 “Bar Date Order” shall mean that certain Order (A) Establishing Bar Dates and Related Procedures for Filing Proofs of Claim (Including for Claims Arising Under Section 503(b)(9) of the Bankruptcy Code) and (B) Approving the Form and Manner of Notice Thereof [D.I. 137], dated January 9, 2024.

Exhibit A-4

1.15 “Bidding Procedures Order” shall mean that certain Order (I) Approving Bidding Procedures for the Sale of Substantially All of the Debtors’ Assets, (II) Scheduling an Auction and Approving the Form and Manner of Notice Thereof, (III) Approving Assumption and Assignment Procedures, (IV) Scheduling a Sale Hearing and Approving the Form and Manner of Notice Thereof and (V) Granting Related Relief [D.I. 198], dated January 23, 2024.

1.16 “Blue Torch” shall mean Blue Torch Finance, LLC.

1.17 “Business Day” shall mean any day, other than a Saturday, Sunday or a legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).

1.18 “Cash” shall mean money that is legal tender of the United States of America.

1.19 “Causes of Action” shall mean all Claims, actions, causes of action, choses in action, suits, debts, dues, damages, defenses, judgments, third-party claims, counterclaims, and cross claims that are or may be pending or existing on the Effective Date against any Entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, known or unknown, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order, and including the unknown Causes of Action that have not been released by the Combined Disclosure Statement and Plan or any order of the Bankruptcy Court or sold in connection with the Sale.

1.20 “Chapter 11 Cases” shall mean the chapter 11 cases commenced by the Debtors and jointly administered under case number 23-11962 (TMH) in the Bankruptcy Court.

1.21 “Claim” shall mean a claim against any Debtor, as such term is defined in section 101(5) of the Bankruptcy Code.

1.22 “Claims Agent” shall mean the Debtors’ court-approved claims, solicitation and noticing agent, Kroll Restructuring Administration LLC.

1.23 “Claims Objection Deadline” shall mean the date that is one hundred eighty (180) days after the Effective Date, or such later date as may be ordered by the Bankruptcy Court; provided, however, that the Litigation Trustee may seek extensions of this date from the Bankruptcy Court at any time.

1.24 “Class” shall mean each category or group of Holders of Claims or Interests that has been designated as a class in Article II of this Combined Disclosure Statement and Plan.

1.25 “Combined Disclosure Statement and Plan” shall mean this combined disclosure statement and joint chapter 11 plan of liquidation, contained herein, including the exhibits hereto, as it may be altered, amended, modified or supplemented from time to time including in accordance with any documents submitted in support hereof and the Bankruptcy Code or the Bankruptcy Rules, which shall be in a form reasonably acceptable to the Debtors, the DIP Agent and the Prepetition Agent, and in consultation with the Committee.

Exhibit A-5

1.26 “Committee” shall mean the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases pursuant to the Notice of Appointment of Committee of Unsecured Creditors [D.I. 85], dated December 22, 2023.

1.27 “Committee Challenge Rights” shall mean the Committee’s rights to assert a Challenge (as defined in the Final DIP Order) against the Prepetition Secured Parties in accordance with the Final DIP Order.

1.28 “Confirmation” shall mean entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

1.29 “Confirmation Date” shall mean the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

1.30 “Confirmation Hearing” shall mean the combined hearing held by the Bankruptcy Court to consider confirmation of the Combined Disclosure Statement and Plan and final approval of the adequacy of disclosures herein, as such hearing may be adjourned or continued from time to time.

1.31 “Confirmation Notice” shall mean the notice of the Confirmation Hearing to be delivered pursuant to Bankruptcy Rules 2002(c)(3) and 2002(f).

1.32 “Confirmation Order” shall mean the order of the Bankruptcy Court confirming the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code and approving the disclosures herein on a final basis, which shall be in a form and substance reasonably acceptable to the Debtors, the Prepetition Agent, and the DIP Agent, and in consultation with the Committee.

1.33 “Consummation” shall mean the occurrence of the Effective Date.

1.34 “Contingent” shall mean, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

1.35 “Convertible Debentures” shall have the meaning ascribed to such term in Section 3.1(c)(ii)(B) herein.

1.36 “Creditor” shall have the meaning ascribed to such term in section 101(10) of the Bankruptcy Code.

1.37 “Credit Bid Amount” means, as set forth in the Stalking Horse Agreement, a credit bid equal to (a) all outstanding obligations under the DIP Facility and (b) $34,000,000 of the outstanding obligations under the Prepetition Financing Documents; provided, that the terms of the Stalking Horse Agreement, including the structure and amount of the Credit Bid Amount, are subject to modification in accordance with the Bidding Procedures Order.

Exhibit A-6

1.38 “Credit Bid Transaction” shall mean a Sale transaction pursuant to the Stalking Horse Agreement on account of a credit bid equal to the Credit Bid Amount, which credit bid was selected by the Debtors as the highest or otherwise best bid consistent with the Bidding Procedures Order, and as approved by the Bankruptcy Court pursuant to a Sale Order.

1.39 “Cure Obligation” shall mean all (a) amounts required to cure any monetary defaults, and (b) other obligations required to cure any non-monetary defaults, in each case under any Executory Contract that is to be assumed or assumed and assigned by the Debtors pursuant to Article VII hereof and sections 365 and 1123 of the Bankruptcy Code.

1.40 “D&O Policy” shall mean any insurance policy for, among others, directors, members, trustees, and officers liability (or any equivalents) maintained by the Debtors’ Estates, and all agreements, documents or instruments relating thereto, including any runoff policies or tail coverage.

1.41 “Debtors” shall mean, collectively, Near Intelligence, Inc., Near Intelligence LLC, Near North America, Inc. and Near Intelligence Pte. Ltd.

1.42 “DIP Agent” shall mean Blue Torch, as administrative agent and collateral agent for the DIP Lenders under the DIP Loan Agreement and the Final DIP Order.

1.43 “DIP Facility” shall mean that certain debtor-in-possession financing facility documented pursuant to the DIP Loan Documents and the Final DIP Order.

1.44 “DIP Lenders” shall mean the lenders from time to time party to the DIP Loan Agreement.

1.45 “DIP Loan Agreement” shall have the meaning ascribed to it in the Final DIP Order.

1.46 “DIP Loan Claims” shall mean any DIP Obligations (as defined in the Final DIP Order) or other Claims of the DIP Secured Parties arising under or related to the DIP Loan Agreement, the Final DIP Order, or any other DIP Loan Document; provided, that, for the avoidance of doubt, the DIP Loan Claims shall not include the Prepetition Loan Adequate Protection Claims.

1.47 “DIP Loan Documents” shall have the meaning ascribed to it in the Final DIP Order.

1.48 “DIP Secured Parties” shall mean the DIP Lenders and the DIP Agent.

Exhibit A-7

1.49 “Disallowed” shall mean, with respect to any Claim or Interest or portion thereof, any Claim against or Interest in a Debtor which: (i) has been disallowed, in whole or part, by a Final Order; (ii) has been withdrawn, in whole or in part, by the Holder thereof; (iii) is listed in the Schedules as zero or as Disputed, Contingent or Unliquidated and in respect of which a Proof of Claim, as applicable, has not been timely Filed or deemed timely Filed pursuant to the Combined Disclosure Statement and Plan, the Bankruptcy Code or any Final Order or other applicable law; (iv) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the Filed amount of any Proof of Claim; (v) is evidenced by a Proof of Claim which has been Filed, or which has been deemed to be Filed under applicable law or order of the Bankruptcy Court or which is required to be Filed by order of the Bankruptcy Court but as to which such Proof of Claim was not timely or properly Filed; (vi) is unenforceable to the extent provided in section 502(b) of the Bankruptcy Code; or (vii) where the Holder of a Claim is an Entity from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, unless such Entity or transferee has paid the amount, or turned over any such Property, for which such Entity or transferee is liable under sections 522(i), 542, 543, 550, or 553 of the Bankruptcy Code, and if required by the Bankruptcy Code, an Objection or adversary proceeding has been Filed. In each case a Disallowed Claim or a Disallowed Interest is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination, or estimation.

1.50 “Disbursing Agent” shall mean the entity selected to make Distributions at the direction of the Litigation Trustee, which may include the Litigation Trustee, the Claims Agent, the Debtors or the Wind-Down Estates.

1.51 “Disputed” shall mean any Claim (i) which has not yet been Allowed or Disallowed in accordance with the terms of the Combined Disclosure Statement and Plan, or (ii) held by a Person or Entity against whom or which any of the Debtors or the Litigation Trustee has commenced a proceeding, including an objection to such Claim.

1.52 “Disputed Claim Reserve” shall mean the reserve established and maintained by the Litigation Trustee for payment of Disputed Claims, which reserve shall be established in an amount equal to the face value of such Claims, or such other amount as may be ordered by the Bankruptcy Court.

1.53 “Distribution” shall mean a delivery of consideration by the Disbursing Agent to the Holders of Allowed Claims pursuant to the Combined Disclosure Statement and Plan.

1.54 “Distribution Date” shall mean the Effective Date.

1.55 “Distribution Record Date” shall mean the Confirmation Date; provided that, the Distribution Record Date shall not apply to any of the Debtors’ securities deposited with DTC, the Holders of which shall receive a distribution in accordance with the customary procedures of DTC used in connection with such distributions.

1.56 “DTC” shall mean the Depository Trust Company.

1.57 “Effective Date” shall mean the date on which (a) all conditions in Article XIII of the Combined Disclosure Statement and Plan have been satisfied or waived in accordance with that Article and (b) no stay of the Confirmation Order is in effect.

1.58 “Effective Date Notice” shall mean the notice of the Effective Date, which shall be Filed with the Bankruptcy Court within two Business Days after its occurrence.

Exhibit A-8

1.59 “Entity” shall have the meaning ascribed to such term in section 101(15) of the Bankruptcy Code.

1.60 “Estate” shall mean each of the Debtors’ estates created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases on the Petition Date.

1.61 “Excess Sale Proceeds” shall mean the portion of the Cash proceeds of the Sale, if any, in excess of the aggregate amount of (i) the DIP Loan Claims and (ii) the Prepetition Loan Claims.

1.62 “Exculpated Parties” shall mean, each solely in their capacities as such, (a) the Debtors and their Estates, (b) to the extent they are or are acting as Estate fiduciaries at any time between the Petition Date and the Effective Date, the current and former directors, officers, agents, members of management and other employees of the Debtors, respectively; (c) the Professionals retained by the Debtors pursuant to a Final Order of the Bankruptcy Court; (d) the Committee; (e) the present and former members of the Committee; (f) the Professionals retained by the Committee pursuant to a Final Order of the Bankruptcy Court; and (g) to the extent they are or are acting as Estate fiduciaries at any time between the Petition Date and the Effective Date, the successors and assigns, subsidiaries, affiliates, members, partners, officers, directors, agents, attorneys, advisors, accountants, financial advisors, investment bankers, consultants, and other professionals, to the extent such parties are or were acting in such capacity of or for any of the Persons identified in (a) through (f) above on or after the Petition Date. For the avoidance of doubt, notwithstanding anything to the contrary in the Combined Disclosure Statement and Plan, the Plan Supplement, the Confirmation Order, and/or the Litigation Trust Agreement, and notwithstanding whether any such individual is named as a defendant in the MobileFuse Litigation or in any Retained Causes of Action, Sherman Edmiston, Mark Greene, Richard Salute, Kathryn Petralia, John Faieta, Gladys Kong, Paul Gross, and Scott Slipy shall be deemed Exculpated Parties to the extent they are or are acting as Estate fiduciaries at any time between the Petition Date and the Effective Date. Anil Mathews, Rahul Agarwal, Shobhit Shukla, Justin Joseph, Jeff Merage, Alissa Merage, Uniqequity Pte Ltd., Teemo Holdings Inc., Uniqequity Limited, AudienceQ Limited, Oriental Investment Advisors, Pte. Ltd., Godspeed Investments Pte. Ltd, all defendants in the MobileFuse Litigation, all defendants in connection with the Retained Causes of Action, all recipients of payments that are the subject of the MobileFuse Litigation or any Retained Causes of Action, all past or present Company auditors and all Company SPAC sponsors (and their Related Parties) shall not be deemed Exculpated Parties regardless of whether they would otherwise meet the definition of “Exculpated Parties.”

1.63 “Executory Contract” shall mean an executory contract or unexpired lease to which a Debtor is a party that is subject to assumption or rejection under sections 365 and 1123 of the Bankruptcy Code.

1.64 “Existing Securities Law Claims” means any Claim, whether or not the subject of an existing lawsuit: (a) arising from rescission of a purchase or sale of any debt or equity securities of any Debtor or an affiliate of any Debtor; (b) for damages arising from the purchase or sale of any such security; (c) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, any attorneys’ fees, other charges, or costs incurred on account of the foregoing Claims; or (d) reimbursement, contribution, or indemnification on account of any such Claim.

Exhibit A-9

1.65 “File,” “Filed,” or “Filing” shall mean, respectively, file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

1.66 “Final DIP Order” shall mean the Final Order (I) Authorizing the Debtors to Obtain Postpetition Senior Secured Financing and the Use of Cash Collateral, (II) Granting Adequate Protection, (III) Granting Liens and Superpriority Administrative Expense Claims, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [D.I. 197], dated January 23, 2024.

1.67 “Final Order” shall mean an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, that is not subject to stay or appeal, and for which the applicable time within which to take such action has expired, or which has been adjudicated by the highest court with jurisdiction over the matter.

1.68 “First Day Declaration” shall mean the Declaration of John Faieta in Support of Chapter 11 Petitions and First Day Pleadings [D.I. 14], dated December 8, 2023.

1.69 “General Bar Date” shall mean 5:00 p.m. (prevailing Eastern Time) on February 8, 2024 as established by the Bar Date Order.

1.70 “General Unsecured Claim” shall mean all unsecured, non-priority Claims against a Debtor, other than Intercompany Claims. For the avoidance of doubt, an unsecured, non-priority Claim held by a Governmental Unit against a Debtor shall be a General Unsecured Claim.

1.71 “Governmental Unit” shall have the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

1.72 “GUC Cash Pool” shall mean Cash in an amount equal to $750,000 that is available for distribution to Holders of Allowed General Unsecured Claims that do not elect to receive Litigation Trust Interests, under the Combined Disclosure Statement and Plan, in full and final satisfaction of such Allowed General Unsecured Claims.

1.73 “Holder” shall mean any Entity holding a Claim or Interest.

1.74 “Impaired” shall mean, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.75 “Impaired Class” shall mean a Class of Claims or Interests that is Impaired.

1.76 “Insurance Contract” shall mean all insurance policies that have been issued at any time to or provide coverage to any of the Debtors and all agreements, documents or instruments relating thereto.

Exhibit A-10

1.77 “Intercompany Claim” shall mean a Claim held by a Debtor against another Debtor or a non-Debtor direct or indirect subsidiary of an affiliate.

1.78 “Intercompany Interests” shall mean an Interest held by a Debtor or a non-Debtor direct or indirect subsidiary or affiliate of a Debtor in another Debtor or a non- Debtor direct or indirect subsidiary or affiliate of a Debtor.

1.79 “Interests” shall mean the legal interests, equitable interests, contractual interests, equity interests or ownership interests, or other rights of any Entity in the Debtors including all capital stock, stock certificates, common stock, preferred stock, partnership interests, limited liability company or membership interests, rights, treasury stock, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtors, partnership interests in the Debtors’ stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any such equity, common stock, preferred stock, ownership interests or other shares of capital stock of the Debtors or obligating the Debtors to issue, transfer or sell any shares of capital stock whether or not certificated, transferable, voting or denominated “stock” or a similar security.

1.80 “IRC” shall mean the Internal Revenue Code of 1986, as amended.

1.81 “IRS” shall mean the Internal Revenue Service.

1.82 “Litigation Trust” shall mean the trust established under this Combined Disclosure Statement and Plan and the Litigation Trust Agreement to hold legal and equitable title to the Litigation Trust Assets.

1.83 “Litigation Trust Agreement” shall mean the trust agreement in the form and substance reasonably acceptable to the Debtors, the Prepetition Agent, the DIP Agent, and the Committee, that, together with the terms of the Combined Disclosure Statement and Plan, establishes the Litigation Trust and governs the powers, duties, and responsibilities of the Litigation Trustee. The Litigation Trust Agreement shall be filed as part of the Plan Supplement.

1.84 “Litigation Trust Assets” shall consist of the following: (i) all remaining assets of each of the Debtors that have not been sold or abandoned prior to the Effective Date following payment of (or establishment of appropriate reserves for) all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Professional Fee Claims, Allowed Other Secured Claims, U.S. Trustee Fees and the amounts required to fund a wind-down of the Debtors’ estates, (ii) all Retained Causes of Action, including the proceeds related thereto; (iii) all assets recovered by the Litigation Trustee on behalf of the Litigation Trust on or after the Effective Date through enforcement, resolution, settlement, collection, return, or otherwise; (iv) any proceeds resulting from the Litigation Trustee’s investment of the Litigation Trust Assets on or after the Effective Date owned by the Debtors on the Effective Date; and (v) the Excess Sale Proceeds, if any. For the avoidance of doubt, all Avoidance Actions that are not Retained Causes of Action or set forth on Schedule 2.1(s) of the Stalking Horse Agreement shall not constitute Litigation Trust Assets.

Exhibit A-11

1.85 “Litigation Trust Beneficiary” shall mean a Holder of a Litigation Trust Interest, whether individually or as agent on behalf of one or more other Entities, which shall include (i) Holders of Allowed Prepetition Loan Claims; and (ii) Holders of Allowed General Unsecured Claims that elect to receive Litigation Trust Interests in accordance with Section 7.4 hereof.

1.86 “Litigation Trust Board” shall mean the board that shall oversee the Litigation Trust in accordance with the Litigation Trust Agreement and the Combined Disclosure Statement and Plan, the initial composition of which shall consist of one member designated by the Committee, which member shall be reasonably acceptable to the DIP Agent and the Prepetition Agent, and two members designated by the DIP Agent and the Prepetition Agent, which members shall be selected in consultation with the Committee. The identities of the initial members of the Litigation Trust Board, to the extent known, shall be identified in the Plan Supplement.

1.87 “Litigation Trust Distribution Proceeds” shall mean all Cash realizable from the Litigation Trust Assets after the payment of, and reserving for, Litigation Trust Expenses in accordance with the Litigation Trust Agreement.

1.88 “Litigation Trust Expenses” shall mean all reasonable legal and other fees and expenses incurred by the Litigation Trustee on account of administration of the Litigation Trust, including, without limitation, reasonable attorneys’ fees and expenses, insurance costs, taxes, escrow expenses and all other costs of administering the Litigation Trust in accordance with this Combined Disclosure Statement and Plan and the Litigation Trust Agreement.

1.89 “Litigation Trust Financing” shall have the meaning ascribed to such term in Section 9.13 herein.

1.90 “Litigation Trust Interests” shall mean the non-transferable interests in the Litigation Trust issued to the Litigation Trust Beneficiaries pursuant to this Combined Disclosure Statement and Plan and the Litigation Trust Agreement.

1.91 “Litigation Trust Lender” shall have the meaning ascribed to such term in Section 9.13 herein.

1.92 “Litigation Trustee” shall mean the Entity designated by the DIP Agent and Prepetition Agent, prior to the Effective Date, in consultation with the Committee and acceptable to the Debtors, and retained as the trustee to the Litigation Trust, as of the Effective Date or as soon as reasonably practicable thereafter, as the fiduciary responsible for administering the Litigation Trust, and any successor subsequently appointed pursuant to the Litigation Trust Agreement. The identity and compensation of the Litigation Trustee shall be disclosed in the Plan Supplement.

1.93 “Local Rules” shall mean the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

Exhibit A-12

1.94 “MobileFuse” shall mean MobileFuse, LLC.

1.95 “MobileFuse Litigation” shall mean the adversary proceeding or other action or other legal proceeding (and any appeals arising therefrom) that the Debtors or the Litigation Trustee commence during these Chapter 11 Cases or after the Effective Date against MobileFuse and other defendants related to transactions with MobileFuse.

1.96 “Objection” shall mean any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify, or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim).

1.97 “OCP Order” shall mean that certain Order Authorizing (I) the Debtors to Retain, Employ, and Compensate Certain Professionals Utilized by the Debtors in the Ordinary Course of Business Effective As of the Petition Date and (II) Waiving Certain Information Requirements of Local Rule 2016-2, and (III) Granting Related Relief [D.I. 148], dated January 9, 2024.

1.98 “Other Secured Claim” shall mean any Secured Claim other than a Prepetition Loan Claim or a DIP Loan Claim.

1.99 “Paid in Full,” “Payment in Full,” or “Pay in Full” shall mean, with respect to an Allowed Claim, payment in Cash or other consideration (with respect to any such other consideration to be paid on account of the Prepetition Loan Claims or Prepetition Loan Adequate Protection Claims, such consideration as is agreed to by the Prepetition Agent in its sole discretion) in an aggregate amount equal to the Allowed amount thereof.

1.100 “Petition Date” shall mean December 8, 2023, the date on which the Debtors commenced the Chapter 11 Cases in the Bankruptcy Court.

1.101 “Plan Settlement” shall mean the settlement of the Committee Challenge Rights as set forth in the Combined Disclosure Statement and Plan and the Confirmation Order.

1.102 “Plan Supplement” shall mean the ancillary documents necessary to the implementation and effectuation of the Combined Disclosure Statement and Plan to be filed no later than seven (7) calendar days prior to the Voting Deadline, containing draft forms, signed copies or summaries of material terms, as the case may be, of (i) the Litigation Trust Agreement; (ii) the identity of the Litigation Trustee; (iii) the identities of the members of the Litigation Trust Board; (iv) the Assumption Schedule; (v) the schedule of Retained Causes of Action; and (vi) any other document necessary or appropriate to implement the Combined Disclosure Statement and Plan, as each document may be amended from time to time in accordance with their terms; provided, that unless consent rights are otherwise expressly set forth in this Combined Disclosure Statement and Plan, each of the documents in the Plan Supplement (whether or not set forth above), including any alternation, restatement, modification or replacement thereto, shall be in form and substance reasonably acceptable to the Debtors, the DIP Agent and the Prepetition Agent.

Exhibit A-13

1.103 “Prepetition Agent” shall mean Blue Torch Finance LLC, as administrative agent and collateral agent for the Prepetition Lenders under the Prepetition Financing Documents.

1.104 “Prepetition Financing Documents” shall mean the Prepetition First Lien Financing Agreement together with all other related documents, guarantees, and agreements, including, without limitation, security agreements, mortgages, pledge agreements, assignments, financing statements, and other agreements, documents, instruments, or certificates executed in connection with the Prepetition First Lien Financing Agreement.

1.105 “Prepetition First Lien Financing Agreement” shall mean that certain Financing Agreement, dated as of November 4, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified, and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time).

1.106 “Prepetition Lenders” shall mean the financial institutions in their capacities as prepetition lenders under the Prepetition First Lien Financing Agreement.

1.107 “Prepetition Loan Claims” shall mean the secured Claims of the Prepetition Agent or the Prepetition Lenders arising under and related to the Prepetition Financing Documents in the Allowed amount of $81,177,686, less the Credit Bid Amount; provided, that the Prepetition Lenders may seek the allowance, subject to objection by the Debtors and the Committee, of additional amounts to be included in the Prepetition Loan Claims.

1.108 “Prepetition Loan Adequate Protection Claims” shall mean any Adequate Protection Obligations and the Adequate Protection Claim (each as defined and provided the Final DIP Order) or other Claims of the Prepetition Secured Parties arising under or related to the Prepetition First Lien Financing Agreement, the Final DIP Order, or any other Prepetition Financing Document; provided, that, as long as the Plan Settlement is effective and in full force, the Prepetition Secured Parties have agreed to not assert the Prepetition Loan Adequate Protections Claims solely in connection with the allocation and distribution of Litigation Trust Distribution Proceeds.

1.109 “Prepetition Secured Parties” shall mean the Prepetition Agent and the Prepetition Lenders.

1.110 “Priority Non-Tax Claim” shall mean any and all Claims accorded priority in right of payment under sections 502(i) and 507(a) of the Bankruptcy Code, other than Priority Tax Claims and Administrative Claims.

1.111 “Priority Tax Claim” shall mean a Claim or a portion of a Claim for which priority is asserted under section 507(a)(8) of the Bankruptcy Code.

1.112 “Pro Rata Share” shall mean the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims within such Class.

1.113 “Professional” shall mean an Entity (other than Entities retained pursuant to the OCP Order) retained pursuant to a Final Order in accordance with sections 327, 328, 330, 363, and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Confirmation Date, pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code and orders of the Bankruptcy Court, or for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Bankruptcy Code section 503(b)(4).

Exhibit A-14

1.114 “Professional Fee Claims” shall mean all fees and expenses (including but not limited to, transaction fees and success fees) for services rendered by Professionals in connection with the Chapter 11 Cases from the Petition Date through and including the Effective Date.

1.115 “Professional Fee Claims Bar Date” shall mean the deadline for Filing all applications for Professional Fee Claims, which shall be forty-five (45) days after the Filing and service of the Effective Date Notice.

1.116 “Professional Fee Reserve Account” shall mean the reserve account held by Young Conaway Stargatt & Taylor, LLP and funded by the Debtors in Cash on the Effective Date pursuant to Section 6.1(d) of the Combined Disclosure Statement and Plan, in an amount equal to the Professional Fee Reserve Amount. For the avoidance of doubt, the Professional Fee Reserve Account shall be the “Pre-Carve Out Trigger Notice Reserve Account” as defined in and provided for in the Final DIP Order.

1.117 “Professional Fee Reserve Amount” shall mean the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors or the Committee prior to the Effective Date, which estimates Professionals shall deliver to the Debtors and the Committee as set forth in Article VI of the Combined Disclosure Statement and Plan.

1.118 “Proof of Claim” shall mean a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

1.119 “Related Parties” shall mean, with respect to any Person or Entity, such Person’s or Entity’s respective current and former (i) officers, (ii) managers, (iii) directors, (iv) employees, (v) partners, (vii) affiliates and subsidiaries, (iv) professionals, (v) advisors and advisory board members, (vi) agents, (vii) members and shareholders, (viii) owners, (ix) affiliated investment funds or investment vehicles, (x) managed, advised or sub-advised accounts, (xi) funds or other entities, (xii) investment advisors, sub-advisors or managers, and (xiii) other representatives, including, without limitation, attorneys, accountants, consultants, investment bankers and financial advisors and the predecessors, successors, assigns or heirs of such Person or Entity (in each case, in their respective capacities as such).

1.120 “Released Parties” shall mean, collectively, and in each case, solely in their respective capacities as such, (a) the Debtors and the Estates, (b) the Prepetition Agent, (c) the Prepetition Lenders, (d) the DIP Agent, (e) the DIP Lenders, (f) the Committee and the members of the Committee, and (g) with respect to each of the foregoing, their Related Parties (except to the extent such Related Parties are defendants in the MobileFuse Litigation or defendants in connection with the Retained Causes of Action). For the avoidance of doubt, notwithstanding anything to the contrary in the Combined Disclosure Statement and Plan, the Plan Supplement, the Confirmation Order, and/or the Litigation Trust Agreement, and notwithstanding whether any such individual is named as a defendant in the MobileFuse Litigation or in any Retained Causes of Action, Sherman Edmiston, Mark Greene, Richard Salute, Kathryn Petralia, John Faieta, Gladys Kong, Paul Gross, and Scott Slipy shall be deemed Released Parties. Anil Mathews, Rahul Agarwal, Shobhit Shukla, Justin Joseph, Jeff Merage, Alissa Merage, Uniqequity Pte Ltd., Teemo Holdings Inc., Uniqequity Limited, AudienceQ Limited, Oriental Investment Advisors, Pte. Ltd., Godspeed Investments Pte. Ltd, all defendants in the MobileFuse Litigation, all defendants in connection with the Retained Causes of Action, all recipients of payments that are the subject of the MobileFuse Litigation or any Retained Causes of Action, all past or present Company auditors and all Company SPAC sponsors shall not be deemed Released Parties regardless of whether they would otherwise meet the definition of “Released Parties.”

Exhibit A-15

1.121 “Releasing Parties” shall mean, collectively, and in each case, solely in their respective capacities as such: (a) the Released Parties, (b) all holders of Claims who (i) vote to accept or reject the Combined Disclosure Statement and Plan or (ii) abstain from voting and, in the case of either (i) or (ii), do not opt out of the voluntary release contained in Section 14.1 of the Combined Disclosure Statement and Plan by checking the “opt out” box on the ballot, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Combined Disclosure Statement and Plan; (c) holders of Claims or Interests that are deemed to accept or reject this Combined Disclosure Statement and Plan and do not opt out of the voluntary release contained in Section 14.1 of the Combined Disclosure Statement and Plan by checking the “opt out” box on the opt-out election form and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases contained in the Combined Disclosure Statement and Plan; and (d) with respect to any Person or entity in the foregoing clauses (a) through (c), the Related Party of such Person or Entity solely in their capacity as such (provided that with respect to any Related Party identified herein, each such Person constitutes a Releasing Party under this clause solely with respect to derivative claims that such Related Party could have properly asserted on behalf of a Person identified in clauses (a) through (c) of the definition of Releasing Parties).

1.122 “Restructuring Advisors” shall mean Willkie Farr & Gallagher LLP and Young Conaway Stargatt & Taylor, LLP as bankruptcy co-counsel, GLC Advisors & Company, as investment banker, Ernst & Young LLP, as financial advisor, and Kroll Restructuring Administration LLC, as claims, noticing, and administrative advisor.

1.123 “Retained Causes of Action” shall mean all Causes of Actions, including, without limitation, the rights and claims described in the schedule of Retained Causes of Action filed with the Plan Supplement, but excluding: (i) all Causes of Actions, rights and claims, including Avoidance Actions, sold to a purchaser under the Sale, (ii) claims released or exculpated pursuant to this Combined Disclosure Statement and Plan, and (iii) claims against Blue Torch, the Prepetition Secured Parties and the DIP Secured Parties released pursuant to the Final DIP Order and Sale Order. For the avoidance of doubt, those claims set forth on Schedule 2.1(s) of the Stalking Horse Agreement shall constitute Retained Causes of Action.

1.124 “Sale” shall mean the sale of all or substantially all of the Debtors’ Assets to the Successful Bidder, pursuant to the Successful Bidder Agreement and the Sale Order.

Exhibit A-16

1.125 “Sale Cash Consideration” shall mean the cash consideration paid or payable by the Successful Bidder pursuant to the Successful Bidder Agreement.

1.126 “Sale Consideration” shall mean, in the aggregate, the Sale Cash Consideration and the Sale Non-Cash Consideration.

1.127 “Sale Non-Cash Consideration” shall mean the non-cash consideration paid or payable by the Successful Bidder pursuant to the Successful Bidder Agreement.

1.128 “Sale Order” shall mean the order(s) of the Bankruptcy Court approving the Sale.

1.129 “Schedules” shall mean the schedules of assets and liabilities and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time [D.I. 114, 116, 118, 120], dated January 6, 2024.

1.130 “Secured Claim” shall mean, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is (a) secured by a valid, perfected and enforceable security interest, lien, mortgage, or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of the Debtors in and to property of the Estates, to the extent of the value of the Holder’s interest in such property as of the relevant determination date, or (b) Allowed as such pursuant to the terms of the Combined Disclosure Statement and Plan (subject to the Confirmation Order becoming a Final Order). The defined term Secured Claim includes any Claim that is (i) subject to an offset right under applicable law as of the Petition Date, and (ii) a secured claim against the Debtors pursuant to sections 506(a) and 553 of the Bankruptcy Code.

1.131 “Solicitation Procedures Order” shall mean that certain Order (I) Approving the Combined Disclosure Statement and Chapter 11 Plan of Liquidation of Near Intelligence, Inc. and Its Affiliated Debtors on an Interim Basis for Solicitation Purposes Only; (II) Establishing Solicitation and Tabulation Procedures; (III) Approving the Forms of Ballots and Solicitation Materials; (IV) Establishing the Voting Record Date; (V) Fixing the Date, Time, and Place for the Combined Hearing and the Deadline for Filing Objections Thereto; and (VI) Granting Related Relief [D.I. 236], dated February 2, 2024.

1.132 “Stalking Horse Bidder” shall mean BTC Near HoldCo LLC, an acquisition vehicle formed by Blue Torch, together with each of its permitted successors, assigns and designees.

1.133 “Stalking Horse Agreement” shall mean that certain Asset Purchase Agreement, dated as of December 8, 2023, by and among Debtors, as sellers, and the Stalking Horse Bidder, as buyer.

1.134 “Successful Bidder” shall mean the Stalking Horse Bidder.

1.135 “Successful Bidder Agreement” shall mean the Stalking Horse Agreement, as approved by the Sale Order.

Exhibit A-17

1.136 “Taxes” shall mean all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise, or other similar taxes, estimated import duties, fees, stamp taxes, and duties, value added taxes, assessments, or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax, or additional amounts imposed by any taxing authority of a Governmental Unit with respect thereto.

1.137 “Unclassified Claims” shall mean any Administrative Claims, Professional Fee Claims, Priority Tax Claims, DIP Loan Claims and U.S. Trustee Fees.

1.138 “Unimpaired” shall mean, when used in reference to a Claim or Interest, any Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.139 “U.S. Trustee Fees” shall mean fees payable pursuant to 28 U.S.C. § 1930.

1.140 “Voting Deadline” shall mean March 5, 2024, at 5:00 p.m. (prevailing Eastern Time), the date and time by which ballots to accept or reject the Combined Disclosure Statement and Plan must be received to be counted, as set forth by the Solicitation Procedures Order.

1.141 “Wind-Down Budget” shall have the meaning ascribed to such term in Section 4.7 herein.

1.142 “Wind-Down Estate” shall mean the Estate of each Debtor after the Effective Date.

RULES OF INTERPRETATION

For purposes of the Combined Disclosure Statement and Plan, except as expressly provided or unless the context otherwise requires, (a) any capitalized term used but not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable, (b) whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter shall include the masculine, feminine and the neuter, (c) any reference in the Combined Disclosure Statement and Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (d) any reference in the Combined Disclosure Statement and Plan to an existing document or exhibit means such document or exhibit as it may be amended, modified, or supplemented from time to time, (e) unless otherwise specified, all references in the Combined Disclosure Statement and Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Combined Disclosure Statement and Plan, (f) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Combined Disclosure Statement and Plan in its entirety rather than to any particular paragraph, subparagraph, or clause contained in the Combined Disclosure Statement and Plan, (g) captions and headings to articles and sections are inserted for convenience of reference only and shall not limit or otherwise affect the provisions hereof or the interpretation of the Combined Disclosure Statement and Plan, and (h) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

Exhibit A-18

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS AND ESTIMATED RECOVERIES

THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE
ESTIMATES ONLY AND ARE THEREFORE SUBJECT TO CHANGE.

2.1 Classification.

The information in the table below is provided in summary form for illustrative purposes only and is subject to material change based on certain contingencies, including related to the claims reconciliation process and collection of, and amount of, Litigation Trust Distribution Proceeds. Actual recoveries may widely vary within these ranges, and any changes to any of the assumptions underlying these amounts could result in material adjustments to recovery estimates provided herein and/or the actual distribution received by creditors. The projected recoveries are based on information available to the Debtors as of the date hereof and reflect the Debtors’ estimates as of the date hereof only. In addition to the cautionary notes contained elsewhere in this Combined Disclosure Statement and Plan, it is underscored that the Debtors make no representation as to the accuracy of these recovery estimates.

The Debtors expressly disclaim any obligation to update any estimates or assumptions after the date hereof on any basis (including new or different information received and/or errors discovered). A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Combined Disclosure Statement and Plan only to the extent that such Claim or Interest is an Allowed Claim in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

All Claims and Interests, except Administrative Claims, Professional Fee Claims, DIP Loan Claims, Priority Tax Claims and U.S. Trustee Fees, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including, without limitation, Professional Fee Claims), Priority Tax Claims, DIP Loan Claims, and U.S. Trustee Fees as described herein, have not been classified, and the respective treatment of such Unclassified Claims is set forth below in Article VI of the Combined Disclosure Statement and Plan. The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Combined Disclosure Statement and Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

Exhibit A-19

Class/ Designation	Combined Disclosure Statement and Plan Treatment	Estimated Amount of Total Claims	Status / Voting Rights	Projected Recovery
Class 1:	Except to the extent that a holder of a Priority	$0	Unimpaired/	100%
Priority Non-	Non-Tax Claim against any of the Debtors has		Deemed
Tax Claims	agreed to less favorable treatment of such		to accept
	Claim, each such holder shall receive, in full		Plan
and final satisfaction of such Claim, Cash in an
amount equal to such Claim, payable on the
later of (i) forty five (45) calendar days after the
Effective Date (or as soon as reasonably
practicable thereafter) and (ii) the first Business
Day after thirty (30) days from the date on
which such Claim becomes an Allowed Priority
Non-Tax Claim, or as soon as reasonably
practical thereafter.
Class 2:	Except to the extent that a holder of an Allowed	$0	Unimpaired/	100%
Other	Other Secured Claim against any of the Debtors		Deemed
Secured	has agreed to less favorable treatment of such		to accept
Claims	Claim, each such holder shall receive, at the		Plan
option of the Debtors or the Litigation Trustee,
(i) payment in full in Cash in full and final
satisfaction of such Claim, payable on the later
of (A) forty five (45) calendar days after the
Effective Date (or as soon as reasonably
practicable thereafter) and (B) the first Business
Day after thirty (30) days from the date on
which such Other Secured Claim becomes an
Allowed Other Secured Claim, or as soon as
reasonably practical thereafter, (ii) delivery of
the collateral securing such Allowed Other
Secured Claim and payment of any interest
required under section 506(b) of the
Bankruptcy Code, or (iii) such other treatment
necessary to satisfy section 1129 of the
Bankruptcy Code.

Exhibit A-20

Class/ Designation	Combined Disclosure Statement and Plan Treatment	Estimated Amount of Total Claims	Status / Voting Rights	Projected Recovery
Class 3:	After Payment in Full in Cash of all	$81,177,686	Impaired/	Undetermined[3]
Prepetition	Administrative Claims, Other Secured Claims,		Entitled to
Loan Claims	Priority Tax Claims and Priority Non-Tax		vote
Claims and funding of any amounts required to
fund a wind-down of the Debtors’ estates,
unless the applicable Holder agrees to less
favorable treatment, each Holder of a
Prepetition Loan Claim shall be entitled to
receive Litigation Trust Interests entitling the
Holder to its Pro Rata Share of the Litigation
Trust Distribution Proceeds, in accordance with
the distribution priorities set forth in Section
9.11 hereof, up to the Allowed amount of such
Prepetition Loan Claim.

[3]	Holders of Allowed Prepetition Loan Claims are projected to recover a portion of their Allowed Prepetition Loan Claims on account of the Credit Bid Amount. The recovery for Holders of Allowed Prepetition Loan Claims may be modified depending on the ultimate amount of Litigation Trust Distribution Proceeds, which amount is undetermined as of the date of this Combined Disclosure Statement and Plan.

Exhibit A-21

Class/ Designation	Combined Disclosure Statement and Plan Treatment	Estimated Amount of Total Claims	Status / Voting Rights	Projected Recovery
Class 4: General Unsecured Claims	After Payment in Full in Cash of all Administrative Claims, Other Secured Claims, Priority Tax Claims and Priority Non-Tax Claims and funding of any amounts required to fund a wind-down of the Debtors’ estates, unless the applicable Holder agrees to less favorable treatment, each Holder of an Allowed General Unsecured Claim shall be entitled to either:	$30,321,000	Impaired/ Entitled to vote	2.5% - Undetermined[4]

	(a) in full and final satisfaction of such Holder’s Allowed General Unsecured Claim, the Holder’s Pro Rata Share of the GUC Cash Pool; or

(b) at the election of such Holder, Litigation Trust Interests entitling the Holder to its Pro Rata Share of the Litigation Trust Distribution Proceeds, in accordance with the distribution priorities set forth in Section 9.11 hereof, up to the Allowed amount of such Allowed General Unsecured Claim; provided, that such election shall be made either prior to or following the Effective Date and in accordance with the Litigation Trust Agreement and Confirmation Order.

Class 5:	Holders of Existing Securities Law Claims	$0	Impaired/	0%
Existing	shall not receive or retain any distribution under		Deemed to
Securities	the Combined Disclosure Statement and Plan		reject Plan
Law Claims	on account of such Existing Securities Law Claims.

Class 6: Interests	Interests shall be extinguished, cancelled and released on the Effective Date and Holders of Interests shall not receive any distribution on account of such Interests.	N/A	Impaired/ Deemed to reject Plan	0%
Class 7A and 7B: Intercompany Claims and Intercompany Interests	On or after the Effective Date, all Allowed Intercompany Claims and Intercompany Interests shall be adjusted, continued, settled, reinstated, discharged, or eliminated, in each case to the extent determined to be appropriate by the Debtors or the Litigation Trustee (as applicable), with the prior consent of the Prepetition Agent.	N/A	Impaired/ Deemed to reject Plan	0%

[4]	The projected recovery for Holders of General Unsecured Claims depends on the ultimate amount of Litigation Trust Distribution Proceeds, which amount is undetermined as of the date of this Combined Disclosure Statement and Plan.

Exhibit A-22

ARTICLE III

BACKGROUND AND DISCLOSURES

3.1	General Background[5]

(a)	The Debtors’ Business

The Debtors are a data intelligence company focused on providing their customers with data-driven marketing and operational intelligence offerings through a suite of software-as-a- service products. The Debtors were founded in 2012 by Anil Mathews, the company’s former Chief Executive Officer. In 2016, the Debtors launched Allspark, their flagship software-as-a- service product and in April 2021, the Debtors acquired UberMedia––a mobile insights platform that powers advertising, location measurement, and business intelligence. The acquisition of UberMedia greatly expanded the Debtors’ operations and nearly doubled their total employee headcount. Today, the Debtors service customers on a global scale, including throughout the United States, Europe, and Asia.

The Debtors maintain their headquarters in Pasadena, California, with additional offices and operations throughout Europe and Asia. As a result of the Business Combination (as defined below), Near Intelligence Inc. is a publicly traded company with its shares and warrants listed on the Nasdaq Capital Market (ticker symbol: NIR and NIRWW, respectively).

The Debtors’ primary software-as-a-service products are Allspark, a marketing intelligence product and Pinnacle, an operational intelligence product:

●	Allspark. Allspark is a marketing intelligence product that enables the Debtors’ customers to leverage data-driven marketing intelligence, including the ability to measure the effectiveness of marketing campaigns. Allspark is the Debtors’ flagship software-as-a-service product and allows customers to curate audience segments based on real world behavior. Allspark brings data from over 1.6 billion monthly active users and interactions across 70 million places to life in an intuitive and visual product. Put simply, Allspark automates the entire marketing workflow, which typically consists of three parts:

o	Audience curation: Allspark allows users to curate audience segments based on particular rules, and to overlay multi-dimension data. For example, a user could type in “women who frequently visit a gym in Sydney and also spend on air travel,” and AllSpark would surface related live data.

[5]	Additional information regarding the Debtors’ business, assets, capital structure, and the circumstances leading to the filing of the Chapter 11 Cases is set forth in detail in the First Day Declaration.

Exhibit A-23

o	Activation: Once an audience segment is curated, Allspark allows businesses to market directly to that audience through its integrated mobile advertising platform or they can export that audience and take it elsewhere.

o	Measurement: Users can also gauge changes in behavior in order to measure the success or failure of certain business decisions. For instance, if a customer ran a marketing campaign with the goal of driving people to its store, Allspark can provide the user with metrics on how many people walked into the store as a result of the marketing campaign.

●	Pinnacle. Pinnacle enables the Debtors’ customers to access data that is focused on consumer behavior in and around places, such as restaurants, retail locations, and tourist attractions. Pinnacle provides customers with an intuitive user interface and multiple ways of working with human movement data. Pinnacle’s interface offers instant charts and maps that can be used to focus on human movement data in a single location, or to compare multiple visitation patterns across geographies and time periods in numerous different countries. Pinnacle allows the Debtors’ customers to leverage consumer behavior data to understand how historical trends affected footfall for themselves and competitors, allowing them to make informed and strategic business decisions.

In addition to the United States, the Debtors and their non-Debtor subsidiaries operate throughout Europe and Asia. While Near Intelligence Pte. Ltd. (based in Singapore) is a Debtor in these Chapter 11 Cases, none of the other corporate entities that comprise the Debtors’ European and Asian business are chapter 11 Debtors.

(b)	The Debtors’ Corporate Structure

The Debtors’ current corporate structure is the product of a “SPAC merger,” and the business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of May 18, 2022 (the “Merger Agreement”), by and among KludeIn I Acquisition Corp., a special purpose acquisition company and Delaware corporation (“KludeIn”), Paas Merger Sub 1 Inc., a Delaware corporation and wholly owned subsidiary of KludeIn (“Merger Sub 1”), Paas Merger Sub 2 LLC, a Delaware limited liability company and wholly owned subsidiary of KludeIn (“Merger Sub 2”), and Near Intelligence Holdings Inc., a Delaware corporation (“Near Holdings”). Pursuant to the Merger Agreement, (i) Merger Sub 1 merged with and into Near Holdings, with Near Holdings surviving the merger as a wholly owned subsidiary of KludeIn (the “First Merger”), and (ii) immediately following the First Merger, Near Holdings, as the surviving entity of the First Merger, merged with and into Merger Sub 2, with Merger Sub 2 being the surviving entity.

Exhibit A-24

KludeIn stockholders approved the Business Combination at KludeIn’s special meeting held on March 20, 2023 and the Business Combination was completed on March 23, 2023 (the “Closing Date”). On the Closing Date, in connection with the consummation of the Business Combination, KludeIn changed its name from KludeIn I Acquisition Corp. to Near Intelligence, Inc., and Merger Sub 2 changed its name from Merger Sub 2 to Near Intelligence LLC. Beginning on March 24, 2023, Near Intelligence, Inc.’s common stock and warrants started trading on the Nasdaq Capital Market under the ticker symbols “NIR” and “NIRWW,” respectively.

(c)	Equity Ownership and Capital Structure

i.	Equity Ownership

Debtor Near Intelligence, Inc. is a publicly traded company and its shares trade on the Nasdaq Capital Market under the ticker NIR. As of the Petition Date, Near Intelligence, Inc. has approximately 57 million issued and outstanding shares of common stock. Debtor Near Intelligence LLC is a wholly owned subsidiary of Near Intelligence, Inc., and Debtors Near North America, Inc. and Near Intelligence Pte. Ltd. are wholly owned subsidiaries of Near Intelligence LLC.

ii.	Capital Structure

As of the Petition Date, the Debtors have an aggregate principal amount of approximately $96 million in funded debt obligations, consisting of the outstanding principal obligations arising under the Prepetition First Lien Financing Agreement, the Convertible Debentures, and the Promissory Notes (each as defined below). Debtor Near Intelligence, Inc. is a borrower under the Convertible Debentures and the Promissory Notes. Debtor Near Intelligence LLC is a borrower under the Prepetition First Lien Financing Agreement. Debtors Near North America, Inc. and Near Intelligence Pte. Ltd. are guarantors under the Prepetition First Lien Financing Agreement.

(A)	The Prepetition First Lien Financing Agreement

Debtor Near Intelligence LLC (f/k/a Paas Merger Sub 2 LLC and successor in interest to Near Intelligence Holdings Inc.), as borrower, Debtor Near Intelligence, Inc., as parent, Debtors Near North America, Inc. and Near Intelligence Pte. Ltd., as guarantors, the lenders party to the Prepetition First Lien Financing Agreement, and Blue Torch Finance LLC, as administrative agent and collateral agent are parties to the Prepetition First Lien Financing Agreement, providing for the Debtors’ first-lien term loan credit facility.

To secure the Prepetition First Lien Financing Agreement, the Debtors entered into various security and collateral documents in favor of the Prepetition Agent (for the benefit of the Prepetition Lenders) and various security and collateral documents, pursuant to which the Prepetition Lenders were granted first priority liens on substantially all of the Debtors’ assets. The maturity date of the Prepetition First Financing Agreement is November 4, 2026. As of the Petition Date, approximately $76,742,047 of principal remained outstanding under the Prepetition First Lien Financing Agreement, plus all accrued and outstanding interest (including interest paid in kind, accrued but unpaid interest payable in cash and interest at the default rate, each as applicable), fees (including the Deferred Consent Fee, as defined in the Prepetition Financing Documents), reimbursements, expenses and all other obligations outstanding under the Prepetition Financing Documents as of the Petition Date.

Exhibit A-25

(B)	The Convertible Debentures & Promissory Notes

Debtor Near Intelligence, Inc. issued certain convertible debentures (the “Convertible Debentures”) in a series of private placements (i.e., the Part A & Part B Convertible Debentures). The Convertible Debentures are unsecured and subordinate to the Prepetition Lenders under the Prepetition First Lien Financing Agreement. The maturity date of the Part A Convertible Debentures is February 2, 2027, and the maturity date of the Part B Convertible Debenture is the earlier of (a) February 2, 2027 or (b) the termination or repayment of the obligations under the Prepetition First Lien Financing Agreement. As of the Petition Date, approximately $17 million of principal, in the aggregate, remains outstanding under the Convertible Debentures. Subject to Section 9.12 hereof, each of the Convertible Debentures are subject to the Subordination Agreements (as defined in the DIP Loan Agreement) by and among the Prepetition Agent and the holders of the Convertible Debentures.

In connection with the Business Combination, Debtor Near Intelligence, Inc. (f/k/a KludeIn I Acquisition Corp.) assumed a working capital loan (the “Working Capital Loan”) issued by KludeIn Prime LLC (the “Sponsor”) to KludeIn I Acquisition Corp. The Working Capital Loan is evidenced by a promissory note. Separately, in connection with the Business Combination, Near Intelligence, Inc. also assumed a promissory note which was issued by the Sponsor to KludeIn I Acquisition Corp. to finance the Sponsor’s transaction costs related to the Business Combination (together with the Working Capital Loan, the “Promissory Notes”). The Promissory Notes are unsecured, bear no interest and are currently due on December 31, 2023. As of the Petition Date, approximately $2.5 million of principal, in the aggregate, remains outstanding under the Promissory Notes.

The Debtors also have numerous other unsecured claims outstanding as of the Petition Date, including vendor claims and litigation claims.

3.2	Events Leading to Chapter 11

(a)	Recent Financial Performance and Liquidity Constraints

The Debtors have incurred losses each year since their inception in 2012, having suffered a net loss of approximately $100 million for the fiscal year ended December 31, 2022. As revenues have been modest, the Debtors have relied heavily on debt and equity financings to fund operations. Despite the revenues generated from sales of their software products and management’s best efforts to stabilize operations, the Debtors’ business prospects significantly declined in the months leading up to the Petition Date. Several factors, among others, contributed to this decline.

Competition in the data intelligence industry is robust and the market is saturated with competitors who are constantly developing new technologies and products for more efficiently gathering, cataloging, and updating data. The Debtors’ inability to maintain the quality of their products in accordance with industry standards led to difficulties in retaining and obtaining customers, as customers have numerous firms to turn to for their data intelligence needs.

Exhibit A-26

There have also been significant changes in regulatory and legal environments surrounding data protection and privacy. The recent enactment of stricter data privacy regulations has generally caused headwinds throughout the industry, and it has become increasingly difficult for data intelligence providers to aggregate the accurate consumer and behavior data that they rely on to deliver their software products.

The Debtors have also faced difficulty in recent years raising capital in an amount sufficient to meet their liquidity needs and fund operations. As a result, the Debtors were forced to undertake necessary cost reduction actions, including significant reductions in force. These actions made it increasingly difficult for the Debtors to maintain their high standards for developing, maintaining, and delivering their software products.

The foregoing factors (among others) have made it increasingly difficult for the Debtors to maintain and grow their current customer base and realize net positive revenues.

(b)	Investigation of Improprieties and Appointment of Restructuring Committee

On October 1, 2023, the Board of Directors of Debtor Near Intelligence, Inc. appointed a Restructuring Committee of the Board of Directors (the “Restructuring Committee”) to oversee both the Debtors’ restructuring efforts and an internal investigation conducted by Willkie Farr & Gallagher LLP, the Debtors’ counsel, with respect to suspected financial mismanagement and fraudulent actions taken by the Debtors’ former Chief Executive Officer (Mr. Mathews) and former Chief Financial Officer (Mr. Agarwal). The Restructuring Committee also authorized and directed the Debtors to place Mr. Mathews, Mr. Agarwal, and several other employees on administrative leave pending the results of its investigation.6

Through the investigation, the Debtors uncovered a carefully concealed scheme that was perpetrated against the Debtors through which MobileFuse received tens of millions of dollars in fraudulent transfers and evaded tens of millions of dollars in contractual obligations. Specifically, since as early as 2020, MobileFuse, Mr. Agarwal, Mr. Mathews, and others deliberately caused the Debtors to pay MobileFuse tens of millions of dollars for phony data services that MobileFuse never delivered under sham contracts that MobileFuse never performed. MobileFuse then used that money—the Debtors’ money—to “pay” the Debtors for tens of millions of dollars of services that the Debtors performed under real contracts. As a result of this scheme, MobileFuse owes the Debtors at least $40 million in unpaid fees, and has caused significant additional damage to the Debtors and their stakeholders. The Debtors believe that the motive of this scheme was, among other things, to inflate both the Debtors’ and MobileFuse’s revenues as well as Mr. Mathews’s and Mr. Agarwal’s compensation.7

[6]	Additionally, on October 3, 2023, the Restructuring Committee determined that previously issued financial statements of the Debtors should not be relied upon, including the Debtors’ financial statements as of and for each of the years ended December 31, 2022, 2021 and 2020 as well as the Debtors’ quarterly financial statements for the periods ended March 31, 2023 and June 30, 2023. The conclusion that the previously issued financial statements should not be relied upon resulted from the Restructuring Committee’s assessment that certain revenue may have been overstated.
[7]	On November 29, 2023, Mr. Mathews filed a Statement of Claim and arbitration demand against Near Intelligence, Inc. The Statement of Claim asserts several causes of action against Near Intelligence, Inc., including (among others) defamation, intentional and negligent interference with prospective economic relations, and breach of contract.

Exhibit A-27

Based on the investigation results, in November 2023, the Restructuring Committee terminated the employment of Mr. Agarwal and Mr. Mathews for cause, effective immediately, pursuant to the terms of their respective employment agreements. To maximize value for their stakeholders, the Debtors intend to pursue claims against the former CEO, former CFO, and MobileFuse during and or after the chapter 11 cases.

(c)	Default Under Prepetition First Lien Financing Agreement and Forbearance Agreement

In April 2023, the Debtors’ liquidity was less than the minimum required under the Prepetition First Lien Financing Agreement and, as a result, the Debtors were in breach of applicable covenants under the Prepetition First Lien Financing Agreement and such breaches constituted events of default. On May 5, 2023 and May 10, 2023, the Debtors entered into forbearance agreements with the Prepetition Lenders, pursuant to which the Prepetition Lenders agreed to temporarily forbear from exercising their default-related rights and remedies against the Debtors with respect to the liquidity and other specified events of default.

On May 18, 2023, the Debtors entered into that certain Waiver and Amendment No. 3 to the Prepetition First Lien Financing Agreement with the Prepetition Lenders, pursuant to which the Prepetition Lenders waived certain existing defaults and the parties agreed to amend certain terms of the Prepetition First Lien Financing Agreement relating to, among other things, the minimum liquidity requirements. The Prepetition First Lien Financing Agreement was subsequently amended on July 18, 2023 and August 31, 2023, when the Prepetition Lenders agreed to further waive certain specified defaults under the facility.

In addition, on October 8, 2023, the Debtors entered into that certain Amendment No. 6 and Limited Forbearance to the Prepetition First Lien Financing Agreement with the Prepetition Lenders, pursuant to which the Prepetition Lenders agreed to temporarily forbear from exercising its default-related rights and remedies with respect to all existing events of defaults during the specified forbearance period. During the forbearance period, as further discussed below, the Debtors engaged in fruitful discussions with the Prepetition Lenders regarding a holistic restructuring transaction to be effectuated through a chapter 11 process.

(d)	Efforts to Negotiate a Comprehensive Restructuring

In an attempt to mitigate the adverse economic and operational challenges facing them, in the months leading up to the bankruptcy filing, the Debtors initiated various cost-cutting measures to preserve liquidity. These efforts included: implementing pay cuts, a hiring freeze, a workforce reduction consisting of approximately 56 employees, and reducing disbursements and expenses. While the Debtors have continued to generate revenues, these revenue streams, even when combined with their extensive cost-cutting measures, have been and will continue to be insufficient to cover the Debtors’ ongoing cash requirements.

Exhibit A-28

With the concerns discussed above in mind, and with their operating cash running low, the Debtors retained the Restructuring Advisors to pursue various strategic alternatives. The Debtors also engaged with the Prepetition Lenders regarding the proposed restructuring transactions discussed below, which include a stalking horse bid for substantially all of the Debtors’ assets, this Combined Disclosure Statement and Plan, and the DIP Facility.

(e)	The Proposed Restructuring Transactions

The Debtors and the Prepetition Lenders engaged in a series of negotiations over the course of several weeks to implement a comprehensive restructuring transaction involving the commencement of these Chapter 11 Cases to execute a value-maximizing section 363 sale of their assets free and clear of all claims and interests. The section 363 sale will be followed by the Combined Disclosure Statement and Plan to facilitate the transactions herein and wind-down the Chapter 11 Cases. The DIP Facility includes a wind-down amount to support the implementation of the plan and an orderly wind-down of the estates.

In connection with the proposed section 363 sales process, on the Petition Date, the Debtors filed a motion seeking, among other things, approval of sale procedures that provide for BTC Near HoldCo LLC (together with each of its permitted successors, assigns and designees) to serve as a Stalking Horse Bidder pursuant to the terms of the Stalking Horse Agreement, for substantially all of their assets, against which higher or otherwise better offers may be sought, providing a clear path to consummate a transaction (the “Bidding Procedures Motion”) [D.I. 20]. On January 23, 2024, the Court entered an order [D.I. 198] approving the Bidding Procedures Motion. The stalking horse bid, as described in greater detail in the Bidding Procedures Motion, set the floor for a competitive bidding process where topping bids could have yielded additional value that would have inured to the benefit of all stakeholders. The Stalking Horse Agreement contemplates a purchase price for the assets that is valued at $50 million (plus certain assumed liabilities), which is in the form of the Credit Bid Amount.8

The bidding procedures enabled the Debtors to expeditiously sell their assets free and clear of liens, claims, rights, interests, pledges, obligations, restrictions, limitations, charges, encumbrances, and other interests. Time is of the essence in consummating a value-maximizing sale transaction. While the Debtors negotiated for as much runway as possible, the DIP Lenders emphasized the need for an expedited process given the Debtors’ liquidity profile. Accordingly, the milestones set forth in the DIP Facility, consistent with the timeline set forth in the bid procedures, contemplated a brief but robust postpetition marketing process and sale.

[8]	Pursuant to the terms of the Bidding Procedures Order, in the event that the Committee commenced a Challenge (as defined in the Final DIP Order), the Stalking Horse Bidder had the option (with the agreement of the Debtors) to modify the purchase price of the Stalking Horse Agreement or, in the alternative, to not close the Sale.

Exhibit A-29

3.3	The Chapter 11 Cases

(a)	Generally

On the Petition Date, the Debtors filed the Combined Disclosure Statement and Plan. If confirmed, the Combined Disclosure Statement and Plan will allow for both the efficient wind- down of the Debtors’ estates following the sale process and the realization of maximum value with respect to remaining assets for the benefit of their stakeholders. The wind-down efforts will be facilitated by the Litigation Trust established under the Combined Disclosure Statement and Plan and overseen by the Litigation Trustee and Litigation Trust Board. The purpose of the Litigation Trust will include pursuing and liquidating the Litigation Trust Assets, reconciling and objecting to claims, winding down the Debtors’ estates, and making distributions to the beneficiaries of the Litigation Trust.

The Litigation Trust Assets will include, among other things, the Debtors’ rights to pursue certain causes of action against third parties, including MobileFuse. The beneficiaries of the trust will include holders of Prepetition Loan Claims and General Unsecured Claims. To support the implementation of the Combined Disclosure Statement and Plan and the efficient wind-down of the Debtors’ estates, proceeds of loans made pursuant to the Debtors’ DIP Facility may be used to, among other things, fund wind-down costs.

(b)	Retention of Professional Advisors

Pursuant to Orders entered on January 9, 2024, the Bankruptcy Court authorized the Debtors to retain and employ (i) Willkie Farr & Gallagher LLP and (ii) Young Conaway Stargatt & Taylor, LLP as their bankruptcy co-counsel [D.I. 154 & 149]; (iii) GLC Advisors & Company, as investment banker [D.I. 143]; and (iv) Kroll Restructuring Administration LLC, as administrative advisor [D.I. 142]. Pursuant to the order entered on January 23, 2024, the Bankruptcy Court authorized the Debtors to retain and employ Ernst & Young, as financial advisor [D.I. 194]. The Bankruptcy Court also authorized the Debtors to retain and employ certain professionals utilized by the Debtors in the ordinary course of business prior to the Petition Date [D.I. 148].

(c)	“First Day” Motions and Related Applications

Commencing on the Petition Date, the Debtors filed the following “first-day” motions and applications designed to ease the Debtors’ transition into chapter 11, maximize the value of the Assets, and minimize the effects of the commencement of the Chapter 11 Cases (collectively, the “First Day Motions”):

i.	Debtors’ Motion for an Order Authorizing Joint Administration of the Debtors’ Chapter 11 Cases [D.I. 2] (“Joint Administration Motion”).

ii.	Debtors’ Application for Entry of an Order Appointing Kroll Restructuring Administration LLC as Claims and Noticing Agent [D.I. 3] (“Claims Agent Retention Motion”).

Exhibit A-30

iii.	Debtors’ Motion for Entry of an Order (I) Restating and Enforcing Protections of 11 U.S.C. §§ 362, 365, 525, and 541(c), (II) Approving Notice Related to Non-Debtor Affiliates, and (III) Granting Related Relief [D.I. 4] (“Foreign Comfort Motion”).

iv.	Debtors’ Motion for Entry of an Order Authorizing the Debtors to (A) File a Consolidated List of Creditors in Lieu of Submitting a Separate Mailing Matrix for Each Debtor, (B) File a Consolidated List of the Debtors’ Thirty Largest Unsecured Creditors and (C) File Under Seal Portions of the Creditor Matrix and Other Filings Containing Certain Personal Identification Information Filed by Near Intelligence, Inc. [D.I. 5] (“Creditor Matrix Motion”).

v.	Debtors’ Motion for Interim and Final Orders, Pursuant to Sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code and Bankruptcy Rule 3001, Establishing Notice and Hearing Procedures for Trading in, or Certain Claims of Worthlessness With Respect to, Equity Securities in Debtor Near Intelligence, Inc. [D.I. 6] (“NOL Motion”).

vi.	Debtors’ Motion for Interim and Final Orders (I) Authorizing the Debtors to Pay Certain Prepetition Taxes and Fees and Related Obligations and (II) Authorizing the Banks to Honor and Process Check and Electronic Transfer Requests Related Thereto [D.I. 7] (“Taxes Motion”).

vii.	Debtors’ Motion for Interim and Final Orders (I) Prohibiting Utility Companies from Altering, Refusing, or Discontinuing Utility Services, (II) Deeming Utility Companies Adequately Assured of Future Payment, (III) Establishing Procedures for Resolving Objections by Utility Companies and Determining Any Additional Adequate Assurance of Payment, and (IV) Granting Related Relief [D.I. 8] (“Utilities Motion”).

viii.	Debtors’ Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Continue Their Insurance Policies and Pay All Obligations in Respect Thereof, (II) Authorizing the Debtors’ Banks and Other Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations, and (III) Granting Related Relief [D.I. 9] (“Insurance Motion”).

ix.	Debtors’ Motion For Entry of Interim and Final Orders (I) Authorizing the Debtors to Maintain and Administer Their Existing Customer Programs and Honor Certain Prepetition Obligations Related Thereto, (II) Authorizing the Banks to Honor and Process Check and Electronic Transfer Requests Related Thereto, and (III) Granting Related Relief [D.I. 10] (“Customer Programs Motion”).

x.	Debtors’ Motion for Interim and Final Orders (I) Authorizing the Debtors to (A) Continue and Maintain Their Cash Management System, Including Bank Accounts and Business Forms, (B) Continue Intercompany Transactions, and (C) Honor Certain Prepetition Obligations Related Thereto; (II) Waiving Certain Operating Guidelines; (III) Extending the Time to Comply With Section 345(B) of the Bankruptcy Code; and (IV) Granting Related Relief [D.I. 11] (“Cash Management Motion”).

Exhibit A-31

xi.	Debtors’ Motion for Entry of Interim and Final Orders (I) Authorizing Debtors to (A) Pay Certain Prepetition Employment Obligations and (B) Maintain Employee Benefits Programs and (II) Granting Related Relief [D.I. 12] (“Wage Motion”).

xii.	Debtors’ Motion for Interim and Final Orders (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use the Cash Collateral, (III) Granting Adequate Protection to Prepetition Secured Lenders, (IV) Granting Liens and Superpriority Claims, (V) Modifying the Automatic Stay, and (VI) Scheduling a Final Hearing [D.I. 15] (the “DIP Motion”).

On December 11, 2023, the Bankruptcy Court entered Orders (i) approving the relief requested in the Joint Administration Motion [D.I. 54], the Claims Agent Retention Application [D.I. 56], and the Foreign Comfort Motion [D.I. 58] on a final basis, and (ii) approving the relief requested in the DIP Motion [D.I. 66], the Insurance Motion [D.I. 58], the Utilities Motion [D.I. 55], the Taxes Motion [D.I. 63], the Creditor Matrix Motion [D.I. 64], the Customer Programs Motion [D.I. 60], the Wages Motion [D.I. 57], the Cash Management Motion [D.I. 62], and the NOL Motion [D.I. 61] on an interim basis.

On January 9, 2024, the Bankruptcy Court entered Orders approving, on a final basis, the relief requested in the Wages Motion [D.I. 159], the Insurance Motion [D.I. 144], the Utilities Motion [D.I. 140], the Taxes Motion [D.I. 141], the Creditor Matrix Motion [D.I. 145], the Customer Programs Motion [D.I. 146], the Cash Management Motion [D.I. 174], and the NOL Motion [D.I. 150]. On January 23, 2024, the Bankruptcy Court entered an Order approving, on a final basis, the relief requested in the DIP Motion [D.I. 197].

(d)	Appointment of Official Committee of Unsecured Creditors

On December 22, 2023, the U.S. Trustee filed the Notice of Appointment of Unsecured Creditors Committee [D.I. 85], notifying parties in interest that the U.S. Trustee appointed the Committee in the Chapter 11 Cases. The Committee is comprised of the following members: (i) YA II PN, Ltd., and (ii) Magnite, Inc. The Committee serves as a representative and fiduciary for the interests of the unsecured creditors. Counsel to the Committee is DLA Piper LLP (US) and the Committee’s financial advisor is M3 Advisory Partners, LP.

On January 9, 2024, the U.S. Trustee held the meeting of creditors pursuant to section 341(a) of the Bankruptcy Code.

(a)	Schedules and Bar Dates

On December 15, 2023, the Bankruptcy Court entered the Bar Date Order, granting the relief requested in the Bar Date Motion [D.I. 77]. The Bar Date Order established the General Bar Date as February 8, 2024 at 5:00 p.m. (prevailing Eastern Time). The Bar Date Order also established the Governmental Bar Date as June 5, 2024 at 5:00 p.m. (prevailing Eastern Time) (the “Governmental Bar Date”).

Exhibit A-32

On January 6, 2024, the Debtors filed the Schedules. Among other things, the Schedules set forth the Claims of known or putative creditors against the Debtors as of the Petition Date, based upon the Debtors’ books and records.

On February 2, 2024, the Bankruptcy Court entered the Solicitation Procedures Order that, among other things, established certain deadlines with respect to the solicitation of votes and Confirmation of the Combined Disclosure Statement and Plan.

As described in greater detail below, the projected recoveries set forth herein are based on certain assumptions, including the Debtors’ estimates of the Claims that will eventually be Allowed in various Classes. There is no guarantee that the ultimate amount of each of such categories of Claims will correspond to the Debtors’ estimates. The Debtors or the Litigation Trustee, as applicable, and their respective professionals, will investigate Claims filed against the Debtors to determine the validity of such Claims. The Debtors or the Litigation Trustee, as applicable, may file objections to Claims that are filed in improper amounts or classifications, or are otherwise subject to objection under the Bankruptcy Code or other applicable law.

(b)	The Sale Process

As set forth in the First Day Declaration, the Debtors’ paramount goal in the Chapter 11 Cases is to maximize the value of the estates for the benefit of the Debtors’ creditor constituencies and other stakeholders through the sale of substantially all of the Assets. To accomplish such, the Debtors began engaging with interested parties prior to the Petition Date and market tested the stalking horse bid during these Chapter 11 Cases to ensure that the Debtors obtain the highest or otherwise best offer or combination of offers for some or all of their assets. Specifically, in November 2023, the Debtors and their Restructuring Advisors commenced a targeted marketing and sale process for substantially all of the Debtors’ assets. In connection with the prepetition marketing efforts, the Debtors and their Restructuring Advisors contacted over 100 parties that might be interested in pursuing a transaction for the Debtors’ assets (including strategic and financial partners).

On the Petition Date, the Debtors filed a Bidding Procedures Motion seeking authority to proceed with a bidding and auction process to consummate the Sale through the Sale process that the Debtors expect will generate maximum value for their assets. To facilitate the Sale process, the Debtors, in consultation with the Restructuring Advisors proposed certain customary bidding procedures (the “Bidding Procedures”) to preserve flexibility in the Sale process, generate the greatest level of interest in the Debtors’ assets, and result in the highest or otherwise best value for those assets. Given the Debtors’ liquidity situation at the outset of the Chapter 11 Cases, the Debtors believed that a timely sale of their assets would maximize value to the greatest extent possible under the circumstances, and generate the highest possible recoveries in the most efficient and expeditious manner possible, which will inure to the benefit of the Debtors’ creditors and other stakeholders. The Debtors also believed that it would ensure, to the benefit of their estates, that the market has certainty around the parameters of the Sale process.

Exhibit A-33

On January 23, 2024, the Bankruptcy Court entered the Bidding Procedure Orders approving the Bidding Procedures. Pursuant to the court-approved bidding procedures, the Debtors solicited topping bids to maximize value for their stakeholders. The Bidding Procedures provided the following key dates and deadlines with respect to the Sale Process:

SALE PROCESS KEY DATES AND DEADLINES[9]
February 6, 2024, at 4:00 p.m. (ET)	Sale Objection Deadline
February 8, 2024, at 4:00 p.m. (ET)	Bid Deadline
February 9, 2024, at 4:00 p.m. (ET)	Deadline for Debtors to Notify Bidders of Status as Qualified Bidders
February 10, 2024, at 9:00 a.m. (ET)	Auction (if any)
February 12 2024, at 4:00 p.m. (ET)	Post-Auction Objection Deadline
February 15, 2024 at 4:00 p.m. (ET)	Debtors’ Reply Deadline to Post-Auction Objections
February 16, 2024, at 10:00 a.m. (ET)	Sale Hearing[10]

As further described in the Supplemental Declaration of Abraham T. Han in Support of Order Approving Sale of the Debtors’ assets to the Successful Bidder [D.I. 272], in furtherance of their efforts to achieve the highest or otherwise best bid for their Assets, the Debtors and the Restructuring Advisors continued to market the Assets on a postpetition basis in accordance with the Bidding Procedures Order. Following the Petition Date, the Debtors and the Restructuring Advisors contacted one hundred twenty-four (124) prospective buyers for the Assets, including parties that the Debtors had engaged with prior to the Petition Date and certain parties identified by the Committee. The Debtors executed non-disclosure agreements with eighteen (18) prospective buyers. Ultimately, however, the Debtors did not receive any Qualified Bid (as deined in the Bidding Procedures Order) from any party for the Assets (other than the Stalking Horse Bid) prior to the Bid Deadline on February 8, 2024.

Accordingly, the Debtors cancelled the auction [D.I. 254] and selected the Stalking Horse Bidder as the Successful Bidder for their Assets in accordance with the Bidding Procedures Order. The Debtors also determined that the Stalking Horse Agreement is the Successful Bidder Agreement.

[9]	Capitalized terms used in this summary of Sale Process Key Dates and Deadlines shall have the meanings given to them in the Bidding Procedures Order. Reference should be made to the Bidding Procedures Order for a complete summary of the key dates and deadlines in the Sale process.
[10]	Following entry of the Bidding Procedures Order, the Sale Hearing was adjourned to February 21, 2024 at 2:00 p.m. (EST).

Exhibit A-34

(c)	The Wind-Down of the Estates

Following the closing of the Sale, the Debtors will focus principally on efficiently winding down their businesses, preserving Cash held in the Estates, monetizing their remaining Assets and pursuing confirmation of this Combined Disclosure Statement and Plan. The remaining Assets are expected to consist of, among other things, the Litigation Trust Assets. This Combined Disclosure Statement and Plan provides for the Assets (including the prosecution of Causes of Action), to the extent not already liquidated, to vest in the Litigation Trust and to be liquidated over time and the proceeds thereof to be distributed to Holders of Allowed Claims in accordance with the terms of the Plan and the treatment of Allowed Claims described more fully herein. The Litigation Trustee will effect such liquidation and distributions. The Debtors will be dissolved as soon as practicable after the Effective Date.

(d)	The Committee’s Investigation and Plan Settlement

Following its appointment, the Committee commenced an investigation into the basis for certain stipulations made by the Debtors pursuant to the Final DIP Order. Pursuant to the Final DIP Order, the Debtors’ stipulations with respect to the Prepetition Loan Claims become binding upon the estates, all creditors and other parties in interest, including the Committee, unless the Committee or another party in interest with appropriate standing commences a Challenge, as defined in and within the time limits set under the Final DIP Order.11 In accordance with the Bidding Procedures Order, in the event that any Challenge was asserted, the Stalking Horse Bidder (1) would not be obligated to close the transactions set forth in the Stalking Horse Agreement until any such Challenge is resolved in its entirety to the satisfaction of the Prepetition Lenders or the DIP Lenders, as applicable; and (2) could have (with the consent of the Debtors) modified the terms of the Stalking Horse Agreement prior to the hearing to consider entry of the Sale Order, including, without limitation, the structure or amount of the Credit Bid Amount.

Following the commencement of the Committee’s investigation, the Debtors, the Prepetition Lenders, and the Committee engaged in good faith settlement discussions regarding the treatment of the Prepetition Loan Claims and the allocation of Litigation Trust Distribution Proceeds among Holders of Claims in Class 3 (Prepetition Loan Claims) and Class 4 (General Unsecured Claims) under the Combined Disclosure Statement and Plan. Following weeks of dual- track settlement negotiations and litigation (which included the Committee serving deposition and discovery requests on both the Debtors and the Prepetition Lenders and sharing a draft Challenge pleading), the Debtors, the Committee, and the Prepetition Lenders reached the Plan Settlement memorialized in this Combined Disclosure Statement and Plan to resolve the Committee’s Challenge Rights. Pursuant to the Plan Settlement, the Committee’s Challenge Rights shall be deemed fully and finally settled, resolved, and waived.

As further described herein, the key components of the Plan Settlement include: the Prepetition Secured Parties’ agreement to forego asserting the Prepetition Loan Adequate Protection Claims in connection with the allocation and distribution of Litigation Trust Distribution Proceeds as set forth in Section 9.11 so long as the Plan Settlement remains in effect; an agreement between Committee and the Prepetition Lenders regarding the distribution priorities that will govern the allocation of Litigation Trust Distribution Proceeds among Holders of Claims in Class 3 (Prepetition Loan Claims) and Class 4 (General Unsecured Claims) (Section 9.11); the Prepetition Lenders’ agreement to forego enforcing their subordination rights under the Subordination Agreements (as defined in the DIP Loan Agreement) against holders of the Convertible Debentures with respect to the recoveries on such Holders’ Allowed General Unsecured Claims up to a maximum aggregate amount of $900,000 among all holders of Convertible Debentures in accordance with the terms set forth in Section 9.11; and the Litigation Trust Lender’s Agreement to provide the Litigation Trust Financing (Section 9.13).

[11]	The Final DIP Order provides that the deadline to bring a challenge is the earlier of (i)(x) with respect to parties in interest with requisite standing other than the Committee, seventy-five (75) calendar days after entry of the Interim Order and (y) with respect to the Committee, sixty (60) calendar days after the appointment of the Committee, and (ii) the hearing to consider entry of the Sale Order.

Exhibit A-35

ARTICLE IV

CONFIRMATION AND VOTING PROCEDURES

4.1	Confirmation Procedures. The Solicitation Procedures Order, among other things, conditionally approves the Combined Disclosure Statement and Plan for solicitation purposes only and authorizes the Debtors to solicit votes to accept or reject the Combined Disclosure Statement and Plan. The Confirmation Hearing has been scheduled for March 12, 2024 at 10:00 a.m. (prevailing Eastern Time) at the Bankruptcy Court, 3rd Floor, Courtroom #5, 824 North Market Street, Courtroom 5, Wilmington, Delaware 19801 to consider (a) final approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (b) confirmation of the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code. The Confirmation Hearing may be adjourned from time to time by the Debtors without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing or by filing a notice with the Bankruptcy Court.

4.2	Procedures for Objections. Any objection to final approval of the adequacy of disclosures in the Combined Disclosure Statement and Plan and confirmation of the Combined Disclosure Statement and Plan must be made in writing and filed with the Bankruptcy Court and served on (a) co-counsel to the Debtors, (i) Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (Attn: Rachel C. Strickland, Esq. (rstrickland@willkie.com), Andrew S. Mordkoff, Esq. (amordkoff@willkie.com) and Joseph R. Brandt, Esq. (jbrandt@willkie.com)) and (ii) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, DE 19801 (Attn: Edmon L. Morton, Esq. (emorton@ycst.com), Matthew B. Lunn, Esq. (mlunn@ycst.com), Shane M. Reil, Esq. (sreil@ycst.com), and Carol E. Cox, Esq. (ccox@ycst.com)); (b) the Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Wilmington, DE, 19801, (Attn: Benjamin Hackman, Esq. (Benjamin.a.hackman@usdoj.gov)); (c) counsel to the Committee, (i) DLA Piper LLP (US), 1201 North Market Street, Suite 2100, Wilmington, DE 19801 Attn: R. Craig Martin, Esq. (craig.martin@us.dlapiper.com), Aaron S. Applebaum, Esq. (aaron.applebaum@us.dlapiper.com) and (ii) DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020 Attn: Dennis O’Donnell, Esq. (dennis.odonnell@us.dlapiper.com); and (d) counsel for (i) the Prepetition First Lien Agent for the Prepetition First Lien Lenders and (ii) the DIP Agent for the DIP Lenders, (x) King & Spalding LLP, 1185 Avenue of the Americas, 34th Floor, New York, NY 10036 (Attn: Roger Schwartz, Esq. (rschwartz@kslaw.com) and Geoffrey King, Esq. (gking@kslaw.com)), and (y) Morris, Nichols, Arsht & Tunnell LLP, 1201 North Market Street P.O. Box 1347 Wilmington, DE 19899 (Attn: Robert Dehney, Esq. (rdehney@morrisnichols.com), Matthew Harvey, Esq. (mharvey@morrisnichols.com)) in each case, by no later than March 5, 2024 at 4:00 p.m. (ET) (prevailing Eastern Time). Unless an objection is timely filed and served, it may not be considered by the Bankruptcy Court at the Confirmation Hearing.

Exhibit A-36

4.3	Requirements for Confirmation. The Bankruptcy Court will confirm the Combined Disclosure Statement and Plan only if it meets all the applicable requirements of section 1129 of the Bankruptcy Code. Among other requirements, the Combined Disclosure Statement and Plan (i) must be accepted by all Impaired Classes of Claims or Interests or, if rejected by an Impaired Class, the Combined Disclosure Statement and Plan must not “discriminate unfairly” against, and be “fair and equitable” with respect to, such Class; and (ii) must be feasible. The Bankruptcy Court must also find that: (i) the Combined Disclosure Statement and Plan has classified Claims and Interests in a permissible manner; (ii) the Combined Disclosure Statement and Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code; and (iii) the Combined Disclosure Statement and Plan has been proposed in good faith.

4.4	Classification of Claims and Interests

Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a debtor’s creditors and equity interest holders. In accordance with section 1123 of the Bankruptcy Code, the Combined Disclosure Statement and Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than those claims which pursuant to section 1123(a)(1) of the Bankruptcy Code need not be and have not been classified). The Debtors also are required, under section 1122 of the Bankruptcy Code, to classify Claims and Interests into Classes that contain Claims or Interests that are substantially similar to the other Claims or Interests in such Class.

The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the claim holder or interest holder agrees to a less favorable treatment of its claim or interest. The Debtors believe that the Combined Disclosure Statement and Plan complies with such standard. If the Bankruptcy Court finds otherwise, however, it could deny confirmation of the Combined Disclosure Statement and Plan if the holders of Claims or Interests affected do not consent to the treatment afforded them under the Plan.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving distributions pursuant to the Combined Disclosure Statement and Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

The Debtors believe that the Combined Disclosure Statement and Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code and applicable case law. It is possible that a Holder of a Claim or Interest may challenge the Debtors’ classification of Claims or Interests and that the Bankruptcy Court may find that a different classification is required for the Combined Disclosure Statement and Plan to be confirmed. If such a situation develops, the Debtors intend, in accordance with the terms of the Combined Disclosure Statement and Plan, to make such permissible modifications to the Combined Disclosure Statement and Plan as may be necessary to permit its confirmation. Any such reclassification could adversely affect holders of Claims by changing the composition of one or more Classes and the vote required of such Class or Classes for approval of the Plan.

Exhibit A-37

EXCEPT AS SET FORTH IN THE COMBINED DISCLOSURE STATEMENT AND PLAN, UNLESS SUCH MODIFICATION OF CLASSIFICATION MATERIALLY ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM AND REQUIRES RE-SOLICITATION, ACCEPTANCE OF THE COMBINED DISCLOSURE STATEMENT AND PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER ULTIMATELY IS DEEMED TO BE A MEMBER.

The amount of any Impaired Claim that ultimately is Allowed by the Bankruptcy Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims that are ultimately Allowed by the Bankruptcy Court with respect to each Impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the actual recovery ultimately received by a particular Holder of an Allowed Claim may be adversely or favorably affected by the aggregate amount of Claims Allowed in the applicable Class. Additionally, any changes to any of the assumptions underlying the estimated Allowed amounts could result in material adjustments to recovery estimates provided herein or the actual Distribution received by creditors. The projected recoveries are based on information available to the Debtors as of the date hereof and reflect the Debtors’ views as of the date hereof only.

The classification of Claims and Interests and the nature of distributions to members of each Class are summarized herein. The Debtors believe that the consideration, if any, provided under the Combined Disclosure Statement and Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests taking into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Combined Disclosure Statement and Plan. Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Combined Disclosure Statement and Plan, or do not vote to accept the Combined Disclosure Statement and Plan, but who will be bound by the provisions of the Combined Disclosure Statement and Plan if it is confirmed by the Bankruptcy Court.

4.5	Unimpaired Claims and Impaired Claims or Interests

Pursuant to the provisions of the Bankruptcy Code, only classes of claims or interests that are “impaired” (as defined in section 1124 of the Bankruptcy Code) under a plan may vote to accept or reject such plan. Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable, or contractual rights are changed under such plan. In addition, if the holders of claims or interests in an impaired class do not receive or retain any property under a plan on account of such claims or interests, such impaired class is deemed to have rejected such plan under section 1126(g) of the Bankruptcy Code and, therefore, such holders are not entitled to vote on such plan.

Exhibit A-38

Under the Combined Disclosure Statement and Plan, Holders of Claims in Class 3 and Class 4 as of the Voting Record Date of January 30, 2024 are Impaired and are entitled to vote on the Plan. Under the Plan, Holders of Claims or Interests in Classes 5, 6, 7A and 7B are Impaired and will not receive or retain any property under the Combined Disclosure Statement and Plan on account of such Claims or Interests and, therefore, are not entitled to vote on the Combined Disclosure Statement and Plan and are deemed to reject the Combined Disclosure Statement and Plan.

Under the Combined Disclosure Statement and Plan, Holders of Claims in Classes 1 and 2 are Unimpaired and, therefore, not entitled to vote on the Combined Disclosure Statement and Plan and are deemed to accept the Combined Disclosure Statement and Plan.

ACCORDINGLY, A BALLOT FOR ACCEPTANCE OR REJECTION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN IS BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASS 3 AND CLASS 4.

4.6	Confirmation Without Necessary Acceptances; Cramdown

In the event that any impaired class of claims or interests does not accept a plan, a debtor nevertheless may move for confirmation of the plan. A plan may be confirmed, even if it is not accepted by all impaired classes, if the plan has been accepted by at least one impaired class of claims, and the plan meets the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code requires that a court find that a plan (a) “does not discriminate unfairly” and (b) is “fair and equitable,” with respect to each non- accepting impaired class of claims or interests. Here, because Holders of Claims and Interests in Classes 5, 6, and 7A and 7B are deemed to reject the Combined Disclosure Statement and Plan, the Debtors will seek confirmation of the Combined Disclosure Statement and Plan from the Bankruptcy Court by satisfying the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. The Debtors believe that such requirements are satisfied, as no Holder of a Claim or Interest junior to those in Classes 5, 6, 7A or 7B are entitled to receive any property under the Plan and no Holders of Claims in senior Classes are receiving more than payment in full with respect to their Allowed Claims.

A plan does not “discriminate unfairly” if (a) the legal rights of a nonaccepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are similar to those of the nonaccepting class and (b) no class receives payments in excess of what it is legally entitled to receive for its claims or interests. The Debtors believe that, under the Combined Disclosure Statement and Plan, all Impaired Classes of Claims or Interests are treated in a manner that is consistent with the treatment of other Classes of Claims or Interests that are similarly situated, if any, and no Class of Claims or Interests will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims or Allowed Interests in such Class. Accordingly, the Debtors believe that the Combined Disclosure Statement and Plan does not discriminate unfairly as to any Impaired Class of Claims or Interests.

Exhibit A-39

The Bankruptcy Code provides a nonexclusive definition of the phrase “fair and equitable.” To determine whether a plan is “fair and equitable,” the Bankruptcy Code establishes “cramdown” tests for secured creditors, unsecured creditors and equity holders, as follows:

(a)	Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

(b)	Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

(c)	Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

As discussed above, the Debtors believe that the distributions provided under the Combined Disclosure Statement and Plan satisfy the absolute priority rule, where required.

4.7	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors (unless such liquidation or reorganization is proposed in the Plan). Inasmuch as the Assets have been, or will be, liquidated and the Combined Disclosure Statement and Plan provides for the Distribution of all of the Cash proceeds of the Assets to Holders of Claims that are Allowed in accordance with the Combined Disclosure Statement and Plan, for purposes of this test, the Debtors have analyzed the ability of the Litigation Trustee to meet its obligations under the Combined Disclosure Statement and Plan. Based on the Debtors’ analysis, the Litigation Trustee will have sufficient assets to accomplish its tasks under the Combined Disclosure Statement and Plan. Specifically, the Current DIP Budget (as defined in the Final DIP Order) will provide the Debtors with sufficient cash on hand to make any required distributions on the Effective Date. The Current DIP Budget also includes a wind-down budget in the amount of $750,000 (the “Wind-Down Budget”) to facilitate the implementation of the Combined Disclosure Statement and Plan and an orderly wind-down of the estates. For the avoidance of doubt, the Litigation Trust Assets include the full amount of the Wind-Down Budget and such amount will be transferred to the Litigation Trust on the Effective Date. Moreover, the Litigation Trust Lender will provide the Litigation Trust Financing to fund the Litigation Trust.

Therefore, the Debtors believe that liquidation pursuant to the Combined Disclosure Statement and Plan and establishment of the Litigation Trust will meet the feasibility requirements of the Bankruptcy Code.

Exhibit A-40

4.8	Best Interests Test and Liquidation Analysis

Even if a plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires the Bankruptcy Court to determine that such plan is in the best interests of all holders of claims or interests that are impaired by that plan and that have not accepted the plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code. A liquidation analysis is attached hereto as Exhibit A.

To calculate the probable distribution to holders of each impaired class of claims and interests if the debtor was liquidated under chapter 7, a court must first determine the aggregate dollar amount that would be generated from a debtor’s assets if its chapter 11 cases were converted to cases under chapter 7 of the Bankruptcy Code. To determine if a plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of a liquidation of the debtor’s unencumbered assets and properties, after subtracting the amounts attributable to the costs, expenses and administrative claims associated with a chapter 7 liquidation, must be compared with the value offered to such impaired classes under the plan. If the hypothetical liquidation distribution to holders of claims or interests in any impaired class is greater than the distributions to be received by such parties under the plan, then such plan is not in the best interests of the holders of claims or interests in such impaired class.

As set forth in the annexed liquidation analysis, because the Combined Disclosure Statement and Plan is a liquidating plan, the “liquidation value” in the hypothetical chapter 7 liquidation analysis for purposes of the “best interests” test is substantially similar to the estimates of the results of the chapter 11 liquidation contemplated by the Combined Disclosure Statement and Plan. However, the Debtors believe that in a chapter 7 liquidation, (i) Holders of Prepetition Loan Claims and General Unsecured Claims may not receive the value greater than the value being provided under this Combined Disclosure Statement and Plan, and (ii) there would be additional costs and expenses that the Estates would incur as a result of liquidating the Estates in a chapter 7 case.

The costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as the costs of counsel and other professionals retained by the trustee. The Debtors believe such amount would exceed the amount of expenses that would be incurred in implementing the Combined Disclosure Statement and Plan and winding up the affairs of the Debtors and non-Debtors. Conversion also would likely delay the liquidation process and ultimate distribution of the Assets. The Estates would also be obligated to pay all unpaid expenses incurred by the Debtors during the Chapter 11 Cases (such as compensation for Professionals) that are allowed in the chapter 7 cases.

Exhibit A-41

Moreover, in a chapter 7 case, distributions to Holders of Allowed Claims would be diminished because the Stalking Horse Agreement would likely be terminated, as the conversion of the Chapter 11 Cases to a chapter 7 case is a termination event under the Stalking Horse Agreement and the Litigation Trust would not be established to liquidate and distribute the Litigation Trust Assets, including the Retained Causes of Action.

Accordingly, the Debtors believe that Holders of Allowed Claims would receive less than anticipated under the Combined Disclosure Statement and Plan if the Chapter 11 Cases were converted to chapter 7 cases, and therefore, the classification and treatment of Claims and Interests in the Combined Disclosure Statement and Plan complies with Bankruptcy Code section 1129(a)(7).

4.9	Acceptance of the Plan

The rules and procedures governing eligibility to vote on the Combined Disclosure Statement and Plan, solicitation of votes, and submission of ballots are set forth in the Solicitation Procedures Order.

For the Combined Disclosure Statement and Plan to be accepted by an Impaired Class of Claims, a majority in number and two-thirds in dollar amount of the Claims voting in such Class must vote to accept the Combined Disclosure Statement and Plan. At least one Voting Class, excluding the votes of insiders, must actually vote to accept the Combined Disclosure Statement and Plan.

IF YOU ARE ENTITLED TO VOTE ON THE COMBINED DISCLOSURE STATEMENT AND PLAN, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND PROMPTLY SUBMIT THE BALLOT YOU RECEIVE ON OR BEFORE THE VOTING DEADLINE OF MARCH 5, 2024. PLEASE BE SURE TO COMPLETE ALL BALLOT ITEMS PROPERLY AND LEGIBLY. IF YOU ARE A HOLDER OF A CLAIM ENTITLED TO VOTE ON THE COMBINED DISCLOSURE STATEMENT AND PLAN AND YOU DID NOT RECEIVE A BALLOT, YOU RECEIVED A DAMAGED BALLOT, OR YOU LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING THE COMBINED DISCLOSURE STATEMENT AND PLAN OR PROCEDURES FOR VOTING ON THE PLAN, PLEASE CONTACT THE SOLICITATION AND CLAIMS AGENT (I) BY TELEPHONE AT: (844) 344-0799 (U.S. AND CANADA TOLL FREE), OR +1(646) 651-1196 (OUTSIDE THE U.S.) OR (II) BY EMAIL AT: NEARINFO@RA.KROLL.COM (WITH “NEAR INTELLIGENCE SOLICITATION INQUIRY” IN THE SUBJECT LINE). THE SOLICITATION AND CLAIMS AGENT IS NOT AUTHORIZED TO, AND WILL NOT, PROVIDE LEGAL ADVICE.

HOLDERS OF CLAIMS IN IMPAIRED VOTING CLASSES WHO DO NOT WISH TO PROVIDE THE RELEASES SET FORTH IN SECTION 14.1(c) HEREIN MUST AFFIRMATIVELY INDICATE SO BY CHECKING THE “OPT-OUT” BOX ON THEIR BALLOT OR OBJECTING TO THE RELEASES ON OR BEFORE THE DEADLINE TO OBJECT TO CONFIRMATION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN.

PLEASE BE ADVISED THAT ALL HOLDERS OF CLAIMS IN IMPAIRED VOTING CLASSES THAT DO NOT ELECT TO OPT-OUT OF THE RELEASES SHALL BE DEEMED TO HAVE CONSENTED TO THE RELEASES SET FORTH IN SECTION 14.1(c).

Exhibit A-42

ARTICLE V

CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING

THE COMBINED DISCLOSURE STATEMENT AND PLAN AND ITS IMPLEMENTATION ARE SUBJECT TO CERTAIN RISKS, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ON THE COMBINED DISCLOSURE STATEMENT AND PLAN SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THE COMBINED DISCLOSURE STATEMENT AND PLAN AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE COMBINED DISCLOSURE STATEMENT AND PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE COMBINED DISCLOSURE STATEMENT AND PLAN AND ITS IMPLEMENTATION.

5.1	The Combined Disclosure Statement and Plan May Not Be Accepted

The Debtors can make no assurances that the requisite acceptances to the Combined Disclosure Statement and Plan will be received, and the Debtors may need to obtain acceptances to an alternative plan for the Debtors, or otherwise, that may not have the support of the creditors and/or may be required to liquidate the Estates under chapter 7 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to creditors as those proposed in the Plan.

5.2	The Combined Disclosure Statement and Plan May Not Be Confirmed

Even if the Debtors receive the requisite acceptances, there is no assurance that the Bankruptcy Court, which may exercise substantial discretion as a court of equity, will confirm the Combined Disclosure Statement and Plan. Even if the Bankruptcy Court determined that the Combined Disclosure Statement and Plan and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Combined Disclosure Statement and Plan if it finds that any of the statutory requirements for confirmation had not been met. Moreover, there can be no assurance that modifications to the Combined Disclosure Statement and Plan will not be required for Confirmation or that such modifications would not necessitate the re-solicitation of votes. If the Combined Disclosure Statement and Plan is not confirmed, it is unclear what distributions Holders of Claims or Interests ultimately would receive with respect to their Claims or Interests in a subsequent plan.

Exhibit A-43

If the Combined Disclosure Statement and Plan is not confirmed, the Combined Disclosure Statement and Plan will need to be revised, and it is unclear whether a chapter 11 reorganization or liquidation of the Debtors’ assets could be implemented and what distribution the holders of Allowed Claims would receive. If an alternative could not be agreed to, it is possible that the Debtors would have to liquidate their remaining assets in chapter 7, in which case it is likely that the holders of Allowed Claims would receive substantially less favorable treatment than they would receive under the Combined Disclosure Statement and Plan. There can be no assurance that the terms of any such alternative would be similar to or as favorable to the Debtors’ creditors as those proposed in the Combined Disclosure Statement and Plan.

5.3	Distributions to Holders of Allowed Claims Under the Combined Disclosure Statement and Plan May Be Inconsistent with Projections

Projected Distributions are based upon good faith estimates of the total amount of Claims ultimately Allowed and the funds available for Distribution. There can be no assurance that the estimated Claim amounts set forth in this Combined Disclosure Statement and Plan are correct. These estimated amounts are based on certain assumptions with respect to a variety of factors. Both the actual amount of Allowed Claims in a particular Class and the funds available for distribution to such Class may differ from the Debtors’ estimates. If the total amount of Allowed Claims in a Class is higher than the Debtors’ estimates, or the funds available for distribution to such Class are lower than the Debtors’ estimates, the percentage recovery to Holders of Allowed Claims in such Class will be less than projected.

5.4	Objections to Classification of Claims

Section 1122 of the Bankruptcy Code requires that the Combined Disclosure Statement and Plan classify Claims and Interests. The Bankruptcy Code also provides that the Combined Disclosure Statement and Plan may place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests in such Class. The Debtors believe that all Claims and Interests have been appropriately classified in the Combined Disclosure Statement and Plan. To the extent that the Bankruptcy Court finds that a different classification is required for the Combined Disclosure Statement and Plan to be confirmed, the Debtors would seek to (i) modify the Combined Disclosure Statement and Plan to provide for whatever classification might be required for Confirmation and (ii) use the acceptances received from any Holder of Claims pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such Holder ultimately is deemed to be a member. Any such reclassification of Claims, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such Holder was initially a member, or any other Class under the Combined Disclosure Statement and Plan, by changing the composition of such Class and the vote required for approval of the Combined Disclosure Statement and Plan. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Combined Disclosure Statement and Plan based upon such reclassification. Except to the extent that modification of classification in the Combined Disclosure Statement and Plan requires re-solicitation, the Debtors will, in accordance with the Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy Court that acceptance of the Combined Disclosure Statement and Plan by any Holder of Claims pursuant to this solicitation will constitute a consent to the Plan’s treatment of such Holder, regardless of the Class as to which such Holder is ultimately deemed to be a member. The Debtors believe that under the Bankruptcy Rules, they would be required to resolicit votes for or against the Combined Disclosure Statement and Plan only when a modification adversely affects the treatment of the Claim or Interest of any Holder.

Exhibit A-44

The Bankruptcy Code also requires that the Combined Disclosure Statement and Plan provide the same treatment for each Claim or Interest of a particular Class unless the Holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest. The Debtors believe that the Combined Disclosure Statement and Plan complies with the requirement of equal treatment. To the extent that the Bankruptcy Court finds that the Combined Disclosure Statement and Plan does not satisfy such requirement, the Bankruptcy Court could deny confirmation of the Combined Disclosure Statement and Plan. Issues or disputes relating to classification and/or treatment could result in a delay in the confirmation and consummation of the Combined Disclosure Statement and Plan and could increase the risk that the Combined Disclosure Statement and Plan will not be consummated.

5.5	Failure to Consummate the Combined Disclosure Statement and Plan

The Combined Disclosure Statement and Plan provides for certain conditions that must be satisfied (or waived) prior to the Confirmation Date and for certain other conditions that must be satisfied (or waived) prior to the Effective Date. As of the date of the Combined Disclosure Statement and Plan, there can be no assurance that any or all of the conditions in the Combined Disclosure Statement and Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Combined Disclosure Statement and Plan will be confirmed by the Bankruptcy Court. Further, if the Combined Disclosure Statement and Plan is confirmed, there can be no assurance that the Plan will be consummated.

5.6	Plan Releases May Not Be Approved

There can be no assurance that the releases, as provided in Article XIV of the Combined Disclosure Statement and Plan, will be granted. Failure of the Bankruptcy Court to grant such relief may result in a plan of liquidation that differs from the Combined Disclosure Statement and Plan or the Combined Disclosure Statement and Plan not being confirmed.

5.7	Reductions to Estimated Creditor Recoveries

The Allowed amount of Claims in any Class could be greater than projected, which, in turn, could cause the amount of distributions to creditors in such Class to be reduced substantially. The amount of Cash realized from the liquidation of the Debtors’ remaining Assets could be less than anticipated, which could cause the amount of distributions to creditors to be reduced substantially.

5.8	Sale Fails to Close

The Sale to the Successful Bidder fails to close resulting in no or different Sale Consideration to implement the Combined Disclosure Statement and Plan and make Distributions to Holders of Allowed Claims.

Exhibit A-45

5.9	Certain Tax Considerations

There are a number of material income tax considerations, risks, and uncertainties associated with the plan of liquidation of the Debtors described in the Combined Disclosure Statement and Plan.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ARE COMPLEX. NOTHING HEREIN SHALL CONSTITUTE TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

ARTICLE VI

TREATMENT OF UNCLASSIFIED CLAIMS

6.1 Administrative Claims. Except as otherwise set forth in this Article VI, on the Effective Date, or as soon as reasonably practicable after an Administrative Claim becomes Allowed, each Holder of an Allowed Administrative Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Administrative Claim: (i) Cash equal to the amount of such Allowed Administrative Claim; or (ii) such other treatment as to which the Debtors or the Litigation Trustee, as applicable, and the Holder of such Allowed Administrative Claim shall have agreed upon in writing.

(a) Administrative Claim Bar Date. Holders of Administrative Claims, other than: (i) Professional Fee Claims, (ii) an Administrative Claim that has been Allowed (including pursuant to the Final DIP Order) on or before the Effective Date, (iii) a 503(b)(9) Claim; (iv) any Claim, to the extent not previously paid, for the reasonable and documented out- of-pocket fees, expenses, costs and other charges incurred by the DIP Lenders or Prepetition Lenders, the Debtors’ payment of which is provided for in the Final DIP Order and this Combined Disclosure Statement and Plan, which Claim shall be Allowed on the Effective Date; (v) an Administrative Claim for an expense or liability incurred prior to the Effective Date in the ordinary course of business; (vi) an Administrative Claim on account of fees and expenses incurred on or after the Petition Date but before the Effective Date by ordinary course professionals retained by the Debtors pursuant to an order of the Bankruptcy Court; (vii) an Administrative Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after the Petition Date but before the Effective Date, but only to the extent that such Administrative Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses; (viii) U.S. Trustee Fees; or (ix) an Intercompany Claim, shall file with the Bankruptcy Court and serve on the Debtors, the Litigation Trustee, the Claims Agent and the U.S. Trustee requests for payment, in writing, together with supporting documents, substantially complying with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, so as to actually be received on or before the Administrative Claim Bar Date. The Effective Date Notice shall set forth the Administrative Claim Bar Date and shall constitute notice of such Bar Date. Absent further Court order, any Administrative Claim not filed by the Administrative Claim Bar Date shall be deemed waived and the Holder of such Administrative Claim shall be forever barred from receiving payment on account thereof.

Exhibit A-46

(b) Objections by the Litigation Trustee. Objections to requests for payment of Administrative Claims, other than requests for payment of Professional Fee Claims, must be Filed and served on the requesting party by the Claims Objection Deadline.

(c) Professional Fee Claims. All applications for allowance and payment of Professional Fee Claims shall be Filed on or before the Professional Fee Claims Bar Date. If an application for a Professional Fee Claim is not Filed by the Professional Fee Claims Bar Date, such Professional Fee Claim shall be deemed waived and the Holder of such Claim shall be forever barred from receiving payment on account thereof. The Effective Date Notice shall set forth the Professional Fee Claims Bar Date and shall constitute notice of such Professional Fee Claim Bar Date. Objections to any Professional Fee Claims must be Filed and served on the Litigation Trustee and the requesting party by no later than twenty-one (21) days after service of the applicable final application for allowance and payment of Professional Fee Claims. Allowed Professional Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court upon the earlier of (i) the Effective Date or (ii) the date upon which an order relating to any such Allowed Professional Fee Claim is entered, and in each case, as soon as reasonably practicable. Unless required to file an application by the OCP Order, ordinary course professionals are not required to file a Professional Fee Claim.

No later than five (5) days before the anticipated Effective Date, Professionals shall provide a good faith estimate of their Professional Fee Claims projected to be outstanding as of the Effective Date and shall deliver such estimate to the Debtors. Such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Reserve Account.

(e) Source of Payment. All Allowed Administrative Claims and U.S. Trustee Fees shall be paid from the Debtors’ Cash or Litigation Trust Assets. With respect to Professional Fee Claims, on or prior to the Effective Date, the Debtors shall establish and fund the Professional Fee Reserve Account with Cash equal to the Professional Fee Reserve Amount and transfer custody of the Professional Fee Reserve Account to the Litigation Trust. The Professional Fee Reserve Account shall be maintained in trust for the Professionals (other than professionals retained pursuant to the OCP Order). Each Holder of an Allowed Professional Fee Claim shall be paid by the Debtors or the Litigation Trust in Cash from the Professional Fee Reserve Account. All amounts remaining in the Professional Fee Reserve Account after all Allowed Professional Fee Claims have been paid in full shall be distributed first to the DIP Agent for the benefit of the DIP Lenders on account of the applicable DIP Obligations until Paid in Full, and thereafter to the Prepetition First Lien Secured Parties, until the Prepetition Secured Claims and any Allowed Prepetition Loan Adequate Protection Claims are Paid in Full, with any excess vesting in the Litigation Trust. Neither the Debtors’ nor the Litigation Trust’s obligations to pay Professional Fee Claims shall be limited nor be deemed limited to funds held in the Professional Fee Reserve Account. If the Professional Fee Reserve Account is insufficient to pay the full amount of all Allowed Professional Fee Claims, any remaining unpaid Allowed Professional Fee Claims may be promptly paid by the Litigation Trustee from the Litigation Trust Assets, subject to the consent of the Litigation Trust Board. Funds held in the Professional Fee Reserve Account shall not be considered Litigation Trust Assets or otherwise property of the Litigation Trust, the Debtors, or their Estates. The Professional Fee Reserve Account shall be treated as a trust account for the benefit of Holders of Professional Fee Claims and for no other parties until all Allowed Professional Fee Claims have been paid in full in Cash. No other liens, claims, or interests shall encumber the Professional Fee Reserve Account or Cash held in the Professional Fee Reserve Account in any way.

Exhibit A-47

6.2	DIP Loan Claims.

In full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed DIP Loan Claim, the DIP Loan Claims shall be satisfied in full, and reduced to zero on a dollar-for-dollar basis, pursuant to the Credit Bid Transaction as of the consummation of the Sale.

As of the consummation of the Sale, the Debtors shall have no further obligation to the DIP Lenders or any other party with respect to the DIP Loan Claims. Pursuant to the Sale Order, all liens and security interests granted to secure the Allowed DIP Loan Claims shall be terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court. For the avoidance of doubt, and notwithstanding anything to the contrary herein, any requests for payment or reimbursement of expenses issued by a professional pursuant to the Final DIP Order are not required to be Filed or served, and shall not be subject to review, other than as contemplated by the Final DIP Order.

6.3 Priority Tax Claims. Within the time period provided in Article X of the Combined Disclosure Statement and Plan, each Holder of an Allowed Priority Tax Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim: (i) Cash equal to the amount of such Allowed Priority Tax Claim; or (ii) such other treatment as to which the Debtors or the Litigation Trustee, as applicable, and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing.

ARTICLE VII

TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

All Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest is classified in a particular Class for the purpose of receiving distributions under the Combined Disclosure Statement and Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

Unless the Holder of an Allowed Claim and the Debtors or the Litigation Trustee, as applicable, agree to a different treatment, each Holder of an Allowed Claim shall receive the following Distributions in accordance with Article X of the Plan:

7.1	Class 1: Priority Non-Tax Claims.

Classification: Class 1 consists of Allowed Priority Non-Tax Claims.

Treatment: Except to the extent that a Holder of an Priority Non-Tax Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each such holder shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Claim, payable on the later of (i) forty five (45) calendar days after the Effective Date (or as soon as reasonably practicable thereafter) and (ii) the first Business Day after thirty (30) days from the date on which such Claim becomes an Allowed Priority Non-Tax Claim, or as soon as reasonably practical thereafter.

Voting: Class 1 is Unimpaired, and the holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Combined Disclosure Statement and Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan, and the votes of such holders will not be solicited with respect to Priority Non-Tax Claims.

7.2	Class 2: Other Secured Claims.

Classification: Class 2 consists of Other Secured Claims.

Treatment: Except to the extent that a holder of an Allowed Other Secured Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each such holder shall receive, at the option of the Debtors or the Litigation Trustee, (i) payment in full in Cash in full and final satisfaction of such Claim, payable on the later of (A) forty five (45) calendar days after the Effective Date (or as soon as reasonably practicable thereafter) and (B) the first Business Day after thirty (30) days from the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon as reasonably practical thereafter, (ii) delivery of the collateral securing such Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code, or (iii) such other treatment necessary to satisfy section 1129 of the Bankruptcy Code.

Voting: Class 2 is Unimpaired, and the holders of Other Secured Claims are conclusively presumed to have accepted the Combined Disclosure Statement and Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Secured Claims are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan, and the votes of such holders will not be solicited with respect to Other Secured Claims.

Exhibit A-48

7.3	Class 3: Prepetition Loan Claims.

Classification: Class 3 consists of Prepetition Loan Claims.

Treatment: After Payment in Full in Cash of all Administrative Claims, Other Secured Claims, Priority Tax Claims and Priority Non-Tax Claims and funding of any amounts required to fund a wind-down of the Debtors’ estates, unless the applicable Holder agrees to less favorable treatment, each Holder of a Prepetition Loan Claim shall be entitled to receive Litigation Trust Interests entitling the Holder to its Pro Rata Share of the Litigation Trust Distribution Proceeds, in accordance with the distribution priorities set forth in Section 9.11 hereof, up to the Allowed amount of such Prepetition Loan Claim.

Voting: Class 3 is Impaired and each holder of a Prepetition Loan Claim is entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

7.4	Class 4: General Unsecured Claims.

Classification: Class 4 consists of General Unsecured Claims.

Treatment: After Payment in Full in Cash of all Administrative Claims, Other Secured Claims, Priority Tax Claims and Priority Non-Tax Claims and funding of any amounts required to fund a wind-down of the Debtors’ estates, unless the applicable Holder agrees to less favorable treatment, each Holder of an Allowed General Unsecured Claim shall be entitled to either:

(a) in full and final satisfaction of such Holder’s Allowed General Unsecured Claim, the Holder’s Pro Rata Share of the GUC Cash Pool; or

(b) at the election of such Holder, Litigation Trust Interests entitling the Holder to its Pro Rata Share of the Litigation Trust Distribution Proceeds, in accordance with the distribution priorities set forth in Section 9.11 hereof, up to the Allowed amount of such Allowed General Unsecured Claim; provided, that such election shall be made either prior to or following the Effective Date and in accordance with the Litigation Trust Agreement and Confirmation Order.

Voting: Class 4 is Impaired, and the holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

7.5	Class 5: Existing Securities Law Claims.

Classification: Class 5 consists of Existing Securities Law Claims.

Treatment: Holders of Existing Securities Law Claims shall not receive or retain any distribution under the Combined Disclosure Statement and Plan on account of such Existing Securities Law Claims.

Voting: Class 5 is Impaired, and the holders of Existing Securities Law Claims are conclusively deemed to have rejected the Combined Disclosure Statement and Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the holders of Existing Securities Law Claims are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan, and the votes of such holders will not be solicited with respect to such Claims.

Exhibit A-49

7.6	Class 6: Interests

Classification: Class 6 consists of Interests in the Debtors.

Treatment: Interests shall be extinguished, cancelled and released on the Effective Date and Holders of Interests shall not receive any distribution on account of such Interests.

Voting: Class 6 is Impaired, and the holders of Interests are conclusively deemed to have rejected the Combined Disclosure Statement and Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the holders of Interests are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan, and the votes of such holders will not be solicited with respect to such Interests.

7.7	Class 7A and Class 7B: Intercompany Claims and Intercompany Interests.

Classification: Classes 7A and 7B consist of Intercompany Claims against and Intercompany Interests in the Debtors.

Treatment: On or after the Effective Date, all Allowed Intercompany Claims and Intercompany Interests shall be adjusted, continued, settled, reinstated, discharged, or eliminated, in each case to the extent determined to be appropriate by the Debtors or the Litigation Trustee (as applicable), with the prior consent of the Prepetition Agent.

Voting: Classes 7A and 7B are Impaired, and the holders of Intercompany Claims and Intercompany Interests are conclusively deemed to have rejected the Combined Disclosure Statement and Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the holders of Intercompany Claims and Intercompany Interests are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan, and the votes of such holders will not be solicited with respect to such Claims or Interests.

Reservation of Rights Regarding Claims and Interests. Except as otherwise explicitly provided in the Combined Disclosure Statement and Plan, nothing shall affect the Debtors’ rights and defenses, both legal and equitable, with respect to any Claims or Interests, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

ARTICLE VIII

ACCEPTANCE OR REJECTION OF THE PLAN

8.1 Class Entitled to Vote. Because Claims in Class 3 and Class 4 are Impaired and Holders thereof will receive or retain property or an interest in property under the Combined Disclosure Statement and Plan, only Holders of Claims in Class 3 and Class 4 shall be entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

Exhibit A-50

8.2 Acceptance by Impaired Classes of Claims or Interests. In accordance with section 1126(c) of the Bankruptcy Code, and except as provided in 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Combined Disclosure Statement and Plan if the Combined Disclosure Statement and Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have timely and properly voted to accept or reject the Combined Disclosure Statement and Plan. In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted the Combined Disclosure Statement and Plan if such Combined Disclosure Statement and Plan is accepted by Holders of at least two-thirds (2/3) in amount of the Allowed Interests in such Class that have timely and properly voted to accept or reject the Combined Disclosure Statement and Plan.

8.3 Deemed Acceptance by Unimpaired Classes. Because Claims in Classes 1 and 2 are Unimpaired pursuant to section 1126(f) of the Bankruptcy Code, Holders of Claims in Classes 1 and 2 are deemed to have accepted the Combined Disclosure Statement and Plan and, therefore, such Holders of Claims are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

8.4 Presumed Rejections by Impaired Classes. Because Holders of Claims or Interests in Classes 5, 6, and 7A and 7B are not entitled to receive or retain any property under the Combined Disclosure Statement and Plan, pursuant to section 1126(g) of the Bankruptcy Code, such Holders of Claims or Interests are presumed to have rejected the Combined Disclosure Statement and Plan and are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

8.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Combined Disclosure Statement and Plan or is deemed to have rejected the Combined Disclosure Statement and Plan, the Debtors reserve the right to request confirmation of the Combined Disclosure Statement and Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Combined Disclosure Statement and Plan, the documents submitted in support thereof or any schedule or exhibit, including to amend or modify such documents to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

8.6 Controversy Concerning Impairment. If a controversy arises as to whether any Claim or Interest is Impaired under the Combined Disclosure Statement and Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

8.7 Elimination of Vacant Classes. Any Class of Claims or Interests that does not contain, as of the date of the commencement of the Confirmation Hearing, a Holder of an Allowed Claim or Interest, or a Holder of a Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Combined Disclosure Statement and Plan for all purposes, including for purposes of determining acceptance of the Combined Disclosure Statement and Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

Exhibit A-51

ARTICLE IX

IMPLEMENTATION OF THE PLAN AND THE LITIGATION TRUST

9.1 Implementation of the Combined Disclosure Statement and Plan. The Combined Disclosure Statement and Plan will be implemented by, among other things, the establishment of the Litigation Trust, the vesting in and transfer to the Litigation Trust of the Litigation Trust Assets, and the making of Distributions by the Litigation Trust in accordance with the Combined Disclosure Statement and Plan, and the Litigation Trust Agreement.

9.2 No Substantive Consolidation. The Combined Disclosure Statement and Plan is a joint plan that does not provide for substantive consolidation of the Debtors’ Estates, and on the Effective Date, the Debtors’ Estates shall not be deemed to be substantively consolidated for purposes hereof. Except as specifically set forth herein, nothing in this Combined Disclosure Statement and Plan shall constitute or be deemed to constitute an admission that any one of the Debtors is subject to or liable for any claim against any other Debtor. Notwithstanding the foregoing, solely for Distribution purposes, holders of Allowed Claims shall be entitled to a single Claim with respect to any particular debt owed.

9.3 Combined Disclosure Statement and Plan Funding. Distributions under the Combined Disclosure Statement and Plan shall be funded from Cash on hand, the proceeds of the Sales and proceeds of the Litigation Trust.

9.4 Debtors’ Directors and Officers. On the Effective Date, each of the Debtors’ directors and officers shall be terminated automatically without the need for any corporate action or approval and without the need for any corporate filings, and shall have no continuing obligations to the Debtors following the occurrence of the Effective Date. From and after the Effective Date, the Litigation Trustee and Litigation Trust Board shall have the power to act for the Debtors in the same capacity as applicable to a board of directors and officers, subject to the provisions hereof, the Confirmation Order, and the Litigation Trust Agreement (and all charters, bylaws, and other corporate documents are deemed amended by this Combined Disclosure Statement and Plan to permit and authorize such admission and appointment). The Litigation Trustee shall serve in such capacity through the earlier of the date the applicable Debtor is dissolved in accordance with this Combined Disclosure Statement and Plan and the Litigation Trust Agreement and the date that such Litigation Trustee resigns, is terminated, or is otherwise unable to serve, provided that any successor Litigation Trustee shall serve in such capacities after the effective date of such appointment as the Litigation Trustee.

9.5 D&O Policy. As of the Effective Date, the Debtors shall be deemed to have assumed all of the D&O Policies pursuant to sections 105(a) and 365(a) of the Bankruptcy Code, and coverage for defense and indemnity under any of the D&O Policies shall remain in full force and effect subject to the terms and conditions of the D&O Policies. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each D&O Policy. Notwithstanding anything to the contrary contained in the Combined Disclosure Statement and Plan, and except as otherwise may be provided in an order of the Bankruptcy Court, confirmation of the Combined Disclosure Statement and Plan shall not impair or otherwise modify any obligations assumed by the foregoing assumption of the D&O Policies, and each such obligation will be deemed and treated as an executory contract that has been assumed by the Debtors under the Combined Disclosure Statement and Plan as to which no Proof of Claim need be filed. For the avoidance of doubt, the D&O Policies provide coverage for those insureds currently covered by such policies for the remaining term of such policies and runoff or tail coverage after the Effective Date to the fullest extent permitted by such policies. On and after the Effective Date, the Debtors, the Wind-Down Estates, or the Litigation Trustee shall not terminate or otherwise reduce the coverage under any of the D&O Policies in effect or purchased as of the Petition Date. The D&O Policies shall constitute Litigation Trust Assets, provided that, for the avoidance of doubt, the D&O Policies shall maintain coverage for those insureds currently covered by such policies for the remaining term of such policies and runoff or tail coverage after the Effective Date to the fullest extent permitted by such policies.

Exhibit A-52

9.6 Indemnification of Directors, Officers and Employees. For purposes of the Combined Disclosure Statement and Plan, the obligation of the Debtors to indemnify and reimburse any Person or entity serving at any time on or after the Petition Date as one of its directors, officers or employees by reason of such Person’s or entity’s service in such capacity, or as a director, officer or employee of any of the Debtors or any other corporation or legal entity, to the extent provided in such Debtor’s constituent documents, a written agreement with the Debtor(s), in accordance with any applicable law, or any combination of the foregoing, shall survive confirmation of the Combined Disclosure Statement and Plan and the Effective Date solely to the extent of available insurance. For the avoidance of doubt, nothing herein shall be construed as the Debtors assuming any obligation with respect to any self-insured retention for which the applicable insurer has the ability to assert a prepetition Claim against the applicable Debtor in accordance with the order setting the Bar Date or other order of the Court. On and after the Effective Date, the coverage under any of the D&O Policies in effect on the Petition Date shall not be terminated or otherwise reduced by or on behalf of the Debtors, and all directors and officers of the Debtors at any time shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors and/or officers remain in such positions after the Effective Date.

9.7 Wind-Up and Dissolution of the Debtors. On the Effective Date or as soon thereafter as is reasonably practicable, the Litigation Trustee shall wind-up the affairs of the Debtors. Upon completion of the winding-up of the Debtors’ affairs and without the need for any corporate action or approval and without the need for any corporate filings, the Litigation Trustee shall dissolve the Debtors and neither the Debtors nor the Litigation Trustee shall be required to pay any taxes or fees to cause such dissolution. The Litigation Trust shall bear the cost and expense of the wind- down of the affairs of the Debtors, if any, and the cost and expense of the preparation and filing of the final tax returns for the Debtors.

9.8 Creation and Governance of the Litigation Trust. On the Effective Date, the Debtors and the Litigation Trustee shall execute the Litigation Trust Agreement and shall take all steps necessary to establish the Litigation Trust in accordance with the Combined Disclosure Statement and Plan and the beneficial interests therein, which shall be for the benefit of the Litigation Trust Beneficiaries. Additionally, on the Effective Date, the Debtors shall irrevocably transfer and shall be deemed to have irrevocably transferred to the Litigation Trust all of their rights, title, and interest in and to all of the Litigation Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, except as specifically provided in the Combined Disclosure Statement and Plan or the Confirmation Order, the Litigation Trust Assets shall automatically vest in the Litigation Trust free and clear of all Claims, liens, encumbrances, or interests subject only to the Litigation Trust Interests and the Litigation Trust Expenses, as provided for in the Combined Disclosure Statement and Plan and the Litigation Trust Agreement, and Claims required to be paid by the Litigation Trust pursuant to the Combined Disclosure Statement and Plan with priority over General Unsecured Claims, including, without limitation, Administrative Claims, Quarterly Fees, Priority Tax Claims, Priority Non-Tax Claims, Prepetition Loan Claims, and Professional Fee Claims; and such transfer shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use, or other similar tax. The Litigation Trustee shall be the exclusive trustee of the Litigation Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The Litigation Trust shall be governed by the Litigation Trust Agreement and administered by the Litigation Trustee. The powers, rights, and responsibilities of the Litigation Trustee shall be specified in the Litigation Trust Agreement and shall include the authority and responsibility to, among other things, take the actions set forth in Section 9 of this Combined Disclosure Statement and Plan. The Litigation Trust shall hold and distribute the Litigation Trust Assets in accordance with the provisions of the Combined Disclosure Statement and Plan and the Litigation Trust Agreement. Other rights and duties of the Litigation Trustee and the Litigation Trust Beneficiaries shall be as set forth in the Litigation Trust Agreement. For the avoidance of doubt, after the Effective Date, the Debtors and the Estates shall have no interest in the Litigation Trust Assets, the transfer of the Litigation Trust Assets to the Litigation Trust is absolute, and the Litigation Trust Assets shall not be held or deemed to be held in trust by the Litigation Trustee on behalf of any of the Debtors or the Estates.

Exhibit A-53

9.9 Purpose of the Litigation Trust. The Litigation Trust shall be established for the purpose of: pursuing or liquidating the Litigation Trust Assets; reconciling and objecting to Claims, as provided for in the Combined Disclosure Statement and Plan; and making Distributions to the Litigation Trust Beneficiaries in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business; provided, that, the Litigation Trustee must obtain unanimous consent from the members of the Litigation Trust Board before pursuing (or refusing to pursue) any Claims objections and settlements with respect to General Unsecured Claims (excluding, for the avoidance of doubt, Retained Causes of Action), which are not Prepetition Loan Claims, that are asserted or scheduled in the amount of $200,000 or higher. Prior to the Effective Date, the Debtors, the Committee, and the Prepetition Lenders shall use reasonable efforts to identify and agree upon Claims that the Litigation Trustee will seek to object to and/or settle.

The Litigation Trust will retain counsel acceptable to the Prepetition Lenders in order to pursue and liquidate the Litigation Trust Assets.

The Litigation Trust Agreement shall provide that Holders of Allowed General Unsecured Claims may assign any applicable direct claims that such Holders have against third parties related to the Debtors (including any guaranties under the Convertible Debentures) to the Litigation Trust, which shall be subject to the distribution priorities set forth in Section 9.11 herein.

9.10 Ability to Seek and Obtain Discovery. From and after the Effective Date, the Litigation Trustee shall have the ability to seek and obtain examination (including document discovery and depositions) under Bankruptcy Rule 2004 against any Person or Entity in furtherance of the purpose of the Litigation Trust, and the Bankruptcy Court shall retain jurisdiction to order examinations (including examinations under Bankruptcy Rule 2004) against any Person or Entity, and to hear all matters with respect to the same.

Exhibit A-54

9.11 Allocation of Litigation Trust Distribution Proceeds. In connection with the Plan Settlement, the Litigation Trust Distribution Proceeds, if any, shall be distributed to Holders of Allowed Prepetition Loan Claims and Allowed General Unsecured Claims (that have elected to receive Litigation Trust Interests) in accordance with the distribution priorities set forth below:

First, to the Litigation Trustee to pay the Litigation Trust Expenses;

Second, to repay the Litigation Trust Financing Facility until all obligations related to the Litigation Trust Financing are satisfied in full;

Third, after the Litigation Trust Financing Facility Obligations are satisfied in full, the next $5 million of Litigation Trust Distribution Proceeds, net of any Litigation Trust Expenses, shall be distributed as follows:

a.	95% to Holders of Allowed Prepetition Loan Claims, solely to the extent such Claims have not been satisfied in full on account of Litigation Trust Distribution Proceeds or otherwise under the Combined Plan and Disclosure Statement; and

b.	5% to Holders of Allowed General Unsecured Claims that have elected to receive Litigation Trust Interests, solely to the extent such Claims have not been satisfied in full;

Fourth, the next $15 million of Litigation Trust Distribution Proceeds, net of any Litigation Trust Expenses, shall be distributed as follows:

a.	90% to Holders of Allowed Prepetition Loan Claims, solely to the extent such Claims have not been satisfied in full on account of Litigation Trust Distribution Proceeds or otherwise under the Combined Plan and Disclosure Statement; and

b.	10% to Holders of Allowed General Unsecured Claims that have elected to receive Litigation Trust Interests, solely to the extent such Claims have not been satisfied in full;

Fifth, the next $15 million of Litigation Trust Distribution Proceeds, net of any Litigation Trust Expenses, shall be distributed as follows:

a.	87.5% to Holders of Allowed Prepetition Loan Claims, solely to the extent such Claims have not been satisfied in full on account of Litigation Trust Distribution Proceeds or otherwise under the Combined Plan and Disclosure Statement; and

b.	12.5% to Holders of Allowed General Unsecured Claims that have elected to receive Litigation Trust Interests, solely to the extent such Claims have not been satisfied in full; and

Exhibit A-55

Sixth, any incremental Litigation Trust Distribution Proceeds, net of any Litigation Trust Expenses, shall be distributed as follows:

a.	85% to Holders of Allowed Prepetition Loan Claims, solely to the extent such Claims have not been satisfied in full on account of Litigation Trust Distribution Proceeds or otherwise under the Combined Plan and Disclosure Statement; and

b.	15% to Holders of Allowed General Unsecured Claims that have elected to receive Litigation Trust Interests, solely to the extent such Claims have not been satisfied in full.

9.12 Availability of Litigation Trust Distribution Proceeds for Holders of Subordinated Convertible Debentures. In connection with the Plan Settlement, Holders of Allowed General Unsecured Claims that arise from obligations under the Convertible Debentures shall be entitled to recover up to $900,000 in Litigation Trust Distribution Proceeds (in the aggregate among all holders of Convertible Debentures), in accordance with Article 9.11 hereof, prior to and notwithstanding the Prepetition Lenders’ enforcement of any rights under the Subordination Agreements (as defined in the DIP Loan Agreement) which subordinate such Allowed General Unsecured Claims to the Prepetition Loan Claims; provided, that, for the avoidance of doubt, except as provided in this Section 9.12, nothing herein shall alter, modify or otherwise limit the Prepetition Lenders’ rights under the Subordination Agreements.

9.13 Litigation Trust Financing. On, or as soon as reasonably practicable after the Effective Date, BTC Near HoldCo LLC or its affiliate (the “Litigation Trust Lender”) shall provide a loan to the Litigation Trust (the “Litigation Trust Financing”) in an initial amount sufficient to fund both the (i) GUC Cash Pool and (ii) start-up costs for the Litigation Trust in an amount to be determined by the Litigation Trust Lender in consultation with the Litigation Trustee and the Litigation Trust Board. The Litigation Trust Lender shall provide the Litigation Trust Financing on terms that are set forth in the Litigation Trust Agreement and mutually acceptable to the Litigation Trust Lender and the Litigation Trustee.

The Litigation Trust Financing shall not constitute Loans (as defined in the DIP Financing Agreement) or increase or reduce the DIP Claims or Prepetition Loan Claims. The Litigation Trust Financing shall be repaid with Litigation Trust Distribution Proceeds in accordance with Section 9.11 hereof, and the Litigation Trust Lender’s recourse with respect to the Litigation Trust Financing shall be solely against the Litigation Trust.

9.14 Litigation Trustee and Litigation Trust Agreement. The Litigation Trust Agreement generally will provide for, among other things: (i) the payment of the Litigation Trust Expenses; (ii) the payment of other reasonable expenses of the Litigation Trust; (iii) the retention of counsel, accountants, financial advisors, or other professionals and the payment of their reasonable compensation; (iv) the investment of Cash by the Litigation Trustee within certain limitations, including those specified in the Combined Disclosure Statement and Plan; (v) the orderly liquidation of the Litigation Trust Assets; (vi) litigation of any Retained Causes of Action, which may include the prosecution, settlement, abandonment, or dismissal of any such Causes of Action; (vii) the prosecution and resolution of objections to Claims; (viii) the establishment of such Disputed Claim Reserves as the Litigation Trustee deems appropriate; and (ix) the appointment of an oversight representative who shall oversee, and have certain approval and/or consultation rights over, the acts of the Litigation Trustee.

Exhibit A-56

The Litigation Trustee, on behalf of the Litigation Trust, may employ, without further order of the Bankruptcy Court, professionals (including those previously retained by the Debtors or the Committee) to assist in carrying out the Litigation Trustee’s duties hereunder and may compensate and reimburse the reasonable expenses of these professionals without further Order of the Bankruptcy Court from the Litigation Trust Assets in accordance with the Combined Disclosure Statement and Plan, and the Litigation Trust Agreement.

The Litigation Trust Agreement provides that the Litigation Trustee shall be indemnified by and receive reimbursement from the Litigation Trust Assets against and from any and all loss, liability, expense (including reasonable attorneys’ fees), or damage which the Litigation Trustee incurs or sustains, in good faith and without either willful misconduct, gross negligence or fraud, acting as Litigation Trustee under or in connection with the Litigation Trust Agreement.

On and after the Effective Date, the Litigation Trustee shall have the power and responsibility to do all acts contemplated by the Combined Disclosure Statement and Plan to be done by the Litigation Trustee and all other acts that may be necessary or appropriate in connection with the disposition of the Litigation Trust Assets and the distribution of the proceeds thereof, as contemplated by the Combined Disclosure Statement and Plan and in accordance with the Litigation Trust Agreement. In all circumstances, the Litigation Trustee shall act in its reasonable discretion in the best interests of the Litigation Trust Beneficiaries pursuant to the terms of the Combined Disclosure Statement and Plan and the Litigation Trust Agreement.

9.15 Compensation and Duties of Litigation Trustee. The salient terms of the Litigation Trustee’s employment, including the Litigation Trustee’s duties and compensation, shall be set forth in the Litigation Trust Agreement. The Litigation Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar types of bankruptcy cases. The Litigation Trustee shall also be reimbursed for all documented, actual, reasonable, and necessary out-of-pocket expenses incurred in the performance of his or her duties under the Litigation Trust Agreement.

9.16 Litigation Trust Board; Oversight. In furtherance of and consistent with the purpose of the Litigation Trust and to effectuate the provisions of the Combined Disclosure Statement and Plan, the Litigation Trust Board shall oversee the activities of the Litigation Trustee as set forth in the Litigation Trust Agreement. The Litigation Trustee shall report material matters to, and seek approval for material decisions from, the Litigation Trust Board, as and to the extent set forth in the Litigation Trust Agreement, and consistent with the Combined Disclosure Statement and Plan and Confirmation Order. In all circumstances, the Litigation Trust Board shall act in accordance with the Litigation Trust Agreement. Litigation Trust Beneficiaries may seek injunctive or other relief from the Bankruptcy Court in the event a member of the Litigation Trust Board or the Litigation Trustee breaches any duty. The Litigation Trust Board shall remain in existence until such time as the final Distributions hereunder have been made. The initial members of the Litigation Trust Board will be set forth in the Litigation Trust Agreement and the Plan Supplement.

Exhibit A-57

9.17	Certain United States Federal Income Tax Considerations.

(a) General. HOLDERS CONCERNED WITH HOW THE COMBINED DISCLOSURE STATEMENT AND PLAN MAY AFFECT THEIR TAX LIABILITY SHOULD CONSULT WITH THEIR OWN TAX ADVISORS. THE BELOW TAX SUMMARY HAS BEEN PROVIDED FOR GENERAL INFORMATIONAL PURPOSES ONLY. THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ARE COMPLEX. NOTHING HEREIN SHALL CONSTITUTE TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES.

The following discussion summarizes certain United States federal income tax consequences of the Combined Disclosure Statement and Plan to the Debtors and to certain holders of Claims. This discussion is based on the IRC, the Treasury Regulations promulgated thereunder, judicial decisions, and published administrative rulings and pronouncements of the IRS, all as in effect on the date hereof. Legislative, judicial, or administrative changes in law or its interpretation, as well as other events occurring after the date of this Combined Disclosure Statement and Plan, and which may be retroactive, could materially alter the tax treatment described below. Furthermore, this discussion is not binding on the IRS or any other tax authority. There is no assurance that a tax authority will not take, or that a court will not sustain, a position with respect to the tax consequences of the Combined Disclosure Statement and Plan that differs from the tax consequences described below. No ruling has been or will be sought from the IRS, no opinion of counsel has been or will be obtained, and no representations are made regarding any tax aspect of the Plan.

The following discussion assumes that the Claims are held as “capital assets” within the meaning of Section 1221 of the IRC (generally, property held for investment). The discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular Holder in light of such Holder’s facts and circumstances, or to certain types of Holders subject to special treatment under the IRC (for example, small business investment companies, governmental entities and entities exercising governmental authority, non-U.S. taxpayers, banks and certain other financial institutions, broker-dealers, insurance companies, tax-exempt organizations, real estate investment trusts, regulated investment companies, persons holding a Claim as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated transaction, Holders that are or hold their Claims through S corporations, partnerships or other pass-through entities, traders that mark-to-market their securities and Persons that have a functional currency other than the U.S. dollar). This summary does not address state, local, or non-United States tax consequences of the Combined Disclosure Statement and Plan, nor does this summary address federal taxes other than income taxes. Furthermore, this discussion generally does not address U.S. federal income tax consequences to Holders that are unimpaired under the Combined Disclosure Statement and Plan or that are not entitled to receive or retain any property under the Combined Disclosure Statement and Plan or to Persons who are deemed to have rejected the Plan.

Exhibit A-58

(b)	Litigation Trust.

(i) Grantor Trust. It is intended that the Litigation Trust qualify as a grantor trust for federal income tax purposes, and that the Litigation Trust Beneficiaries are treated as grantors. As described more fully in the Combined Disclosure Statement and Plan, the transfer of the Litigation Trust Assets will be treated for federal income tax purposes as a transfer to the Litigation Trust Beneficiaries, followed by a deemed transfer from such Litigation Trust Beneficiaries to the Litigation Trust. Accordingly, the Litigation Trust Beneficiaries will be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Litigation Trust Assets. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes. Generally, all items of income, gain, loss, deduction, and credit will be included in the income of the Litigation Trust Beneficiaries as if such items had been recognized directly by the Litigation Trust Beneficiaries in the proportions in which they own beneficial interests in the Litigation Trust. Unless indicated otherwise, the rest of this discussion assumes that the Litigation Trust will qualify as a grantor trust for federal income tax purposes, and that the Litigation Trust Beneficiaries are treated as grantors.

(ii) Reporting. The Litigation Trustee shall comply with all tax reporting requirements, including, without limitation, filing returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation § 1.671-4(a) and the guidelines set forth for a “liquidating trust” in Revenue Procedure 94-95, 1994-2 C.B. 684. In connection therewith, the Litigation Trustee may require Litigation Trust Beneficiaries to provide certain tax information as a condition to receipt of Distributions, including certification of the Litigation Trust Beneficiary’s Taxpayer or Employer Identification Number.

(iii) Valuation. Except to the extent definitive guidance from the IRS or a court of competent jurisdiction (including the issuance of applicable Treasury Regulations or the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one) indicates that such valuation is not necessary to maintain the treatment of the Litigation Trust as a liquidating trust for purposes of the IRC and applicable Treasury Regulations, as soon as reasonably practicable after the Litigation Trust Assets are transferred to the Litigation Trust, the Litigation Trustee shall make a good faith valuation of the Litigation Trust Assets. Such valuation shall be made available from time to time to all parties to the Litigation Trust Agreement and to all Litigation Trust Beneficiaries, to the extent relevant to such parties for tax purposes, and shall be used consistently by such parties for all United States federal income tax purposes.

(iv) Tax Returns. In accordance with the provisions of section 6012(b)(3) of the IRC, the Litigation Trustee shall cause to be prepared, at the cost and expense of the Litigation Trust, the income tax returns (federal, state and local) that the Debtors are required to file (to the extent such returns have not already been filed by the Effective Date). The Litigation Trustee shall timely file each such tax return with the appropriate taxing authority and shall pay out of the Litigation Trust Assets all taxes due with respect to the period covered by each such tax return.

Exhibit A-59

(v) Disputed Ownership Fund Election. The Combined Disclosure Statement and Plan permits the Litigation Trustee to establish Disputed Claim Reserves. The Litigation Trustee may, at the Litigation Trustee’s sole discretion, file a tax election to treat any such Disputed Claim Reserve as a Disputed Ownership Fund as described in Treasury Regulation § 1.468B-9 or other taxable entity rather than as a part of the Litigation Trust for federal income tax purposes. If such election is made, the Litigation Trust shall comply with all tax reporting and tax compliance requirements applicable to the Disputed Ownership Fund or other taxable entity, including, but not limited to, the filing of separate income tax returns for the Disputed Ownership Fund or other taxable entity and the payment of any federal, state or local income tax due.

(vi) Attribution of Income. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), attribution of Litigation Trust taxable income or loss shall be by reference to the manner in which any economic gain or loss would be borne immediately after a hypothetical liquidating distribution of the remaining Litigation Trust Assets. The tax book value of the Litigation Trust Assets for purpose of this paragraph shall equal their fair market value on the date the Litigation Trust Assets are transferred to the Litigation Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(vii) Income Taxed on a Current Basis. All income of the Litigation Trust will be subject to tax on a current basis. The Combined Disclosure Statement and Plan requires the Debtors, the Litigation Trust, and the Litigation Trust Beneficiaries to report consistently with characterization of the Litigation Trust as a grantor trust and requires the Litigation Trustee to file tax returns treating the Litigation Trust as a “grantor trust” pursuant to Treasury Regulation section 1.671-4(a) and to report to each Litigation Trust Beneficiary a statement of the Litigation Trust Beneficiary’s share of Litigation Trust income, gain, loss, deduction, and credit for inclusion in the Litigation Trust Beneficiary’s U.S. federal income tax return. Litigation Trust Beneficiaries therefore may owe tax on Litigation Trust income, without regard to whether cash distributions are made to beneficial owners by the Litigation Trust.

(viii) Tax Identification Numbers. Amounts paid to Litigation Trust Beneficiaries are subject to generally applicable withholding, information, and backup withholding rules. The Litigation Trustee may require any Litigation Trust Beneficiary to furnish to the Litigation Trustee its employer or Taxpayer Identification Number as assigned by the IRS or certify to the Litigation Trustee’s satisfaction that Distributions to the Litigation Trust Beneficiary are exempt from backup withholding. The Litigation Trustee may condition any Distribution to any Litigation Trust Beneficiary upon receipt of such identification number. If after reasonable inquiry, any Litigation Trust Beneficiary fails to provide such identification number to the Litigation Trustee, the Litigation Trustee shall deem such Litigation Trust Beneficiary’s Claim as Disallowed and no Distribution shall be made on account of such Litigation Trust Beneficiary’s Claim.

(ix) Notices. The Litigation Trustee shall distribute such notices to the Litigation Trust Beneficiaries as the Litigation Trustee determines are necessary or desirable.

Exhibit A-60

(x) Expedited Determination. The Litigation Trustee may request an expedited determination of taxes of the Debtors or of the Litigation Trust under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Debtors and the Litigation Trust for all taxable periods through the dissolution of the Litigation Trust.

(c)	Federal Income Tax Consequences to the Debtors.

(i) Sale of Assets. The Sale will constitute a taxable disposition of the Debtors’ assets. The Debtors will recognize gain or loss equal to the difference between the amount received for those assets in the Sale and the Debtors’ adjusted tax basis in those assets. The Debtors expect to have tax losses generated from other activities in the current year that may be used to offset gain from the Sale. The Debtors also expect to have net operating losses (“NOLs”) from prior taxable years available that may be carried forward to offset a portion of the gain from the Sale. As of the Petition Date, the Debtors believe they have approximately $54 million of NOLs (some of which are subject to certain limitations set forth in the Internal Revenue Code). For NOLs arising prior to 2018, such NOLs can generally be carried forward for 20 years to offset taxable income. As a result of the enactment Tax Cuts and Jobs Act of 2017, NOLs arising in 2018 and thereafter can be carried forward indefinitely, but can only offset 80% of taxable income for a taxable year. To the extent current year losses and NOLs and other tax deductions are not available to offset Debtors’ gain from the Sale, Debtors will owe tax on such gains. Any such tax will be an Administrative Claim.

(ii) Cancellation of Indebtedness and Reduction of Tax Attributes. For U.S. federal income tax purposes, gross income generally includes income from cancellation of indebtedness (“COD”). In general, the Debtors will have COD income equal to the excess of the amount of debt discharged pursuant to the Combined Disclosure Statement and Plan over the adjusted issue price of the debt, less the amount of cash and the fair market value of property distributed to holders of the debt. Various statutory or judicial exceptions limit the incurrence of COD income (such as where payment of the cancelled debt would have given rise to a tax deduction). COD income also includes interest accrued on obligations of the Debtors but unpaid at the time of discharge. An exception to the recognition of COD income applies to a debtor in a chapter 11 bankruptcy proceeding. Bankrupt debtors generally do not include COD in taxable income, but must instead reduce certain tax attributes (such as NOLs, capital losses, certain credits, and the excess of the tax basis of the debtor’s property over the amount of liabilities outstanding after discharge) by the amount of COD income that was excluded under the bankruptcy exception. Tax benefits are reduced after the tax is determined for the year of discharge. Existing NOLs will therefore be available to offset gains on asset sales in the year of the discharge regardless of the amount by which NOLs are reduced due to COD income. Also, where a debtor joins in the filing of a consolidated U.S. federal income tax return, applicable Treasury Regulations require, in certain circumstances, that the tax attributes of the consolidated subsidiaries of the debtor and other members of the group also be reduced.

Consistent with the intended treatment of the Combined Disclosure Statement and Plan as a plan of liquidation for U.S. federal income tax purposes, the Debtors believe that no COD should be incurred by any Debtor as a result of the implementation of the Combined Disclosure Statement and Plan prior to the distribution by such Debtor of all of its assets. In such case, the reduction of tax attributes resulting from such COD (which, as indicated above, only occurs as of the end of the tax year in which the COD occurs) generally should not have a material impact on the Debtors.

Exhibit A-61

(d)	Federal Income Tax Consequences to Holders.

(i) Characterization. The tax treatment of Holders, and the character, amount, and timing of income, gain, or loss recognized as a consequence of the Combined Disclosure Statement and Plan and any Distributions pursuant to the Combined Disclosure Statement and Plan may vary, depending upon, among other things: (A) whether the Claim (or a portion of the Claim) is for principal or interest; (B) the type of consideration the Holder receives for the Claim, (C) whether the Holder receives Distributions under the Combined Disclosure Statement and Plan in more than one taxable year; (D) the manner in which the Holder acquired the Claim; (E) the length of time that the Claim has been held; (F) whether the Claim was acquired at a discount; (G) whether the Holder of the Claim has taken a bad debt deduction with respect to part or all of the Claim; (H) whether the Holder of the Claim has previously included in income accrued but unpaid interest on the Claim; (I) the Holder’s method of tax accounting; (J) whether the Claim is an installment obligation for U.S. federal income tax purposes; (K) whether the Claim, and any instrument received in exchange for the Claim, is a “security” for U.S. federal income tax purposes; and (L) whether and the manner in which the “market discount” rules of the IRC apply to the holder of the Claim.

(ii) Gain and Loss Recognition. Holders that receive cash and property other than stock and securities for their Claim will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the “amount realized” by the Holder and the Holder’s tax basis in the Claim. The “amount realized” is the sum of the amount of cash and the fair market value of any other property received under the Combined Disclosure Statement and Plan in respect of the Claim (other than amounts received in respect of a Claim for accrued unpaid interest). The Holder’s tax basis in the Claim (other than a Claim for accrued unpaid interest) is generally the Holder’s cost, though tax basis could be more or less than cost depending on the specific facts of the Holder. Gain or loss will generally be long-term capital gain or loss if the Claim disposed of has been held for more than one year.

(iii) Interest. Holders that previously included in income accrued but unpaid interest on a Claim may be entitled to a deductible loss to the extent such interest is not satisfied under the Combined Disclosure Statement and Plan. Conversely, a Holder has ordinary income to the extent of the amount of cash or the fair market value of property received in respect of a Claim for (or the portion of a Claim treated as allocable to) accrued unpaid interest that was not previously included in income by the Holder. The Combined Disclosure Statement and Plan treats all amounts payable to a Holder as principal until the principal amount of the Claim has been paid in full. The Debtors’ tax returns will be filed in a manner consistent with this allocation, but it is uncertain whether this allocation will be respected by the IRS. The IRS may take the position that payments should be allocated first to interest or should be pro-rated between principal and interest. If the IRS prevails in this assertion, Holders may be required to recognize ordinary interest income even though they have an overall loss (and possibly a capital loss, the deductibility of which may be limited) with respect to such Holder’s Claims. Each Holder is urged to consult such Holder’s own tax advisor regarding the amount of such Holder’s Claim allocable to accrued unpaid interest and the character of any loss with respect to accrued but unpaid interest that the holder previously included in income.

Exhibit A-62

(iv) Bad Debt and Worthless Security Deductions. A Holder who receives, in respect of such Holder’s Claim, an amount that is less than such Holder’s tax basis in the Claim may be entitled to a bad debt or worthless securities deduction. The rules governing the character, timing, and amount of these deductions depend upon the facts and circumstances of the Holder, the obligor, and the instrument with respect to which the deduction is claimed, including whether (i) the Holder is a corporation or (ii) the Claim constituted (a) a debt created or acquired (as the case may be) in connection with the Holder’s trade or business or (b) a debt, the loss from worthlessness of which is incurred in the Holder’s trade or business. A Holder that has previously recognized a loss or deduction in respect of such Holder’s Claim may be required to include in income amounts received under the Combined Disclosure Statement and Plan that exceed the Holder’s adjusted basis in its Claim.

(v) Installment Obligations. A Holder of a Claim that is an installment obligation for U.S. federal income tax purposes may be required to recognize any gain remaining with respect to such obligation if, pursuant to the Combined Disclosure Statement and Plan, the obligation is considered to be satisfied at other than its face value, distributed, transmitted, sold, or otherwise disposed of within the meaning of Section 453B of the IRC.

(vi) Market Discount. A Holder of a Claim that acquires a Claim at a market discount generally is required to treat any gain realized on the disposition of the Claim as ordinary income to the extent of the market discount that accrued during the period the Claim was held by the Holder and that was not previously included in income by the Holder.

(vii) Withholding. Amounts paid to Holders are subject to generally applicable withholding, information, and backup withholding rules. The Combined Disclosure Statement and Plan authorizes the Debtors and the Litigation Trustee, as applicable, to withhold and report amounts required by law to be withheld and reported. Amounts properly withheld from Distributions to a Holder and paid over to the applicable taxing authority for the account of such Holder will be treated as amounts distributed to such Holder. Holders are required to provide the Debtors and the Litigation Trustee, as applicable, with the information necessary to effect information reporting and withholding as required by law. Notwithstanding any other provision of the Combined Disclosure Statement and Plan, Holders of Claims that receive a Distribution pursuant to the Combined Disclosure Statement and Plan are responsible for the payment and satisfaction of all tax obligations, including income, withholding, and other tax obligations imposed with respect to the Distribution, and no Distribution shall be made until Holders have made arrangements satisfactory to the Debtors or the Litigation Trustee, as applicable, for the payment and satisfaction of such obligations.

(viii) Backup Withholding. Holders may be subject to backup withholding on payments pursuant to the Combined Disclosure Statement and Plan unless the Holder (A) is not a corporation and is not otherwise exempt from backup withholding and, when required, demonstrates that or (B) provides a correct taxpayer identification and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of previous failure to report dividend and interest income. Backup withholding is not an additional tax. Amounts withheld due to backup withholding will be credited against the Holder’s federal income tax liability and excess withholding may be refunded if a timely claim for refund (generally, a U.S. federal income tax return) is filed with the IRS.

Exhibit A-63

(ix) Certain Disclosure Requirements. Treasury regulations require tax return disclosure of certain types of transactions that result in the taxpayer claiming a loss in excess of specified thresholds. Holders are urged to consult their own tax advisors regarding these regulations and whether the transactions contemplated by the Combined Disclosure Statement and Plan would be subject to these regulations and would require such disclosure.

9.18 Abandonment, Disposal, and Destruction of Records. Upon the occurrence of the Effective Date, the Debtors and Litigation Trust and Litigation Trustee and any transferee or custodian, as applicable, shall continue to preserve all financial and operational books and records, emails, and other financial and operational documents relating to the Debtors’ business that are currently in the Debtors’ possession. The Debtors and Litigation Trust and Litigation Trustee and any transferee or custodian, as applicable, shall not destroy or otherwise abandon any such documents or records without seeking further authorization from the Bankruptcy Court.

9.19 Distributions by Litigation Trustee. Following the transfer of the Litigation Trust Assets to the Litigation Trust, the Litigation Trustee shall make continuing efforts to liquidate all Litigation Trust Assets in accordance with the Combined Disclosure Statement and Plan and the Litigation Trust Agreement, provided that the timing of all Distributions made by the Litigation Trustee to Litigation Trust Beneficiaries shall be in accordance with the Litigation Trust Agreement and the Combined Disclosure Statement and Plan.

9.20 Cash Investments. Funds in the Litigation Trust shall be invested in demand and time deposits in banks or other savings institutions, or in other temporary, liquid investments, such as Treasury bills, consistent with the liquidity needs of the Litigation Trust as determined by the Litigation Trustee, in accordance with Bankruptcy Code section 345, unless the Bankruptcy Court otherwise requires; provided, however, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

9.21 Dissolution of the Litigation Trust. The Litigation Trustee shall be discharged and the Litigation Trust shall be terminated, at such time as: (a)(i) all Disputed Claims have been resolved; (ii) all of the Litigation Trust Assets have been liquidated; (iii) all duties and obligations of the Litigation Trustee under the Litigation Trust Agreement have been fulfilled; (iv) all Distributions required under the Combined Disclosure Statement and Plan and the Litigation Trust Agreement have been made; and (v) the Chapter 11 Cases have been closed, OR (b) as otherwise provided in the Litigation Trust Agreement. Upon dissolution of the Litigation Trust, any remaining Litigation Trust Assets may be transferred by the Litigation Trustee to a charitable organization(s) or sold as part of a remnant asset sale.

9.22 Control Provisions. To the extent there is any inconsistency between this Combined Disclosure Statement and Plan as it relates to the Litigation Trust and the Litigation Trust Agreement, the terms of the Combined Disclosure Statement and Plan shall control.

Exhibit A-64

9.23 Limitation of Liability; Indemnification. The Litigation Trustee and all of its respective designees, employees, agents, representatives or professionals shall not be liable for the act or omission of any other member, designees, agent or representative of the Litigation Trustee, nor shall they be liable for any act or omission taken or omitted to be taken in their respective capacities, other than acts or omission resulting from willful misconduct, gross negligence, or fraud. The Litigation Trustee shall be entitled to enjoy all of the rights, powers, immunities and privileges applicable to a chapter 7 trustee. The Litigation Trustee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with attorneys, accountants, financial advisors and agents, which consultation may act as a defense for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such persons. Notwithstanding such authority, the Litigation Trustee shall not be under any obligation to consult with attorneys, accountants, financial advisors or agents, and their determination not to do so shall not result in the imposition of liability, unless such determination is based on willful misconduct, gross negligence or fraud. The Litigation Trust shall indemnify and hold harmless the Litigation Trustee and its designees and professionals, and all duly designated agents and representatives thereof (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to such actions or omissions, or consequences of their actions or omissions with respect or related to the performance of their duties or the implementation or administration of the Combined Disclosure Statement and Plan; provided, however, that no such indemnification will be made to such persons for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

9.24 Corporate Action. On the Effective Date, all matters expressly provided for under this Combined Disclosure Statement and Plan that would otherwise require approval of the equity holders or directors of one or more of the Debtors, including but not limited to, the dissolution or merger of any of the Debtors, shall be deemed to have occurred and shall be in effect upon the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors are incorporated without any requirement of action by the equity holders or directors of the Debtors.

ARTICLE X

PROVISIONS GOVERNING DISTRIBUTIONS

10.1	Distributions for Allowed Claims.

Except as otherwise provided herein or as ordered by the Bankruptcy Court, all Distributions to Litigation Trust Beneficiaries as of the applicable distribution date shall be made on or as soon as practicable after the applicable distribution date. Distributions on account of Claims that first become Allowed Claims after the applicable distribution date shall be made pursuant to the terms of this Combined Disclosure Statement and Plan and on the day selected by the Litigation Trustee.

The Litigation Trustee may accelerate any Distribution date with respect to Distributions if the facts and circumstances so warrant and to the extent not inconsistent with the Combined Disclosure Statement and Plan.

Exhibit A-65

Distributions made as soon as reasonably practicable after the Effective Date or such other date set forth herein shall be deemed to have been made on such date.

10.2 Interest on Claims. Except to the extent provided in section 506(b) of the Bankruptcy Code, the Combined Disclosure Statement and Plan, or the Confirmation Order, post-petition interest shall not accrue or be paid on Claims, and no Holder of an Allowed Claim shall be entitled to interest accruing on any Claim from and after the Petition Date.

10.3 Distributions by Litigation Trustee as Disbursement Agent. From and after the Effective Date, the Litigation Trustee may serve as the Disbursement Agent under the Combined Disclosure Statement and Plan with respect to Distributions to Holders of Allowed Claims (provided that the Litigation Trustee may hire professionals or consultants to assist with making disbursements or to act as the Disbursement Agent). The Litigation Trustee shall cause to be made all Distributions required to be made to such Holders of Allowed Claims pursuant to the Combined Disclosure Statement and Plan and the Litigation Trust Agreement. The Litigation Trustee shall not be required to give any bond or surety or other security for the performance of the Litigation Trustee’s duties as Disbursement Agent unless otherwise ordered by the Bankruptcy Court.

10.4 Means of Cash Payment. Cash payments under the Combined Disclosure Statement and Plan shall be made, at the option, and in the sole discretion, of the Litigation Trustee, by wire, check, or such other method as the Litigation Trustee deems appropriate under the circumstances. Cash payments to foreign creditors may be made, at the option, and in the sole discretion, of the Litigation Trustee, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Pursuant to Section 10.7 of the Combined Disclosure Statement and Plan, cash payments in the form of checks issued by the Litigation Trustee shall be null and void if not cashed within ninety (90) days of the date of the issuance thereof and deemed undeliverable Distributions. Following the expiration of ninety (90) days after issuance of such null and void checks, in accordance with Section 10.13 of the Combined Disclosure Statement and Plan, amounts in respect of these undeliverable Distributions shall be become unrestricted Litigation Trust Assets redistributed to the Litigation Trust Beneficiaries after reserving as necessary for payment of Litigation Trust Expenses. Such Holder shall be deemed to have forfeited its right to any reserved and future Distributions from the Litigation Trust and any Litigation Trust Interests held by such Holder shall be deemed cancelled, and the Claims of such Holder shall be forever barred. For purposes of effectuating Distributions under the Combined Disclosure Statement and Plan, any Claim denominated in foreign currency shall be converted to U.S. Dollars pursuant to the applicable published exchange rate in effect on the Petition Date.

10.5 Fractional Distributions. Notwithstanding anything in the Combined Disclosure Statement and Plan to the contrary, no payment of fractional cents shall be made pursuant to the Combined Disclosure Statement and Plan. Whenever any payment of a fraction of a cent under the Combined Disclosure Statement and Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole penny (up or down), with half cents or more being rounded up and fractions less than half of a cent being rounded down. For distribution purposes (including rounding), DTC will be treated as a single Holder.

10.6 De Minimis Distributions. Notwithstanding anything to the contrary contained in the Combined Disclosure Statement and Plan, the Litigation Trustee shall not be required to distribute, and shall not distribute, Cash or other property to the Holder of any Allowed Claim if the amount of Cash or other property to be distributed on account of such Claim is less than $100. Any Holder of an Allowed Claim on account of which the amount of Cash or other property to be distributed is less than $100 shall be forever barred from asserting such Claim against Litigation Trust Assets.

Exhibit A-66

10.7 Delivery of Distributions; Unclaimed Distributions. All Distributions to Holders of Allowed Claims shall be made at the address of such Holder as set forth in the claims register maintained in the Chapter 11 Cases (subject to any transfer effectuated pursuant to Bankruptcy Rule 3001(e) or, after the Effective Date, a change of address notification provided by a Holder in a manner reasonably acceptable to the Litigation Trustee) or, in the absence of a Filed Proof of Claim, the Schedules. The responsibility to provide the Litigation Trustee a current address of a Holder of Claims shall always be the responsibility of such Holder and at no time shall the Litigation Trustee have any obligation to determine a Holder’s current address. Nothing contained in the Combined Disclosure Statement and Plan shall require the Litigation Trustee to attempt to locate any Holder of an Allowed Claim. Amounts in respect of undeliverable Distributions made by the Litigation Trustee shall be held in trust on behalf of the Holder of the Claim to which they are payable by the Litigation Trust until the earlier of the date that such undeliverable Distributions are claimed by such Holder and the date ninety (90) days after the date the undeliverable Distributions were made. Following the expiration of ninety (90) days after the date the undeliverable Distributions were made, the amounts in respect of undeliverable Distributions shall be become unrestricted Litigation Trust Assets redistributed to the Litigation Trust Beneficiaries after reserving as necessary for payment of Litigation Trust Expenses. Such Holder shall be deemed to have forfeited its right to any reserved and future Distributions from the Litigation Trust and any Litigation Trust Interests held by such Holder shall be deemed cancelled, and the Claims of such Holder shall be forever barred.

10.8 Application of Distribution Record Date. At the close of business on the Distribution Record Date, without prejudice to the rights of any Government Unit to file a Claim by the Governmental Bar Date, the Debtors’ claims registers shall be closed, and there shall be no further changes in the record holders of Claims or Interests. Beneficial interests in the Litigation Trust shall be non-transferable except upon death of the interest holder or by operation of law. Except as provided herein, the Litigation Trustee and the Litigation Trustee’s respective agents, successors, and assigns shall have no obligation to recognize any transfer of any Claim or Interest occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the claims registers as of the close of business on the Distribution Record Date irrespective of the number of Distributions to be made under the Combined Disclosure Statement and Plan to such Entities or the date of such Distributions. For the avoidance of doubt, the Distribution Record Date shall not apply to any of the Debtors’ publicly-traded securities deposited with DTC, the Holders of which shall receive a distribution in accordance with the customary procedures of DTC used in connection with such distributions.

10.9 Withholding, Payment and Reporting Requirements With Respect to Distributions. All Distributions under the Combined Disclosure Statement and Plan shall, to the extent applicable, comply with all tax withholding, payment, and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all Distributions shall be subject to any such withholding, payment, and reporting requirements. The Litigation Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment, and reporting requirements. The Litigation Trustee may require, in the Litigation Trustee’s sole and absolute discretion and as a condition to the receipt of any Distribution, that the Holder of an Allowed Claim complete and return to the Litigation Trust the appropriate Form W-8 or Form W-9, as applicable, to each Holder. Notwithstanding any other provision of the Combined Disclosure Statement and Plan, (a) each Holder of an Allowed Claim that is to receive a Distribution pursuant to the Combined Disclosure Statement and Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such Distribution, and including, in the case of any Holder of a Disputed Claim that has become an Allowed Claim, any tax obligation that would be imposed upon the Litigation Trust in connection with such Distribution, and (b) no Distribution shall be made to or on behalf of such Holder pursuant to the Combined Disclosure Statement and Plan unless and until such Holder has made arrangements reasonably satisfactory to the Litigation Trustee for the payment and satisfaction of such withholding tax obligations or such tax obligation that would be imposed upon the Litigation Trust in connection with such Distribution.

Exhibit A-67

10.10 Setoffs. The Litigation Trust may, but shall not be required to, set off against any Claim or any Allowed Claim, and the payments or other Distributions to be made pursuant to the Combined Disclosure Statement and Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or the Litigation Trust may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Litigation Trust of any such claim that it may have against such Holder.

10.11 No Distribution in Excess of Allowed Amounts. Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distribution of a value as of the Effective Date in excess of the Allowed amount of such Claim.

10.12 Allocation of Distributions. The Litigation Trustee may, in the Litigation Trustee’s sole discretion, make Distributions jointly to any Holder of a Claim and any other Entity who has asserted, or whom the Litigation Trustee has determined to have, an interest in such Claim; provided, however, that the Litigation Trust shall provide notice of such Distribution to any Holder of a Claim or other Entity that has asserted an interest in such Claim.

10.13 Forfeiture of Distributions. If the Holder of a Claim fails to cash a check payable to it within the time period set forth in Section 10.4, fails to claim an undeliverable Distribution within the time limit set forth in Section 10.7, or fails to complete and return to the Litigation Trust the appropriate Form W-8 or Form W-9 within one hundred and twenty (120) days of the request by the Litigation Trust for the completion and return to it of the appropriate form pursuant to Section 10.9, then such Holder shall be deemed to have forfeited its right to any reserved and future Distributions from the Litigation Trust and any Litigation Trust Interests held by such Holder shall be deemed cancelled, and the Claims of such Holder shall be forever barred. The forfeited Distributions shall become unrestricted Litigation Trust Assets and shall be redistributed to the Litigation Trust Beneficiaries after reserving as necessary for payment of Litigation Trust Expenses and otherwise in compliance with the Combined Disclosure Statement and Plan and the Litigation Trust Agreement. In the event the Litigation Trustee determines, in the Litigation Trustee’s sole discretion, that any such amounts are too small in total to redistribute cost- effectively to the Litigation Trust Beneficiaries, the Litigation Trustee may instead donate them to a charitable organization(s) free of any restrictions thereon, notwithstanding any federal or state escheat laws to the contrary.

Exhibit A-68

Securities Registration Exemption. The Debtors intend that beneficial interests in the Litigation Trust shall not be “securities” under applicable laws, but to the extent such units are deemed to be “securities,” the Debtors believe the issuance of such units under the Combined Disclosure Statement and Plan is exempt, pursuant to section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code). Beneficial interests in the Litigation Trust shall not be represented by units or certificates, or be transferable or assignable, except by will or intestate succession or as otherwise determined by the Litigation Trustee in accordance with all applicable securities law.

ARTICLE XI

PROVISIONS FOR CLAIMS OBJECTIONS AND ESTIMATION OF CLAIMS

11.1 Claims Administration Responsibility. Except as otherwise specifically provided in the Combined Disclosure Statement and Plan and the Litigation Trust Agreement, after the Effective Date, the Litigation Trustee shall have the authority to (a) file, withdraw, or litigate to judgment objections to Claims, (b) settle, compromise, or Allow any Claim or Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, (c) amend the Schedules in accordance with the Bankruptcy Code, and (d) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. Any agreement entered into by the Litigation Trustee (acting in accordance with the terms of the Litigation Trust Agreement) with respect to the Allowance of any Claim shall be conclusive evidence and a final determination of the Allowance of such Claim.

11.2 Claims Objections. All objections to Claims shall be Filed by the Litigation Trustee or other parties in interest on or before the Claims Objection Deadline, which date may be extended by the Bankruptcy Court upon a motion filed by the Litigation Trustee on or before the Claims Objection Deadline with notice only to those parties entitled to notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002 as of the filing of such motion. If a timely objection has not been Filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that was scheduled by the Debtors but was not set forth in the Schedules by the Debtors as contingent, unliquidated, and/or disputed, then the Claim to which the Proof of Claim or the Claim set forth in the Schedules relates will be treated as an Allowed Claim.

The Litigation Trustee must obtain unanimous consent from the members of the Litigation Trust Board before pursuing (or refusing to pursue) any Claims objections and settlements with respect to General Unsecured Claims (excluding, for the avoidance of doubt, Retained Causes of Action), which are not Prepetition Loan Claims, that are asserted or scheduled in the amount of $200,000 or higher. Prior to the Effective Date, the Debtors, the Committee, and the Prepetition Lenders shall use reasonable efforts to identify and agree upon Claims that the Litigation Trustee will seek to object to and/or settle.

Exhibit A-69

11.3 Estimation of Contingent or Unliquidated Claims. The Litigation Trustee may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court so estimates any contingent or unliquidated Claim, that estimated amount shall constitute the Allowed amount of such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another.

11.4 Distributions on Account of Disputed Claims. Distributions may be made on account of an undisputed portion of a Disputed Claim. The Litigation Trustee shall, on the applicable distribution date, make Distributions on account of any Disputed Claim (or portion thereof) that has become an Allowed Claim. Such Distributions shall be based upon the Distributions that would have been made to the Holder of such Claim under the Combined Disclosure Statement and Plan if such Claim had been an Allowed Claim on the Effective Date in the amount ultimately Allowed.

11.5 Amendments to Claims. On or after the Bar Date, a Claim may not be filed or amended to increase liability or to assert new liabilities without the prior authorization of the Bankruptcy Court or the Litigation Trustee, and any such new or amended Claim filed without prior authorization shall be deemed Disallowed in full without any further action; provided that the foregoing shall not prejudice the rights of any Government Unit to file a Claim by the Government Bar Date.

11.6 Claims Paid and Payable by Third Parties. A Claim shall be Disallowed without an Objection thereto having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not the Debtors, the Litigation Trust, or the Litigation Trustee. Distributions under the Combined Disclosure Statement and Plan shall be made on account of any Allowed Claim that is payable pursuant to one of the Insurance Contract(s) solely up to the amount of the portion of such Allowed Claim that is (i) within the self-insured retention under such Insurance Contract(s) and/or (ii) in excess of any aggregate limits under such Insurance Contract(s). No Entity shall have any other recourse against the Debtors, the Estates, the Litigation Trust, or any of their respective properties or assets on account of a self-insured retention under an Insurance Contract; provided, however, that, except as otherwise required under the applicable Insurance Contracts and applicable non-bankruptcy law, an Insurer shall not be obligated to pay amounts within any self-insured retention or other self-insured layer.

11.7 Adjustment to Claims Without Objection. Any Claim that has been paid or otherwise satisfied may be designated on the Claims Register as such at the direction of the Litigation Trustee by the Filing of a notice of satisfaction by the Litigation Trustee, and without any further notice to or action, order, or approval of the Bankruptcy Court.

Exhibit A-70

ARTICLE XII
EXECUTORY CONTRACTS

12.1 Rejection of Executory Contracts. On the Effective Date, except as otherwise provided in the Combined Disclosure Statement and Plan, each Executory Contract not previously rejected, assumed, or assumed and assigned (including any Executory Contract assumed and assigned in connection with the Sale) shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract: (i) as of the Effective Date is subject to a pending motion to assume such Executory Contract; (ii) is a contract, release, or other agreement or document entered into in connection with the Combined Disclosure Statement and Plan; (iii) is a D&O Policy or an insurance policy; or (iv) is identified for assumption on the Assumption Schedule included in the Plan Supplement. For the avoidance of doubt, notwithstanding the rejection of any employment agreement pursuant to the Combined Disclosure Statement and Plan, the Debtors or the Litigation Trustee, as applicable, shall retain the right to enforce the rights and obligations under any rejected employment agreement that survive the termination of such agreement.

12.2 Claims Based on Rejection of Executory Contracts. Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based on the rejection of the Debtors’ Executory Contracts pursuant to the Combined Disclosure Statement and Plan or otherwise must be filed with Bankruptcy Court and served on the Litigation Trustee no later than thirty (30) days after the earlier of (i) notice of entry of an order approving the rejection of such Executory Contract; and (ii) notice of occurrence of the Effective Date. The notice of occurrence of the Effective Date shall include the date by which Proofs of Claim based on the rejection of the Debtors’ Executory Contracts must be filed.

Any Claims arising from the rejection of an Executory Contract not filed with the Bankruptcy Court within such time will be forever barred from assertion, and shall not be enforceable against the Debtors, the Litigation Trust, the Debtors’ Estates, or the property for any of the foregoing, and any Claim arising out of the rejection of the Executory Contract shall be deemed fully compromised, settled, and released, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts shall be classified as Class 4 General Unsecured Claims.

12.3 Cure of Defaults for Assumed Executory Contracts. Any Cure Obligation due under each Executory Contract to be assumed or assumed and assigned pursuant to the Combined Disclosure Statement and Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment in Cash on the Effective Date (or as soon as reasonably practicable thereafter), subject to the limitation described below, by the Debtors or the Litigation Trust, as applicable, or on such other terms as the parties to such Executory Contracts may otherwise agree.

In the event of a dispute regarding (i) the amount of the Cure Obligation, (ii) the ability of the Litigation Trust or any other applicable assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract, or (iii) any other matter pertaining to assumption or assumption and assignment (as applicable), the obligations of section 365 of the Bankruptcy Code shall be deemed satisfied following the entry of a Final Order or orders resolving the dispute and approving the assumption or assumption and assignment (as applicable); provided, that the Debtors or the Litigation Trust (as applicable) may settle any dispute regarding the amount of any Cure Obligation without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

Exhibit A-71

Assumption or assumption and assignment of any Executory Contract pursuant to the Combined Disclosure Statement and Plan, or otherwise, shall result in the full release and satisfaction of any defaults, subject to satisfaction of the Cure Obligations, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract at any time before the Effective Date of assumption and/or assignment. Any prepetition default amount set forth in the Schedules and/or any Proofs of Claim filed with respect to an Executory Contract that has been assumed or assumed and assigned shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

12.4 Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Combined Disclosure Statement and Plan, each assumed Executory Contract shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract, and all Executory Contracts related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract, or the validity, priority, or amount of any Claims that may arise in connection therewith.

12.5 Reservation of Rights. Neither the exclusion nor inclusion of any contract or lease in the Assumption Schedule or the Sale Order, nor anything contained in the Combined Disclosure Statement and Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or that the Debtors’ Estates have any liability thereunder. In the event of a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Litigation Trustee, as applicable, shall have sixty 60 days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease as otherwise provided in the Plan.

12.6 Insurance Neutrality. Nothing in the Combined Disclosure Statement and Plan or the Confirmation Order, shall in any way operate to, or have the effect of, impairing, altering, supplementing, changing, expanding, decreasing, or modifying (a) the rights or obligations of any insurer, or (b) any rights or obligations of the Debtors or the Litigation Trust arising out of or under any Insurance Contract. The insurers, Debtors, and Litigation Trust, as applicable, shall retain all rights and defenses under such Insurance Contracts, and such Insurance Contracts shall apply to, and be enforceable by and against, the insureds and the Debtors and the Litigation Trust.

Exhibit A-72

ARTICLE XIII

CONFIRMATION AND CONSUMMATION OF THE PLAN

13.1 Conditions Precedent to the Effective Date. Each of the following is a condition precedent to the occurrence of the Effective Date:

(a) the Confirmation Order shall have been entered by the Bankruptcy Court and the Confirmation Order shall not be subject to any stay, modification, vacation on appeal, and shall have become a Final Order;

(b) all funding, actions, documents and agreements necessary to implement and consummate the Combined Disclosure Statement and Plan and the transactions and other matters contemplated thereby, shall have been effected or executed, including the funding of the Professional Fee Reserve Account, and the wind-down amount;

(c) the Sale Transaction shall have been consummated in accordance with the relevant acquisition agreement and Sale Order;

(d) the Litigation Trust shall be established and validly existing and the Litigation Trust Agreement shall have been executed;

(e) all professional fees and expenses of the Debtors, the Committee, and the DIP Lenders that, as of the Effective Date, were due and payable under an order of the Bankruptcy Court shall have been paid in full, other than any Professional Fee Claims subject to approval by the Bankruptcy Court;

(f) the Debtors shall have funded the Professional Fee Account;

(g) the Debtors shall have sufficient Cash on hand to pay in full, or reserve for, the projected Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims and U.S. Trustee Fees;

(h) no governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Combined Disclosure Statement and Plan or any of the other transactions contemplated hereby and no governmental entity shall have instituted any action or proceeding (which remains pending at what would otherwise be the Effective Date) seeking to enjoin, restrain or otherwise prohibit consummation of the transactions contemplated by the Combined Disclosure Statement and Plan;

(i) all authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Combined Disclosure Statement and Plan as of the Effective Date shall have been received, waived or otherwise resolved; and

(j) all documents and agreements necessary to implement the Combined Disclosure Statement and Plan, including those set forth in the Plan Supplement, shall have (i) been tendered for delivery and (ii) been effected or executed by all Entities party thereto, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.

Exhibit A-73

13.2 Notice of Effective Date. On or before two (2) Business Days after the Effective Date, the Debtors or Litigation Trustee shall File in the Chapter 11 Cases and mail or cause to be mailed to all Holders of Claims a notice that informs such Entities of (a) the occurrence of the Effective Date, (b) notice of the Administrative Claim Bar Date, Professional Fee Claim Bar Date, and deadline to file rejection damages claims, and (c) such other matters as the Debtors or the Litigation Trustee deems appropriate or as may be ordered by the Bankruptcy Court.

13.3 Waiver of Conditions Precedent to the Effective Date. The Debtors, with the prior written consent of the DIP Lenders and the Prepetition Lenders, may at any time, without notice or authorization of the Bankruptcy Court, waive in writing any or all of the conditions precedent to the Effective Date set forth in this Article, whereupon the Effective Date shall occur without further action by any Entity; provided, however, that the condition specified in section 13.1(a) may not be waived. The Debtors and the Litigation Trustee reserve the right to assert that any appeal from the Confirmation Order shall be moot after the Effective Date of the Combined Disclosure Statement and Plan.

13.4 Effect of Non-Occurrence of Effective Date. If each of the conditions specified in this Article XIII have not been satisfied or waived in the manner provided herein within sixty (60) calendar days after the Confirmation Date (or such later date as may be agreed to by the Debtors and the Prepetition Agent), then: (i) the Confirmation Order shall be vacated and of no further force or effect; (ii) no Distributions under the Combined Disclosure Statement and Plan shall be made; (iii) the Debtors and all Holders of Claims against or Interests in the Debtors shall be restored to the status quo as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (iv) all of the Debtors’ obligations with respect to Claims and Interests shall remain unaffected by the Combined Disclosure Statement and Plan and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any Entity in any further proceedings involving the Debtors, and the Combined Disclosure Statement and Plan shall be deemed withdrawn. Upon such occurrence, the Debtors shall File a written notification with the Bankruptcy Court and serve it upon such parties as the Bankruptcy Court may direct.

ARTICLE XIV
EFFECTS OF CONFIRMATION

14.1	Exculpation, Releases, and Injunctions.

The exculpations, releases, and injunctions provided for in Section 14.1 of the Combined Disclosure Statement and Plan shall be effective upon the Effective Date.

(a) Exculpation and Limitation of Liability. Notwithstanding any other provision of the Combined Disclosure Statement and Plan, the Exculpated Parties shall not have or incur any liability to any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or Affiliates, or any of their successors or assigns, for any act or omission occurring from the Petition Date through the Effective Date and relating in any way to: (i) the Chapter 11 Cases, (ii) formulating, negotiating or implementing the Combined Disclosure Statement and Plan; (iii) the solicitation of acceptances of the Combined Disclosure Statement and Plan, the pursuit of confirmation of the Combined Disclosure Statement and Plan, the Confirmation of the Combined Disclosure Statement and Plan, the Consummation of the Combined Disclosure Statement and Plan, or (iv) the administration of the Combined Disclosure Statement and Plan or the property to be distributed under the Combined Disclosure Statement and Plan, except for their gross negligence, willful misconduct, fraud or criminal acts as determined by a Final Order, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Combined Disclosure Statement and Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting the Exculpated Parties from liability.

Exhibit A-74

(b) Releases by the Debtors. Except as otherwise expressly provided in the Combined Disclosure Statement and Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, each of the Debtors, on their own behalf and as a representative of their respective Estates, shall, and shall be deemed to, conclusively, absolutely, unconditionally, irrevocably, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Released Parties of and from any and all Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies and liabilities of any nature whatsoever, whether liquidated or unliquidated, fixed or Contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, their respective Assets, the Estates, the Chapter 11 Cases, the Prepetition Financing Documents, the DIP Loan Documents, the Final DIP Order, any of the Debtors’ in- or out-of-court restructuring efforts, the Sale, the purchase, sale, or recission of the purchase or sale of any securities issued by the Debtors, the ownership of any securities issued by the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Combined Disclosure Statement and Plan, the administration or implementation of the Combined Disclosure Statement and Plan, including the issuance or distribution of the Litigation Trust pursuant to the Combined Disclosure Statement and Plan that may be asserted by or on behalf of any of the Debtors or their respective Estates, against any of the Released Parties; provided, however, nothing in this section shall operate as a release, waiver or discharge of any causes of action or liabilities unknown to such Entity as of the Petition Date arising out of gross negligence, willful misconduct, fraud, or criminal acts of any such Released Party as determined by a Final Order. Notwithstanding the foregoing release, the Debtors and their Estates are not releasing Claims or Causes of Action against Anil Mathews, Rahul Agarwal, Shobhit Shukla, Justin Joseph, Jeff Merage, Alissa Merage, Uniqequity Pte Ltd., Teemo Holdings Inc., Uniqequity Limited, AudienceQ Limited, Oriental Investment Advisors, Pte. Ltd., Godspeed Investments Pte. Ltd, all defendants in the MobileFuse Litigation, all defendants in connection with the Retained Causes of Action (including, for the avoidance of doubt any Related Parties of the Debtors that are defendants in the MobileFuse Litigation or in connection with Retained Causes of Action), all recipients of payments that are the subject of the MobileFuse Litigation or any Retained Causes of Action, all past or present Company auditors all Company SPAC sponsors, and all Related Parties with respect to each of the foregoing. For the avoidance of doubt, such claims shall be treated as Retained Causes of Action and shall constitute Litigation Trust Assets.

(c) Consensual Third-Party Releases by Holders of Claims. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Releasing Parties shall be deemed to conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties of all claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, causes of action and liabilities of any nature whatsoever in connection with or related to any of the Debtors, their respective Assets, the Estates, the Chapter 11 Cases, the Prepetition Financing Documents, the DIP Loan Documents, the Final DIP Order, any of the Debtors’ in- or out-of-court restructuring efforts, the Sale, the purchase, sale, or recission of the purchase or sale of any securities issued by the Debtors, the ownership of any securities issued by the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Combined Disclosure Statement and Plan, the administration or implementation of the Combined Disclosure Statement and Plan, including the issuance or distribution of the Litigation Trust pursuant to the Combined Disclosure Statement and Plan, or the Combined Disclosure Statement and Plan, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or hereafter arising, in law, equity, or otherwise that are or may be based in whole or in part upon any act, omission, transaction, event, or other occurrence taking place or existing on or prior to the Effective Date (other than the rights of Holders of Allowed Claims to enforce the obligations under the Confirmation Order and the Plan); provided, however, that nothing in this section shall be deemed a waiver or release of any right of such Releasing Party to receive a Distribution pursuant to the terms of the Combined Disclosure Statement and Plan or other rights set forth in the Combined Disclosure Statement and Plan or the Confirmation Order; provided further, however, nothing in this section shall operate as a release, waiver or discharge of any causes of action or liabilities unknown to such Entity as of the Petition Date arising out of gross negligence, willful misconduct, fraud, or criminal acts of any such Released Party as determined by a Final Order. For the avoidance of doubt, notwithstanding anything to the contrary in the Combined Disclosure Statement and Plan, the Plan Supplement, the Confirmation Order, and/or the Litigation Trust Agreement, and notwithstanding whether any such individual is named as a defendant in the MobileFuse Litigation or in any Retained Causes of Action, the Released Parties shall include Sherman Edmiston, Mark Greene, Richard Salute, Kathryn Petralia, John Faieta, Gladys Kong, Paul Gross, and Scott Slipy. Notwithstanding the foregoing release, Released Parties shall not include Anil Mathews, Rahul Agarwal, Shobhit Shukla, Justin Joseph, Jeff Merage, Alissa Merage, Uniqequity Pte Ltd., Teemo Holdings Inc., Uniqequity Limited, AudienceQ Limited, Oriental Investment Advisors, Pte. Ltd., Godspeed Investments Pte. Ltd, all defendants in the MobileFuse Litigation, all defendants in connection with the Retained Causes of Action (including, for the avoidance of doubt any Related Parties of the Debtors that are defendants in the MobileFuse Litigation or in connection with Retained Causes of Action), all recipients of payments that are the subject of the MobileFuse Litigation or any Retained Causes of Action, all past or present Company auditors, all Company SPAC sponsors, and all Related Parties with respect to each of the foregoing.

Exhibit A-75

The foregoing release provisions in Section 14.1(c) of the Combined Disclosure Statement and Plan shall not operate to waive, release or otherwise impair the rights of creditors with setoff, subrogation or recoupment rights against the Debtors.

For the avoidance of doubt, unless a Related Party receives notice and is a Releasing Party under the Combined Disclosure Statement and Plan or other than to the extent that a Releasing Party has the power and authority to grant a release on behalf of the Related Party, direct claims of Related Parties against the Released Parties are not released pursuant to Section 14.1(c) of the Plan.

(d) Non-Discharge of the Debtors; Injunction. In accordance with section 1141(d)(3) of the Bankruptcy Code, the Combined Disclosure Statement and Plan does not discharge the Debtors. Section 1141(c) of the Bankruptcy Code nevertheless provides, among other things, that the property dealt with by the Combined Disclosure Statement and Plan is free and clear of all Claims and Interests against the Debtors. As such, no Entity holding a Claim against the Debtors may receive any payment from, or seek recourse against, any assets that are to be distributed under the Combined Disclosure Statement and Plan other than assets required to be distributed to that Entity under the Combined Disclosure Statement and Plan. All parties are precluded from asserting against any property to be distributed under the Combined Disclosure Statement and Plan any Claims, rights, Causes of Action, liabilities, or Interests based upon any act, omission, transaction, or other activity that occurred before the Effective Date except as expressly provided in the Combined Disclosure Statement and Plan or the Confirmation Order.

Except as otherwise expressly provided for in the Combined Disclosure Statement and Plan or in obligations issued pursuant to the Combined Disclosure Statement and Plan, all Entities are permanently enjoined, on and after the Effective Date, on account of any Claim or Interest, from:

(1)	commencing or continuing in any manner any action or other proceeding of any kind against any of the Estates, the Litigation Trust, their successors and assigns, and any of their assets and properties;

Exhibit A-76

(2)	enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Estate, the Litigation Trust, their successors and assigns, and any of their assets and properties;

(3)	creating, perfecting or enforcing any encumbrance of any kind against any Estate, the Litigation Trust, their successors and assigns, and any of their assets and properties;

(4)	asserting any right of setoff or subrogation of any kind against any obligation due from any Estate, the Litigation Trust or their successors and assigns, or against any of their assets and properties, except to the extent a right to setoff or subrogation is asserted with respect to a timely filed Proof of Claim; or

(5)	commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Interest or Cause of Action released under Article XIV of the Plan.

Any Entity injured by any willful violation of such injunction may seek actual damages and, in appropriate circumstances, may seek punitive damages from the willful violator.

14.2 Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of the Chapter 11 Cases.

ARTICLE XV
RETENTION OF JURISDICTION

15.1 Exclusive Jurisdiction of Bankruptcy Court. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Combined Disclosure Statement and Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a) allow, disallow, determine, subordinate, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest (whether filed before or after the Effective Date and whether or not Contingent, Disputed or unliquidated or for contribution, indemnification or reimbursement), including the compromise, settlement and resolution of any request for payment of any Claims or Interests, the resolution of any Objections to the allowance or priority of Claims or Interests and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim or Interest to the extent permitted under applicable law;

Exhibit A-77

(b) grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Combined Disclosure Statement and Plan, for periods ending on or before the Effective Date;

(c) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters, including, but not limited to, all Causes of Action, and consider and act upon the compromise and settlement of any Claim or Interest, or Cause of Action;

(d) determine and resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising there from;

(e) ensure that all Distributions to Holders of Allowed Claims under the Combined Disclosure Statement and Plan and the performance of the provisions of the Combined Disclosure Statement and Plan are accomplished as provided herein and resolve any issues relating to Distributions to Holders of Allowed Claims pursuant to the provisions of the Combined Disclosure Statement and Plan;

(f) construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with section 1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and Consummation of the Combined Disclosure Statement and Plan and all contracts, instruments, releases, other agreements or documents created in connection with the Combined Disclosure Statement and Plan, including, without limitation, the Plan Supplement and the Confirmation Order, for the maintenance of the integrity of the Combined Disclosure Statement and Plan in accordance with sections 524 and 1141 of the Bankruptcy Code following the occurrence of the Effective Date;

(g) determine and resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation, implementation or enforcement of the Combined Disclosure Statement and Plan (and all exhibits and schedules to the Plan) or the Confirmation Order, including the releases and injunction provisions set forth in and contemplated by the Combined Disclosure Statement and Plan or the Confirmation Order, or any entity’s rights arising under or obligations incurred in connection therewith;

(h) modify the Combined Disclosure Statement and Plan or the Confirmation Order before or after the Effective Date, pursuant to section 1127 of the Bankruptcy Code, as well as any contract, instrument, release, or other agreement or document created in connection with the Combined Disclosure Statement and Plan, or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Combined Disclosure Statement and Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Combined Disclosure Statement and Plan or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Combined Disclosure Statement and Plan, to the extent authorized by the Bankruptcy Code and the Combined Disclosure Statement and Plan;

Exhibit A-78

(i) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with Consummation, implementation or enforcement of the Combined Disclosure Statement and Plan or the Confirmation Order;

(j) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(k) determine any other matters that may arise in connection with or relating to the Combined Disclosure Statement and Plan, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the combined Disclosure Statement and Plan or the Confirmation Order;

(l) determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m) hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(n) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

(o) determine and resolve controversies related to the Estates, the Debtors, or the Litigation Trust from and after the Effective Date;

(p) hear and determine any other matter relating to the Combined Disclosure Statement and Plan; and

(q) enter a final decree closing any or all the Chapter 11 Cases.

provided, however, that if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or otherwise lacks jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Article XV of the Combined Disclosure Statement and Plan, the provisions of Article XV of the Combined Disclosure Statement and Plan shall have no effect on and shall not control, limit, or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

Exhibit A-79

ARTICLE XVI
MISCELLANEOUS PROVISIONS

16.1 Modification of the Combined Disclosure Statement and Plan. The Debtors may alter, amend, or modify the Combined Disclosure Statement and Plan or any exhibits or schedules hereto under section 1127(a) of the Bankruptcy Code at any time prior to or after the Confirmation Date but prior to the substantial Consummation of the Combined Disclosure Statement and Plan; provided, however, that any such alteration, amendment or modification does not materially and adversely affect the treatment of Holders of Claims or Interests under the Combined Disclosure Statement and Plan. Any Holder of a Claim that has accepted the Combined Disclosure Statement and Plan shall be deemed to have accepted the Combined Disclosure Statement and Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim of such Holder.

16.2 Revocation, Withdrawal, or Non-Confirmation of the Combined Disclosure Statement and Plan. The Debtors reserve the right to revoke or withdraw the Combined Disclosure Statement and Plan prior to the Confirmation Hearing. If the Plan is revoked or withdrawn prior to the Confirmation Hearing, or if the Combined Disclosure Statement and Plan is not confirmed by the Bankruptcy Court, then:

(a) the Combined Disclosure Statement and Plan shall be null and void in all respects, and

(b) nothing contained in the Combined Disclosure Statement and Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Entity, (ii) prejudice in any manner the rights of the Debtors or any other Entity, or (iii) constitute an admission of any sort by the Debtors or any other Entity.

16.3 Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Combined Disclosure Statement and Plan shall bind any Holder of a Claim against, or Interest in, the Debtors and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Combined Disclosure Statement and Plan and whether or not such Holder has accepted the Combined Disclosure Statement and Plan.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, the Plan Settlement is hereby settled and resolved. The Plan shall be deemed a motion to approve the Plan Settlement and good faith compromise and settlement of the Committee Challenge Rights pursuant to Bankruptcy Rule 9019, and entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Plan Settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that the Plan Settlement is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and all parties in interest.

16.4 SEC Matters. Notwithstanding any language to the contrary in the Combined Disclosure Statement and Plan and/or Confirmation Order, no provision shall (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceeding or investigations against any non-debtor person or non-debtor entity in any forum.

Exhibit A-80

16.5 Subordination Rights. The classification and manner of satisfying all Claims and the respective Distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims in each Class in connection with the contractual, legal and equitable subordination rights relating thereto, whether arising under contract, general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise. All subordination rights that a Holder of a Claim may have with respect to any Distribution to be made under the Combined Disclosure Statement and Plan shall be implemented through the Combined Disclosure Statement and Plan, and all actions by such Holder of a Claim related to the enforcement of such subordination rights shall be enjoined permanently. Subject to Section 9.12 hereof, the provisions of any contractual or structural subordination of Claims shall remain enforceable by the Litigation Trustee on behalf of the Estates after the occurrence of the Effective Date. Without limitation hereunder, the Litigation Trustee, on behalf of the Estates, may likewise enforce any right of the Debtors or the Estates to equitably or otherwise subordinate Claims under section 510 of the Bankruptcy Code, which rights are deemed transferred to, remain and are preserved in the Litigation Trust, except as otherwise expressly set forth herein or as expressly provided in a Final Order of the Bankruptcy Court in the Chapter 11 Cases.

16.6 Severability of Combined Disclosure Statement and Plan Provisions. If, prior to Confirmation, any term or provision of the Combined Disclosure Statement and Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Combined Disclosure Statement and Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Combined Disclosure Statement and Plan, as it may be altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

16.7 Payment of Statutory Fees; Filing of Quarterly Reports. All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code, together with the statutory rate of interest set forth in section 3717 of Title 31 of the U.S. Code to the extent applicable (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Debtors’ wind-down estates and the Litigation Trust shall be jointly and severally liable to pay any and all Quarterly Fees when due and payable. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11- MOR. After the Effective Date, the Debtors’ wind-down estates and Litigation Trust shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Notwithstanding anything called for in the Combined Disclosure Statement and Plan to the contrary, each and every one of the Debtors and the Litigation Trust, as applicable, shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee and make such reports until the earliest of any such Debtor case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Claim in the case and shall not be treated as providing any release under the Plan.

Exhibit A-81

16.8 Dissolution of the Committee. The Committee shall dissolve on the Effective Date and the members of such Committee shall be released and discharged from all further rights and duties arising from or related to the Chapter 11 Cases, except with respect to, and to the extent of any applications for Professional Fee Claims or expense reimbursements for members of such Committee. The Committee and its retained Professionals may also participate in any appeal pending as of the Effective Date or filed thereafter, the outcome of which could affect the treatment of prepetition creditors (including Holders of Allowed Priority Claims and 503(b)(9) Claims), including, but not limited to, any cases, controversies, suits or disputes arising in connection with the Consummation, interpretation, implementation or enforcement of the Combined Disclosure Statement and Plan or the Confirmation Order. The Professionals retained by the Committee shall not be entitled to assert any Administrative Claims nor shall they have an Allowed Administrative Claims for any services rendered or expenses incurred after the Effective Date except in respect of the preparation and prosecution of or any objection to any Filed fee application and participation in any appeals.

16.9 Exemption from Section 1146. Pursuant to section 1146(a) of the Bankruptcy Code, under the Combined Disclosure Statement and Plan, (i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors; or (ii) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Combined Disclosure Statement and Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Combined Disclosure Statement and Plan, shall not be taxed under any law imposing a stamp tax or similar tax. To the extent that the Debtors or Litigation Trustee elect to sell any property prior to or after the Confirmation Date, such sales of property will be exempt from any transfer taxes in accordance with section 1146(c) of the Bankruptcy Code. All subsequent issuances, transfers or exchanges of securities, or the subsequent making or delivery of any instrument of transfer by the Debtors in the Chapter 11 Cases shall be deemed to be or have been done in furtherance of the Combined Disclosure Statement and Plan.

16.10 Filing of Additional Documents. On or before the Effective Date, the Debtors may issue, execute, deliver, and File with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of the Plan.

16.11 Insurance. Confirmation of the Combined Disclosure Statement and Plan and the occurrence of the Effective Date shall have no effect on insurance policies of the Debtors in which the Debtors are or were insured parties. Each insurance company is prohibited from, and the Confirmation Order shall include an injunction against, denying, refusing, altering, or delaying coverage on any basis regarding or related to the Chapter 11 Cases, the Combined Disclosure Statement and Plan or any provision within the Combined Disclosure Statement and Plan, including the treatment or means of liquidation set out within the Combined Disclosure Statement and Plan for insured Claims.

16.12 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Combined Disclosure Statement and Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Entity.

Exhibit A-82

16.13 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws is applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the Combined Disclosure Statement and Plan, the construction, implementation and enforcement of the Combined Disclosure Statement and Plan and all rights and obligations arising under the Combined Disclosure Statement and Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law principles which would apply the law of a jurisdiction other than the State of Delaware or the United States of America.

16.14 Exhibits and Schedules. All exhibits and schedules annexed hereto, and all documents submitted in support hereof, are incorporated into and are a part of the Combined Disclosure Statement and Plan as if set forth in full herein. Holders of Claims and Interests may obtain copies of the Filed exhibits and schedules upon written request to the Debtors. Upon their Filing, the exhibits and schedules may be inspected in the Office of the Clerk of the Bankruptcy Court or its designee during normal business hours. The documents contained in the exhibits and schedules shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. To the extent any exhibit or schedule annexed hereto is inconsistent with the Combined Disclosure Statement and Plan, the contents of the Combined Disclosure Statement and Plan shall control.

16.15 Computation of Time. In computing any period of time prescribed or allowed by the Combined Disclosure Statement and Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

16.16 Reservation of Rights. The Filing of the Combined Disclosure Statement and Plan, any statement or provision contained in the Combined Disclosure Statement and Plan, or the taking of any action by the Debtors with respect to the Combined Disclosure Statement and Plan shall not be, and shall not be deemed to be, an admission or waiver of any rights of the Debtors with respect to the Holders of Claims and Interests.

Dated: March 13, 2024

	By:	/s/ John Faieta
	Name:	John Faieta
	Title:	Chief Financial Officer

Exhibit A-83

EXHIBIT A

Liquidation Analysis

[Filed at D.I. 245, Exhibit A]

Exhibit A-84

Exhibit B

Notice of Confirmation and Effective Date

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

Chapter 11
In re:
Case No. 22-11292 (JKS)
NEAR INTELLIGENCE, INC., et al.,[1]
(Jointly Administered)
Debtors.
Re: D.I. [●]

Administrative Claims Bar Date: [●], 2024 at 5:00 p.m. (ET)

Professional Fee Claims Bar Date: [●], 2024

Rejection Damages Bar Date: [●], 2024

NOTICE OF (I) EFFECTIVE DATE OF THIRD AMENDED COMBINED DISCLOSURE STATEMENT AND CHAPTER 11 PLAN OF LIQUIDATION OF NEAR INTELLIGENCE, INC. AND ITS AFFILIATED DEBTORS PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE AND (II) CERTAIN CLAIMS BAR DATES

PLEASE TAKE NOTICE THAT:

Entry of Confirmation Order. On [●], 2024, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered the Findings of Fact, Conclusions of Law, and Order Approving Adequacy of Disclosures on a Final Basis and Confirming the Third Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation of Near Intelligence, Inc. and Its Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code [D.I. [●]] (the “Confirmation Order”), pursuant to which the Bankruptcy Court approved and confirmed the Third Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation of Near Intelligence, Inc. and Its Affiliated Debtors, dated February 27, 2024 [D.I. 304] (the “Combined Disclosure Statement and Plan”).2

[1]	The Debtors in these chapter 11 cases, along with the last four digits of their federal tax identification numbers, to the extent applicable, are Near Intelligence, Inc. (7857), Near Intelligence LLC (7857), Near North America, Inc. (9078), and Near Intelligence Pte. Ltd. The Debtors’ headquarters is located at 100 W Walnut St., Suite A- 4, Pasadena, CA 91124.

[2]	Capitalized terms used but not defined herein are defined in the Combined Disclosure Statement and Plan or Confirmation Order, as applicable.

Effective Date. The Effective Date, as defined in the Combined Disclosure Statement and Plan, occurred on [●], 2024.

Administrative Claims Bar Date. Holders of Administrative Claims, other than: (i) Professional Fee Claims, (ii) an Administrative Claim that has been Allowed (including pursuant to the Final DIP Order) on or before the Effective Date, (iii) a 503(b)(9) Claim; (iv) any Claim, to the extent not previously paid, for the reasonable and documented out-of-pocket fees, expenses, costs and other charges incurred by the DIP Lenders or Prepetition Lenders, the Debtors’ payment of which is provided for in the Final DIP Order and this Combined Disclosure Statement and Plan, which Claim shall be Allowed on the Effective Date; (v) an Administrative Claim for an expense or liability incurred prior to the Effective Date in the ordinary course of business; (vi) an Administrative Claim on account of fees and expenses incurred on or after the Petition Date but before the Effective Date by ordinary course professionals retained by the Debtors pursuant to an order of the Bankruptcy Court; (vii) an Administrative Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after the Petition Date but before the Effective Date, but only to the extent that such Administrative Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses; (viii) U.S. Trustee Fees; or (ix) an Intercompany Claim, shall file with the Bankruptcy Court and serve on the Debtors, the Litigation Trustee, the Claims Agent and the U.S. Trustee requests for payment, in writing, together with supporting documents, substantially complying with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, so as to actually be received on or before 5:00 p.m. (EST) on [●], 2024.

As defined in the Combined Disclosure Statement and Plan, an “Administrative Claim” is any Claim for costs and expenses of administration of the Chapter 11 Cases allowed under sections 503(b), 507(a)(2), 507(b) or, if applicable, 1114(e)(2) of the Bankruptcy Code, including but not limited to: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (including, but not limited to, wages, salaries, commissions for services and payments for inventories, leased equipment and premises) and Claims by Governmental Units for taxes (including Claims related to taxes which accrued after the Petition Date, but excluding Claims related to taxes which accrued on or before the Petition Date); (b) Professional Fee Claims; (c) U.S. Trustee Fees; (d) any 503(b)(9) Claims; (e) Prepetition Loan Adequate Protection Claims; and (f) any Claims that have been designated “Administrative Claims” by Final Order of the Bankruptcy Court (including the Final DIP Order). FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE CLAIM TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE CLAIM BEING FOREVER BARRED AND RELEASED.

Professional Fee Claims Bar Date. All requests for compensation or payment of Professional Fee Claims incurred through and including the Effective Date must be filed with the Bankruptcy Court and served in accordance with the procedures prescribed by the Combined Disclosure Statement and Plan, the Confirmation Order, the Bankruptcy Rules, and other rules and orders of the Bankruptcy Court on or before [●], 2024. As defined by the Combined Disclosure Statement and Plan, a “Professional Fee Claim” is a Claim for all fees and expenses (including but not limited to, transaction fees and success fees) for services rendered by Professionals in connection with the Chapter 11 Cases from the Petition Date through and including the Effective Date. Objections to such Fee Claims, if any, must be filed and served no later than twenty (20) calendar days after the filing of such fee application or such other date as established by the Bankruptcy Court.

Exhibit B-2

Procedures Relating to Assumption and Rejection of Executory Contracts. Pursuant to Section 12 of the Combined Disclosure Statement and Plan, each Executory Contract not previously rejected, assumed, or assumed and assigned (including any Executory Contract assumed and assigned in connection with a Sale) shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract: (i) as of the Effective Date is subject to a pending motion to assume such Executory Contract; (ii) is a contract, release, or other agreement or document entered into in connection with the Combined Disclosure Statement and Plan; (iii) is a D&O Policy or an insurance policy; or (iv) is identified for assumption on the Assumption Schedule included in the Plan Supplement.

Rejection Damages Claim Bar Date. Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based on the rejection of the Debtors’ Executory Contracts pursuant to the Combined Disclosure Statement and Plan or otherwise, must be filed with Bankruptcy Court and served on the Litigation Trustee no later than thirty (30) days after the earlier of (i) notice of entry of an order approving the rejection of such Executory Contract and (ii) the occurrence of the Effective Date. Any Claims arising from the rejection of an Executory Contract not filed with the Bankruptcy Court within such time will be forever barred from assertion, and shall not be enforceable against the Debtors, the Litigation Trust, the Debtors’ Estates, or the property for any of the foregoing, and any Claim arising out of the rejection of the Executory Contract shall be deemed fully compromised, settled, and released, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts shall be classified as Class 4 General Unsecured Claims, except as otherwise provided by order of the Bankruptcy Court.

Class 4 General Unsecured Claims Election Option. The Combined Disclosure Statement and Plan provides that Holders of Allowed Class 4 General Unsecured Claims may elect to receive their Pro Rata Share of the Litigation Trust Proceeds on account of their Allowed Claims. If no such election is made, each Holder will receive, in full and final satisfaction of such Holder’s Allowed General Unsecured Claim, such Holder’s Pro Rata Share of the GUC Cash Pool. Within five (5) business days after a Class 4 General Unsecured Claim becomes an Allowed Claim under the Combined Disclosure Statement and Plan, the Debtors will serve a notice on each Holder of an Allowed Class 4 Claim with respect to such election option. Each Holder of an Allowed Class 4 General Unsecured Claim must make the election within thirty (30) days of such notice, which election may be made either via submission of an election form via U.S. Mail or by online submission through the Debtors’ claims agent’s website.

Copies of Plan Related Documents. Copies of the Confirmation Order and the Combined Disclosure Statement and Plan, together with all pleadings and orders of the Bankruptcy Court in the above-captioned Chapter 11 Cases, are publicly available by accessing the Bankruptcy Court’s website, http://www.deb.uscourts.gov, for a nominal charge (a PACER account is required), or by accessing Kroll’s website, https://cases.ra.kroll.com/near/Home-DocketInfo, free of charge.

Binding Effect of Combined Disclosure Statement and Plan and Confirmation Order. The provisions of the Combined Disclosure Statement and Plan and the Confirmation Order shall be binding and inure to the benefit of the Debtors, the Litigation Trustee, the Released Parties, all present and former holders of Claims and Interests, and their respective successors and assigns. Except as expressly provided in the Combined Disclosure Statement and Plan, all agreements, instruments and other documents filed in connection with the Combined Disclosure Statement and Plan shall be given full force and effect, and shall bind all parties referred to therein as of the Effective Date, whether or not such agreements are actually issued, delivered, or recorded on the Effective Date or thereafter and whether or not a party has actually executed such agreement. Effective as of and subject to the occurrence of the Effective Date and subject to the terms of the Combined Disclosure Statement and Plan and the Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before the Court as of the Effective Date that ultimately are granted shall be binding upon and shall inure to the benefit of the Debtors, the Litigation Trustee, and their respective successors and assigns.

Exhibit B-3

Dated: March [●], 2024
Wilmington, Delaware

YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/ DRAFT
Edmon L. Morton (No. 3856) Matthew B. Lunn (No. 4119) Shane M. Reil (No. 6195)
Carol E. Cox (No. 6936) Rodney Square
1000 North King Street Wilmington, Delaware 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253 emorton@ycst.com mlunn@ycst.com sreil@ycst.com ccox@ycst.com

-and-

WILLKIE FARR & GALLAGHER LLP
Rachel C. Strickland (admitted pro hac vice) Andrew S. Mordkoff (admitted pro hac vice) Joseph R. Brandt (admitted pro hac vice) 787 Seventh Avenue
New York, New York 10019 Telephone: (212) 728-8000
Facsimile: (212) 728-8111 rstrickland@willkie.com amordkoff@willkie.com jbrandt@willkie.com

Co-Counsel to the Debtors and Debtors in Possession

Exhibit B-4